EXECUTION VERSION

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                          AGREEMENT AND PLAN OF MERGER


                           Dated as of June 20, 2004,


                                  by and among


                           SIMON PROPERTY GROUP, INC.,


                           SIMON PROPERTY GROUP, L.P.,


                            SIMON ACQUISITION I, LLC,


                           SIMON ACQUISITION II, LLC,


                          CHELSEA PROPERTY GROUP, INC.


                                       and


                               CPG PARTNERS, L.P.




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                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I.    The Mergers......................................................2

   SECTION 1.01.  The Mergers..................................................2
   SECTION 1.02.  Closings.....................................................3
   SECTION 1.03.  Effective Times..............................................3
   SECTION 1.04.  Legal Effects of Mergers.....................................4
   SECTION 1.05.  Effect of the REIT Merger on the Organizational Documents
                  and Management of the Company................................4
   SECTION 1.06.  Effect of the OP Merger on the Company L.P.
                  Partnership Agreement........................................4
   SECTION 1.07.  Effect of REIT Merger on Capital Stock.......................4
   SECTION 1.08.  Company Options..............................................6
   SECTION 1.09.  Effect of OP Merger on Interests of Constituent Entities.....8
   SECTION 1.10.  Structure...................................................10

ARTICLE II.   Exchange of Securities..........................................10

   SECTION 2.01.  Exchange Fund...............................................10
   SECTION 2.02.  Exchange Procedures.........................................10
   SECTION 2.03.  Distributions with Respect to Unexchanged Securities........12
   SECTION 2.04.  No Further Ownership Rights in Company Common Stock,
                  Company Series A Preferred Stock and Company Common Units...13
   SECTION 2.05.  No Fractional Shares........................................13
   SECTION 2.06.  Termination of Exchange Fund................................14
   SECTION 2.07.  No Liability................................................14
   SECTION 2.08.  Investment of the Exchange Fund.............................14
   SECTION 2.09.  Lost Certificates...........................................14
   SECTION 2.10.  Withholding Rights..........................................15
   SECTION 2.11.  Further Assurances..........................................15
   SECTION 2.12.  Stock Transfer Books........................................16

ARTICLE III.  Representations and Warranties of the Company and Company L.P...16

   SECTION 3.01.  Organization, Standing and Corporate Power of the Company...16
   SECTION 3.02.  Company Subsidiaries........................................17
   SECTION 3.03.  Authority; No Violations; Consents and Approval.............18
   SECTION 3.04.  Capital Structure...........................................20
   SECTION 3.05.  Vote Required...............................................23
   SECTION 3.06.  SEC Documents...............................................23
   SECTION 3.07.  Absence of Certain Changes or Events........................24
   SECTION 3.08.  Environmental Matters.......................................25
   SECTION 3.09.  Properties..................................................27
   SECTION 3.10.  No Undisclosed Material Liabilities.........................31
   SECTION 3.11.  No Default..................................................31
   SECTION 3.12.  Compliance with Applicable Laws.............................31
   SECTION 3.13.  Litigation..................................................32
   SECTION 3.14.  Taxes.......................................................32
   SECTION 3.15.  Pension and Benefit Plans; ERISA............................34
   SECTION 3.16.  Labor and Employment Matters................................37
   SECTION 3.17.  Contracts...................................................38
   SECTION 3.18.  Intellectual Property.......................................39
   SECTION 3.19.  Insurance...................................................40
   SECTION 3.20.  Brokers.....................................................40
   SECTION 3.21.  Related Party Transactions..................................40
   SECTION 3.22.  Opinion of Financial Advisor................................40
   SECTION 3.23.  Investment Company Act of 1940..............................40
   SECTION 3.24.  Board Recommendation; Required Vote.........................40
   SECTION 3.25.  Inapplicability of Takeover Statutes, Rights Agreement
                  and Certain Charter and By-law Provisions...................41
   SECTION 3.26.  Vote Required...............................................41
   SECTION 3.27.  Information Supplied........................................41

ARTICLE IV.   Representations and Warranties of Parent, Parent L.P., Merger
              Sub and L.P. Merger Sub.........................................42

   SECTION 4.01.  Organization, Standing and Power............................42
   SECTION 4.02.  Authority; No Violations; Consents and Approvals............43
   SECTION 4.03.  Available Funds.............................................44
   SECTION 4.04.  Brokers.....................................................44
   SECTION 4.05.  Capital Structure...........................................45
   SECTION 4.06.  SEC Documents...............................................47
   SECTION 4.07.  No Undisclosed Material Liabilities.........................48
   SECTION 4.08.  Information Supplied........................................48
   SECTION 4.09.  Vote Required...............................................49
   SECTION 4.10.  Merger Sub..................................................49
   SECTION 4.11.  Taxes.......................................................49
   SECTION 4.12.  Absence of Certain Changes or Events........................49

ARTICLE V.    Covenants Relating to Conduct of Business.......................49

   SECTION 5.01.  Conduct of Business by the Company..........................49
   SECTION 5.02.  Conduct of Business by Parent...............................55
   SECTION 5.03.  Control of Other Party's Business...........................56

ARTICLE VI.   Additional Agreements...........................................56

   SECTION 6.01.  Preparation of the Proxy Statement; Company Stockholders
                  Meeting.....................................................56
   SECTION 6.02.  Access to Information.......................................58
   SECTION 6.03.  Reasonable Best Efforts; Notification.......................59
   SECTION 6.04.  No Solicitation.............................................60
   SECTION 6.05.  Benefit Plans...............................................62
   SECTION 6.06.  Indemnification.............................................64
   SECTION 6.07.  Public Announcements........................................65
   SECTION 6.08.  Transfer Taxes..............................................65
   SECTION 6.09.  Listing of Shares...........................................65
   SECTION 6.10.  Affiliate Letter............................................65
   SECTION 6.11.  Coordination of Dividends...................................65
   SECTION 6.12.  Section 16(b)...............................................66
   SECTION 6.13.  Redemption of Certain Securities............................67
   SECTION 6.14.  Company Indebtedness........................................67
   SECTION 6.15.  Registration Rights.........................................67
   SECTION 6.16.  Business Division...........................................68
   SECTION 6.17.  Parent Board of Directors...................................68

ARTICLE VII.  Conditions Precedent............................................68

   SECTION 7.01.  Conditions to Each Party's Obligation to Effect the
                  REIT Merger.................................................68
   SECTION 7.02.  Conditions to Obligations of Parent and Merger Sub..........68
   SECTION 7.03.  Conditions to Obligation of the Company.....................69

ARTICLE VIII. Termination, Amendment and Waiver...............................70

   SECTION 8.01.  Termination.................................................70
   SECTION 8.02.  Effect of Termination.......................................71
   SECTION 8.03.  Fees and Expenses...........................................72
   SECTION 8.04.  Amendment...................................................74
   SECTION 8.05.  Extension; Waiver...........................................74

ARTICLE IX.   General Provisions..............................................74

   SECTION 9.01.  Nonsurvival of Representations and Warranties...............74
   SECTION 9.02.  Notices.....................................................74
   SECTION 9.03.  Definitions.................................................75
   SECTION 9.04.  Interpretation..............................................87
   SECTION 9.05.  Severability................................................87
   SECTION 9.06.  Counterparts................................................88
   SECTION 9.07.  Entire Agreement; No Third-Party Beneficiaries..............88
   SECTION 9.08.  Governing Law...............................................88
   SECTION 9.09.  Assignment..................................................88
   SECTION 9.10.  Enforcement.................................................88

SCHEDULES AND EXHIBITS

Schedule I     -      Principal Company Limited Partners

Exhibit A      -       Form of Voting Agreement
Exhibit B      -       Put Agreement
Exhibit C      -       Employment Agreements
Exhibit D      -       Form of Tax Protection Agreement
Exhibit E      -       Terms of Parent 6% Preferred Stock

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     AGREEMENT AND PLAN OF MERGER, dated as of June 20, 2004 (this "AGREEMENT"), among Simon Property Group, Inc., a Delaware corporation ("PARENT"), Simon Property Group, L.P., a Delaware limited partnership ("PARENT L.P."), Simon Acquisition I, LLC, a Maryland limited liability company ("MERGER SUB") and a wholly owned Subsidiary of Parent L.P., Simon Acquisition II, LLC a Delaware limited liability company ("L.P. MERGER SUB") and an indirect wholly owned Subsidiary of Parent L.P., Chelsea Property Group, Inc., a Maryland corporation (the "COMPANY"), and CPG Partners, L.P., a Delaware limited partnership
("COMPANY L.P.").

                                R E C I T A L S :

     WHEREAS, the board of directors of the Company (the "COMPANY BOARD") has approved and declared this Agreement advisable and fair to, and in the best interests of, the Company and its stockholders and desires to provide herein, in accordance with the Maryland General Corporation Law (the "MGCL") and the Maryland Limited Liability Company Act (the "MLLCA"), for the merger (the "REIT MERGER") of Merger Sub with and into the Company, with the Company to be the surviving entity, on the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $.01 per share, of the Company ("COMPANY COMMON STOCK") (except for shares held by Parent, Merger Sub, the Company or any of their respective direct or indirect wholly owned Subsidiaries) shall be converted into the right to receive the REIT Merger Consideration and each issued and outstanding share of Company Series A Preferred Stock (except for shares held by Parent, Merger Sub, the Company or any of their respective direct or indirect wholly owned Subsidiaries) shall be converted into the right to receive Parent 8-3/8% Preferred Stock;

     WHEREAS, the Company, as general partner of Company L.P., has approved and declared this Agreement advisable and fair to, and in the best interests of, Company L.P. and its partners and desires to provide herein, in accordance with the Delaware Revised Uniform Limited Partnership Act ("DRULPA") and the Delaware Limited Liability Company Act ("DLLCA"), for the merger (the "OP MERGER") of L.P. Merger Sub with and into Company L.P. immediately following the REIT Merger, with Company L.P. to be the surviving entity, on the terms and subject to the conditions set forth in this Agreement, whereby each Company L.P. Unit owned by the limited partners of Company L.P. (except for Company Common Units held by Parent, Parent L.P., L.P. Merger Sub, the Company, Company L.P. or any of their respective direct or indirect wholly owned Subsidiaries (other than as set forth in Section 1.09(a)(iv)) and for Company L.P. Series B Preferred Units, which shall, unless otherwise agreed by Parent, the Company and the holders of such Company L.P. Series B Preferred Units, be redeemed for cash prior to the OP Merger in accordance with Section 6.13) shall be converted automatically into the right to receive the OP Merger Consideration;

     WHEREAS, simultaneously with the execution and delivery of this Agreement, Parent, Parent L.P. and certain limited partners of Company L.P. set forth in
Schedule I hereto (the "PRINCIPAL COMPANY LIMITED PARTNERS") have entered into voting agreements in the form of EXHIBIT A attached hereto (the "VOTING AGREEMENTS" and, together with this Agreement, the "TRANSACTION DOCUMENTS") pursuant to which Parent, Parent L.P. and the Principal Company Limited Partners have agreed to take specified actions in furtherance of the REIT Merger and the OP Merger;

     WHEREAS, simultaneously with the execution and delivery of this Agreement, Parent and the Company have entered into a put agreement (the "PUT AGREEMENT") providing that upon termination of this Agreement for reasons specified herein, certain Affiliates of Parent shall have the right to put to certain Affiliates of the Company the interests of such Affiliates of Parent in certain joint ventures, pursuant to the terms and conditions of the Put Agreement, which Put Agreement is attached as EXHIBIT B hereto;

     WHEREAS, simultaneously with the execution and delivery of this Agreement, the Company and certain current officers of the Company have entered into several employment agreements, each of which is conditional upon Closing and is attached as EXHIBIT C hereto;

     WHEREAS, at the Closing, Parent, Parent L.P. and Company L.P. shall enter into a tax protection agreement in the form attached as EXHIBIT D hereto (the "TAX PROTECTION AGREEMENT"); and

     WHEREAS Parent, Parent L.P., Merger Sub, L.P. Merger Sub, the Company and Company L.P. desire to make certain representations, warranties, covenants and agreements in connection with the REIT Merger and the OP Merger and also to prescribe various conditions to the REIT Merger and the OP Merger.

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGERS

     SECTION 1.01. THE MERGERS.

     (a) REIT MERGER. On the terms and subject to the conditions set forth in this Agreement, at the REIT Effective Time, Merger Sub shall be merged with and into the Company. At the REIT Effective Time, the separate existence of Merger Sub shall cease and the Company shall continue as the surviving company (the "SURVIVING COMPANY") and a wholly owned Subsidiary of Parent L.P. The parties hereto intend the REIT Merger to be a taxable purchase of the Company Common Stock.

     (b) OP MERGER. On the terms and subject to the conditions set forth in this Agreement, immediately following the REIT Merger, L.P. Merger Sub shall be merged with and into Company L.P. At such time, the separate existence of L.P. Merger Sub shall cease and Company L.P. shall continue as the surviving partnership (the "SURVIVING L.P."). The REIT Merger, the OP Merger and the other transactions contemplated by the Transaction Documents are referred to in this Agreement collectively as the "TRANSACTIONS." It is intended that, after the REIT Merger, the Surviving Company will be liquidated pursuant to a plan of liquidation. The OP Merger, in combination with the intended liquidation of the Surviving Company and any Company Common Unit Exchange, are intended to be a contribution of Company Common Units to Parent L.P. governed by Section 721(a) of the Code.

     SECTION 1.02. CLOSINGS. The closing (the "REIT CLOSING") of the REIT Merger shall take place at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019 at 10:00 a.m. on the second business day following the satisfaction (or, to the extent permitted by Law, waiver by the party or parties entitled to the benefits thereof) of the conditions set forth in Article VII, unless this Agreement has been earlier terminated in accordance with its terms, or at such other place, time and date as shall be agreed in writing between Parent and the Company. The closing of the OP Merger (the "OP CLOSING" and, together with the REIT Closing, the "CLOSING") shall take place immediately after the effectiveness of the REIT Merger at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019. The date on which the Closing occurs is referred to in this Agreement as the "CLOSING DATE." If the REIT Closing and the OP Closing occur on different dates, then the term "Closing Date" shall mean, with respect to the REIT Merger, the date on which the REIT Closing occurs and, with respect to the OP Merger, the date on which the OP Closing occurs.

     SECTION 1.03. EFFECTIVE TIMES.

     (a) Prior to the REIT Closing, Parent, Merger Sub and the Company shall prepare, and, on the Closing Date, the Company shall file with the State Department of Assessments and Taxation of Maryland, articles of merger and/or such other appropriate documents (the "ARTICLES OF MERGER") executed in accordance with the applicable provisions of the MGCL and the MLLCA and shall make all other filings or recordings required under the MGCL and the MLLCA to effect the REIT Merger. The REIT Merger shall become effective at such time as the Articles of Merger are accepted for record by the State Department of Assessments and Taxation of Maryland, or at such later time as Parent and the Company shall agree and specify in the Articles of Merger (the time at which the REIT Merger becomes effective being the "REIT EFFECTIVE TIME").

     (b) Prior to the OP Closing, Parent L.P., L.P. Merger Sub and Company L.P. shall prepare, and, immediately after the REIT Effective Time or as soon thereafter as reasonably practicable, Company L.P. shall file with the Secretary of State of the State of Delaware, a certificate of merger and/or such other appropriate documents (the "OP MERGER CERTIFICATE") executed in accordance with the applicable provisions of the DRULPA and the DLLCA and shall make all other filings or recordings required under the DRULPA and the DLLCA to effect the OP Merger. The OP Merger shall become effective at such time as the OP Merger Certificate is duly filed with the office of the Secretary of State of the State of Delaware, or at such later time as Parent L.P. and Company L.P. shall agree and specify in the OP Merger Certificate (the time at which the OP Merger becomes effective being the "OP EFFECTIVE TIME" and, together with the REIT Effective Time, the "EFFECTIVE TIME").

     SECTION 1.04. LEGAL EFFECTS OF MERGERS. The REIT Merger shall have the effects set forth in Section 3-114 of the MGCL and Section 4A-709 of the MLLCA. The OP Merger shall have the effects set forth in Section 17-211 of the DRULPA and Section 18-209 of the DLLCA.

     SECTION 1.05. EFFECT OF THE REIT MERGER ON THE ORGANIZATIONAL DOCUMENTS AND MANAGEMENT OF THE COMPANY.

     (a) ORGANIZATIONAL DOCUMENTS. The charter of the Company shall be amended and restated at and as of the REIT Effective Time in accordance with the instructions of Parent (and subject to the prior consent of the Company, which consent shall not be unreasonably withheld) and, as so amended, such charter shall be the charter of the Surviving Company until thereafter changed or amended as provided therein or by applicable Law. The by-laws of the Company shall be amended and restated at and as of the REIT Effective Time in accordance with the instructions of Parent (and subject to the prior consent of the Company, which consent shall not be unreasonably withheld) and, as so amended, such by-laws shall be the by-laws of the Surviving Company until thereafter changed or amended as provided therein or by applicable Law.

     (b) MANAGEMENT. The officers of the Company as of the REIT Effective Time shall be the officers of the Surviving Company, until the earlier of their resignation or removal or otherwise ceasing to be an officer or until their respective successors are duly elected and qualified, as the case may be. The directors of the Company immediately prior to the REIT Effective Time shall submit their resignations to be effective as of the REIT Effective Time. The individuals designated by Parent no later than three business days prior to the REIT Closing shall, as of the REIT Effective Time, be the directors of the Surviving Company until the earlier of their resignation or removal or otherwise ceasing to be a director or until their respective successors are duly elected and qualified.

     SECTION 1.06. EFFECT OF THE OP MERGER ON THE COMPANY L.P. PARTNERSHIP AGREEMENT. The Company L.P. Partnership Agreement shall be amended and restated as of the effectiveness of the OP Merger in accordance with the instructions of Parent (and subject to the prior consent of Company L.P., which consent shall not be unreasonably withheld) and, as so amended, shall be the Agreement of Limited Partnership of the Surviving L.P. until thereafter changed or amended as provided therein or by applicable Law.

     SECTION 1.07. EFFECT OF REIT MERGER ON CAPITAL STOCK.

     (a) Each share of Company Common Stock issued and outstanding immediately prior to the REIT Effective Time (other than shares of Company Common Stock owned or held by Parent, Merger Sub, the Company or any of their respective direct or indirect wholly owned Subsidiaries, all of which shall be canceled as provided in Section 1.07(e)) shall be converted into the right to receive (i) $36.00 in cash (the "BASE CASH CONSIDERATION" and, as the same may be adjusted pursuant to the proviso of the last sentence of this Section 1.07, the "CASH CONSIDERATION"), (ii) a fraction of a fully paid and nonassessable share of Parent Common Stock equal to the Common Exchange Ratio (which Common Exchange Ratio is subject to adjustment as set forth below), subject to Section 2.05 with respect to fractional shares, and (iii) a fraction of a fully paid and nonassessable share of 6% Preferred Stock of Parent having the terms set forth in EXHIBIT E hereto (and to be created prior to the REIT Effective Time by the filing of a certificate of designation in form and substance (as to those terms not set forth in EXHIBIT E hereto) reasonably satisfactory to the Company) ("PARENT 6% PREFERRED STOCK") equal to the Preferred Exchange Ratio, subject to
Section 2.05 with respect to fractional shares (collectively, the "REIT MERGER CONSIDERATION"). For purposes of this Agreement, the "COMMON EXCHANGE RATIO" means 0.2936 and the "PREFERRED EXCHANGE RATIO" means 0.3000, each appropriately adjusted for any stock splits, reverse stock splits, stock dividends, recapitalizations or other similar transactions; PROVIDED, HOWEVER, that (i) in the event that the average of ten randomly selected (in a manner reasonably acceptable to Parent and the Company) closing prices of Parent Common Stock on the NYSE during the period of the 30 most recent trading days ending on the fifth business day prior to the Closing Date (the "CLOSING DATE MARKET PRICE") is greater than $58.75 (the "UPPER LIMIT PRICE"), then the Common Exchange Ratio shall be adjusted to equal 0.2936 multiplied by a fraction, the numerator of which is the Upper Limit Price, and the denominator of which is the Closing Date Market Price, and (ii) in the event that the Closing Date Market Price is less than $43.43 (the "LOWER LIMIT PRICE"), then the Base Cash Consideration shall be increased by an amount equal to the product of (x) an amount equal to (1) 0.2936 multiplied by a fraction, the numerator of which is the Lower Limit Price, and the denominator of which is the Closing Date Market Price less (2) the Common Exchange Ratio multiplied by (y) the Closing Date Market Price, rounded to the nearest cent.

     (b) Each share of 8-3/8% Series A Cumulative Redeemable Preferred Stock of the Company (the "COMPANY SERIES A PREFERRED STOCK") issued and outstanding immediately prior to the REIT Effective Time (other than shares of Company Series A Preferred Stock owned or held by Parent, Merger Sub, the Company or any of their respective direct or indirect wholly owned Subsidiaries, all of which shall be canceled as provided in Section 1.07(e)), shall be converted into the right to receive one fully paid and nonassessable share of Parent 8-3/8% cumulative redeemable preferred stock (the "PARENT 8-3/8% PREFERRED STOCK"). Immediately prior to the REIT Effective Time, the articles of incorporation of Parent shall be amended in accordance with Delaware law in order to create the Parent 8-3/8% Preferred Stock, which will have the same terms and rights as the Company Series A Preferred Stock, including with respect to distribution and rights upon liquidation, dissolution or winding up, and shall be pari passu with all Parent Preferred Stock at the Closing Date as to distributions and rights upon liquidation, dissolution or winding up.

     (c) Any outstanding shares of 9% Series B Cumulative Redeemable Preferred Stock of the Company ("COMPANY SERIES B PREFERRED STOCK") shall be redeemed prior to the REIT Effective Time in accordance with the Charter so that no shares of Company Series B Preferred Stock shall be outstanding at the REIT Effective Time, and any security issued in connection with the redemption of the Company Series B Preferred Stock shall be redeemed for cash prior to the REIT Effective Time.

     (d) As a result of the REIT Merger and without any action on the part of the holders thereof, at the REIT Effective Time, all shares of Company Common Stock and Company Series A Preferred Stock (other than shares referred to in Sections 1.07(e)) shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate which immediately prior to the REIT Effective Time represented any such shares (a "CERTIFICATE") shall thereafter cease to have any rights with respect to such shares of Company Common Stock or Company Series A Preferred Stock (as the case may be), except (i) the right to receive the REIT Merger Consideration or Parent 8-3/8% Preferred Stock, as the case may be, (ii) any cash in lieu of fractional shares of Parent Common Stock and/or Parent 6% Preferred Stock to be issued or paid in consideration for shares of Company Common Stock, and (iii) any dividends or other distributions to which holders become entitled, all in accordance with Article II upon the surrender of such Certificate.

     (e) Each share of Company Common Stock and Company Series A Preferred Stock issued and owned or held by Parent, Merger Sub, the Company or any of their respective direct or indirect wholly owned Subsidiaries at the REIT Effective Time shall, by virtue of the REIT Merger, cease to be outstanding and shall be canceled and retired and shall cease to exist and no REIT Merger Consideration or other consideration shall be delivered in exchange therefor.

     (f) Each membership interest of Merger Sub shall be converted into one share of common stock of the Surviving Company in the REIT Merger and such shares shall constitute the only outstanding equity interests of the Surviving Company at the REIT Effective Time. All membership interests in Merger Sub so converted shall cease to be outstanding and shall be canceled and retired and shall cease to exist.

     (g) If prior to the REIT Effective Time, Parent or the Company, as the case may be, should split, combine or otherwise reclassify the Parent Common Stock or the Company Common Stock, or pay a stock dividend or other stock distribution in Parent Common Stock or Company Common Stock, as applicable, or otherwise change the Parent Common Stock or Company Common Stock into any other securities, or make any other such stock dividend or distribution in capital stock of Parent or the Company in respect of the Parent Common Stock or the Company Common Stock, respectively, then any number or amount contained herein which is based upon the price of the Parent Common Stock or the number of shares of Company Common Stock or Parent Common Stock, as the case may be (including but not limited to the Cash Consideration, the Common Exchange Ratio and the Preferred Exchange Ratio), will be appropriately adjusted to reflect such split, combination, dividend or other distribution or change.

     SECTION 1.08. COMPANY OPTIONS.

     (a) Except as otherwise set forth in Section 1.08(c), the Company shall take all actions necessary and appropriate to provide that at the REIT Effective Time, each outstanding and unexercised option to purchase shares of Company Common Stock granted under any of the Company Option Plans or otherwise (each, a "COMPANY OPTION"), whether or not exercisable or vested, shall be converted into an option to purchase Parent Common Stock (each, a "NEW PARENT OPTION"), on the same terms and conditions as were applicable under the Company Option (but taking into account any changes thereto, including the acceleration thereof, provided for in, or required or permitted by, the Company Option Plans, any award agreement or other agreement set forth on the Company Disclosure Letter or such option grant by reason of this Agreement and the transactions contemplated hereby). Each New Parent Option shall be exercisable for a number of shares of Parent Common Stock equal to (i) the number of shares of Company Common Stock subject to the Company Option to which such New Parent option relates, multiplied by (ii) the Option Exchange Ratio, rounded to the nearest share. The per share exercise price of each New Parent Option shall equal (A) the per share exercise price of the Company Option to which such New Parent Option relates, divided by (B) the Option Exchange Ratio, rounded to the nearest one-hundredth of a cent. For this purpose, the "OPTION EXCHANGE RATIO" shall be equal to a fraction, the numerator of which is the per share dollar value of the REIT Merger Consideration on the Closing Date, and the denominator of which is the closing price of a share of Parent Common Stock quoted on the New York Stock Exchange (the "NYSE") on the Closing Date; PROVIDED, HOWEVER, that in the case of any Company Option to which Section 421 of the Code as of the REIT Effective Time (after taking into account the effect of any accelerated vesting thereof) applies by reason of its qualification under Section 422 of the Code, the exercise price, the number of shares subject to such option and the terms and conditions of exercise of such option shall be determined in a manner consistent with the requirements of Section 424(a) of the Code.

     (b) Subject to Section 1.08(c) and the terms of the Company Option Plans and applicable Laws, the Company and Parent shall take all actions necessary and appropriate to cause the Company Option Plans to be assumed by Parent at the REIT Effective Time, and ensure that no holder of Company Options or other awards under such plans or programs will have any right to acquire any interest in the Surviving Company, as a result of the exercise of Company Options or other awards or rights pursuant to such Company Option Plans. As of the REIT Effective Time, Parent shall assume the obligations of the Company under the Company Option Plans, and from and after the REIT Effective Time, except as otherwise set forth herein, the terms of each Company Option and the Company Option Plan under which such Company Option was initially granted, in each case, as in effect immediately prior to the REIT Effective Time, shall continue to apply to the corresponding New Parent Option.

     (c) Prior to the REIT Effective Time and subject to the terms of the Company Option Plans, the Company shall take all actions necessary and appropriate to allow each holder of a Company Option (whether or not exercisable or vested) to elect, in lieu of the treatment provided in Section 1.08(a), to convert each Company Option so held into the right to receive an amount of cash at the REIT Effective Time equal to the product of (i) the excess, if any, of the per share dollar value of the REIT Merger Consideration on the Closing Date over the per share exercise price of such Company Option and (ii) the number of shares of Company Common Stock subject to such Company Option (such payment to be net of all applicable withholding taxes). The Company shall notify Parent not later than five days prior to the REIT Effective Time of the number of Company Options for which the treatment provided in this Section 1.08(c) has been elected and the total amount of cash payable pursuant to such elections.

     (d) Prior to the REIT Effective Time, the Company shall take all necessary action for the adjustment of the Company Options under this Section 1.08. Parent shall reserve for issuance a number of shares of Parent Common Stock at least equal to the number of shares of Parent Common Stock that will be subject to the Company Options. As soon as practicable following the REIT Effective Time, Parent shall file a registration statement on Form S-8 (or any successor, or if Form S-8 is not available, other appropriate, forms) with respect to the shares of Parent Common Stock subject to the Company Options and shall maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

     SECTION 1.09. EFFECT OF OP MERGER ON INTERESTS OF CONSTITUENT ENTITIES.

     (a) As of the OP Effective Time, without any further action on the part of any holder of Company L.P. Units or any other party hereto:

          (i) The Company GP Units shall be converted into a general partnership interest in the Surviving L.P. representing a percentage of the partnership interests therein equal to 99.99% less the Exchange Percentage, entitling the holder thereof to such rights, duties and obligations as are more fully set forth in the Agreement of Limited Partnership of the Surviving L.P. All Company GP Units so converted shall cease to be outstanding and shall be canceled and retired and shall cease to exist;

          (ii) Each Company Common Unit (other than any Company Common Units held by Parent, Parent L.P., L.P. Merger Sub, the Company, Company L.P. or any of their respective direct or indirect wholly owned Subsidiaries which (other than as set forth in Section 1.09(a)(iv)) shall, by virtue of the OP Merger, cease to be outstanding and shall be canceled and retired and no OP Merger Consideration or other consideration shall be delivered in exchange therefor) held by the limited partners of Company L.P. immediately prior to the effectiveness of the OP Merger shall be converted into the right to receive (i) a fraction of a Parent L.P. Common Interest equal to the Common Interest Exchange Ratio and (ii) a fraction of a Parent L.P. Preferred Interest equal to the Preferred Interest Exchange Ratio (collectively, the "OP MERGER CONSIDERATION"). For purposes of this Agreement, the "COMMON INTEREST EXCHANGE RATIO" means 0.6459 and the "PREFERRED INTEREST EXCHANGE RATIO" means 0.6600, each appropriately adjusted for any stock splits, reverse stock splits, stock dividends, recapitalizations or other similar transactions; PROVIDED, HOWEVER, that (i) in the event that the Closing Date Market Price is greater than the Upper Limit Price, then the Common Interest Exchange Ratio shall be adjusted to equal 0.6459 multiplied by a fraction, the numerator of which is the Upper Limit Price, and the denominator of which is the Closing Date Market Price, and (ii) in the event that the Closing Date Market Price is less than the Lower Limit Price, then the Common Interest Exchange Ratio shall be adjusted to equal
     0.6459 multiplied by a fraction, the numerator of which is the Lower Limit Price, and the denominator of which is the Closing Date Market Price. As a result of the OP Merger and without any action on the part of the holders thereof, at the OP Effective Time, all Company Common Units shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of Company Common Units shall thereafter cease to have any rights with respect to such Company Common Units, except the right to receive the OP Merger Consideration and any dividends or other distributions to which such holder becomes entitled in accordance with
     Article II upon the exchange of such Company Common Unit;

          (iii) The limited liability company interests in L.P. Merger Sub outstanding immediately prior to the effectiveness of the OP Merger shall be converted into a limited partnership interest in the Surviving L.P. representing 0.01% of the partnership interests therein, entitling Simon Acquisition Holdings II, LLC to such rights, duties and obligations as are more fully set forth in the Agreement of Limited Partnership of the Surviving L.P. All limited liability company interests in L.P. Merger Sub so converted shall cease to be outstanding and shall be canceled and retired and shall cease to exist; and

          (iv) Each Company Common Unit held by Parent L.P. at the OP Effective Time as a result of any Company Common Unit Exchange shall be converted into a limited partnership interest in the Surviving L.P. in a percentage equal to the Exchange Percentage, entitling Parent L.P. to such rights, duties and obligations as are more fully set forth in the Agreement of Limited Partnership of the Surviving L.P. All Company Common Units so converted shall cease to be outstanding and shall be canceled and retired and shall cease to exist.

     (b) Each Company L.P. Series A Preferred Unit issued and outstanding shall, by virtue of the OP Merger, cease to be outstanding and shall be canceled and retired and no OP Merger Consideration or other consideration shall be delivered in exchange therefor.

     (c) Any outstanding shares of Company L.P. Series B Preferred Units shall be redeemed prior to the OP Effective Time in accordance with the Company L.P. Partnership Agreement so that no Company L.P. Series B Preferred Units shall be outstanding at the OP Effective Time, and any security issued in connection with the redemption of the Company L.P. Series B Preferred Units shall be redeemed for cash prior to the OP Effective Time.

     (d) If prior to the OP Effective Time, Parent L.P. or Company L.P., as the case may be, should split, combine or otherwise reclassify the Parent Common Units or the Company L.P. Units, or pay a non-cash dividend or other non-cash distribution in Parent Common Units, Parent Preferred Units or Company L.P. Units, as applicable, or make any other such non-cash dividend or non-cash distribution in interests of Parent L.P. or Company L.P. in respect of the Parent Common Units or the Company L.P. Units, respectively, then any number or amount contained herein which is based upon the number of Parent Common Units or Company L.P. Units, as the case may be (including but not limited to the OP Merger Consideration), will be appropriately adjusted to reflect such split, combination, dividend or other distribution or change.

     (e) Prior to the OP Effective Time, the Parent L.P. Partnership Agreement shall be amended (which amendment shall be in form and substance (other than those terms set forth below in this Section 1.09(e)) reasonably acceptable to the Company) in accordance with Delaware law in order to create the Parent L.P. Preferred Interests, which will have the same economic terms as the Parent 6% Preferred Stock except that they shall be (i) convertible into Parent Common Units on the same terms, MUTATIS MUTANDIS, as the Parent 6% Preferred Stock shall be convertible into Parent Common Stock and (ii) exchangeable for Parent 6% Preferred Stock; PROVIDED that in the case of each of clauses (i) and (ii) the holder of the Parent L.P. Preferred Interests shall be required to provide Parent and Parent L.P. with prior written notice and comply with certain other customary conditions prior to such exchange or conversion.

     SECTION 1.10. STRUCTURE. Notwithstanding anything in this Agreement otherwise to the contrary, the Company shall cooperate with and agree to any reasonable changes requested by Parent regarding the structure of the transactions contemplated herein (such cooperation shall include entering into appropriate amendments to this Agreement) in order to enable Parent, Parent L.P. or Merger Sub to obtain a "step up" in the tax basis of the assets of the Company or any Company Subsidiary; PROVIDED that any such changes do not have an adverse effect on either the holders of the Company Common Stock or Company Common Units or jeopardize the qualifications of the REIT Merger as a taxable purchase of Company Common Stock and the OP Merger or any Company Common Unit Exchange as a contribution in which no gain or loss would be recognized pursuant to Section 721(a) of the Code.

                                   ARTICLE II

                             EXCHANGE OF SECURITIES

     SECTION 2.01. EXCHANGE FUND. At or prior to the REIT Effective Time, Parent shall deposit with Mellon Investor Services or such other bank or trust company as Parent shall determine and who shall be reasonably satisfactory to the Company (the "EXCHANGE AGENT"): (i) in trust for the benefit of holders of shares of Company Common Stock, for exchange in accordance with Section 1.07(a), all the cash and certificates representing shares of Parent Common Stock and Parent 6% Preferred Stock to be paid or issued pursuant to this Agreement in exchange for outstanding Company Common Stock and cash sufficient to pay cash in lieu of fractional shares pursuant to Section 2.05 and (ii) in trust for the benefit of holders of shares of Company Series A Preferred Stock, for exchange in accordance with Section 1.07(b), all the certificates representing shares of Parent 8-3/8% Preferred Stock to be issued pursuant to this Agreement in exchange for outstanding Company Series A Preferred Stock. Parent agrees to make available to the Exchange Agent from time to time as needed, cash sufficient to pay any dividends and other distributions pursuant to Section 2.03. Any cash and certificates of Parent Common Stock, Parent 6% Preferred Stock and Parent 8-3/8% Preferred Stock deposited with the Exchange Agent shall hereinafter be referred to as the "EXCHANGE FUND".

     SECTION 2.02. EXCHANGE PROCEDURES. As promptly as practicable after the REIT Effective Time, the Exchange Agent will send to each record holder of a Certificate other than Certificates to be canceled pursuant to Section 1.07(e):
(i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in a form and have such other provisions as Parent may reasonably specify, subject to the Company's approval not to be unreasonably withheld) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the REIT Merger Consideration or the Parent 8-3/8 Preferred Stock, as the case may be. As soon as reasonably practicable after the REIT Effective Time: (i) each holder of a Certificate representing Company Common Stock, upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, shall be entitled to receive in exchange therefor a certificate or certificates representing the number of full shares of Parent Common Stock and Parent 6% Preferred Stock into which the aggregate number of shares of Company Common Stock previously represented by such Certificate shall have been converted pursuant to this Agreement and the amount of cash that such holder is entitled to hereunder (including amounts to be paid pursuant to Section 1.07(a), in lieu of fractional shares of Parent Common Stock and Parent 6% Preferred Stock pursuant to Section 2.05 and in respect of any dividends or other distributions to which holders are entitled pursuant to Section 2.03) and (ii) each holder of a Certificate representing Company Series A Preferred Stock, upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of Parent 8-3/8% Preferred Stock into which the aggregate number of shares of Company Series A Preferred Stock previously represented by such Certificate shall have been converted pursuant to this Agreement and the amount of cash in respect of any dividends or other distributions to which such holder is entitled pursuant to Section 2.03, if any. The Exchange Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. No interest will be paid or will accrue on any cash payable pursuant to Section 1.07, Section 2.03 or Section 2.05. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, one or more certificates of Parent Common Stock evidencing, in the aggregate, the proper number of shares of Parent Common Stock, one or more certificates of Parent 6% Preferred Stock evidencing, in the aggregate, the proper number of shares of Parent 6% Preferred Stock, a check in the proper amount of cash pursuant to Section 1.07(a) and cash in lieu of any fractional shares of Parent Common Stock and Parent 6% Preferred Stock pursuant to Section
2.05 and any dividends or other distributions to which such holder is entitled pursuant to Section 2.03, may be issued with respect to such Company Common Stock to such a transferee if the Certificate representing such shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. In the event of a transfer of ownership of Company Series A Preferred Stock which is not registered in the transfer records of the Company, one or more certificates of Parent 8-3/8% Preferred Stock evidencing, in the aggregate, the proper number of shares of Parent 8-3/8% Preferred Stock and any dividends or other distributions to which such holder is entitled pursuant to Section 2.03 may be issued with respect to such Company Series A Preferred Stock to such a transferee if the Certificate representing such shares of Company Series A Preferred Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

     SECTION 2.03. DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SECURITIES.

     (a) No dividends or other distributions declared or made with respect to shares of Parent Common Stock, Parent 6% Preferred Stock or Parent 8-3/8% Preferred Stock with a record date after the REIT Effective Time or Parent L.P. Interests with a record date after the OP Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock, Parent 6% Preferred Stock or Parent 8-3/8% Preferred Stock or to the holder of any unexchanged Company Common Units that such holder would be entitled to receive upon surrender of such Certificate or the exchange of such Company Common Units and no cash payment in lieu of fractional shares of Parent Common Stock or Parent 6% Preferred Stock shall be paid to any such holder pursuant to Section 2.05 until such holder shall surrender such Certificate in accordance with Section 2.02 or shall exchange such Company Common Units in accordance with the procedures set forth in the Partner Solicitation Materials (as the case may be).

     (b) Subject to the effect of applicable Laws, following surrender of any such Certificate, there shall be paid to such holder of shares of Parent Common Stock issuable in exchange therefor, without interest, (a) promptly after the time of such surrender, the amount of any cash payable in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to
Section 2.05 and the amount of dividends or other distributions with a record date after the REIT Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and (b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the REIT Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such shares of Parent Common Stock.

     (c) Subject to the effect of applicable Laws, following surrender of any such Certificate, there shall be paid to such holder of shares of Parent 6% Preferred Stock issuable in exchange therefor, without interest, (a) promptly after the time of such surrender, the amount of any cash payable in lieu of fractional shares of Parent 6% Preferred Stock to which such holder is entitled pursuant to Section 2.05 and the amount of dividends or other distributions with a record date after the REIT Effective Time theretofore paid with respect to such whole shares of Parent 6% Preferred Stock, and (b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the REIT Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such shares of Parent 6% Preferred Stock.

     (d) Subject to the effect of applicable Laws, following surrender of any such Certificate, there shall be paid to such holder of shares of Parent 8-3/8% Preferred Stock issuable in exchange therefor, without interest, (a) promptly after the time of such surrender, the amount of dividends or other distributions with a record date after the REIT Effective Time theretofore paid with respect to such whole shares of Parent 8-3/8% Preferred Stock, and (b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the REIT Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such shares of Parent 8-3/8% Preferred Stock.

     (e) Subject to the effect of applicable Laws, following exchange of the Company Common Units in the OP Merger, there shall be paid to such holder of Parent L.P. Interests issuable in exchange therefor, without interest, (a) promptly after the time of such exchange, the amount of dividends or other distributions with a record date after the OP Effective Time theretofore paid with respect to such Parent L.P. Interests, and (b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the OP Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such Parent L.P. Interests.

     SECTION 2.04. NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK, COMPANY SERIES A PREFERRED STOCK AND COMPANY COMMON UNITS.

     (a) All shares of Parent Common Stock and Parent 6% Preferred Stock issued and cash paid upon conversion of shares of Company Common Stock in accordance with the terms of Article I and this Article II (including any cash paid pursuant to Section 1.07(a), 2.03 or 2.05) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the shares of Company Common Stock.

     (b) All Parent 8-3/8% Preferred Stock issued upon exchange of Company Series A Preferred Stock in accordance with the terms of Article I shall be deemed to have been issued in full satisfaction of all rights pertaining to such Company Series A Preferred Stock.

     (c) The OP Merger Consideration issued upon conversion of Company Common Units in accordance with the terms of Article I shall be deemed to have been issued in full satisfaction of all rights pertaining to such Company Common Units.

     SECTION 2.05. NO FRACTIONAL SHARES.

     (a) No certificates or scrip or shares of Parent Common Stock representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a stockholder of Parent or a holder of shares of Parent Common Stock. No certificates or scrip or shares of Parent 6% Preferred Stock representing fractional shares of Parent 6% Preferred Stock shall be issued upon the surrender for exchange of Certificates and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a stockholder of Parent or a holder of shares of Parent 6% Preferred Stock.

     (b) Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock exchanged pursuant to the REIT Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of Parent Common Stock multiplied by (ii) the average per share closing price of Parent Common Stock quoted on the NYSE for the 10 trading days ending two days prior to the Closing Date. Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock exchanged pursuant to the REIT Merger who would otherwise have been entitled to receive a fraction of a share of Parent 6% Preferred Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of Parent 6% Preferred Stock multiplied by (ii) $50.00. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional interests, the Exchange Agent shall so notify Parent, and Parent shall cause the Exchange Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms hereof.

     SECTION 2.06. TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the holders of Certificates for one year after the REIT Effective Time shall be delivered to the Surviving Company or otherwise on the instruction of the Surviving Company, and any holders of Certificates who have not theretofore complied with this Article II shall thereafter look only to the Surviving Company and Parent (subject to abandoned property, escheat or other similar laws) for (i) the REIT Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby or the Parent 8-3/8% Preferred Stock with respect to the shares of Company Series A Preferred Stock formerly represented thereby (as the case may be), in either case which such holders are entitled pursuant to Section 1.07, (ii) any cash in lieu of fractional shares of Parent Common Stock or Parent 6% Preferred Stock to which such holders are entitled pursuant to Section 2.05 and (iii) any dividends or distributions with respect to shares of Parent Common Stock, Parent 6% Preferred Stock or Parent 8-3/8% Preferred Stock (as the case may be) to which such holders are entitled pursuant to Section 2.03.

     SECTION 2.07. NO LIABILITY. None of Parent, Parent L.P., Merger Sub, L.P. Merger Sub, the Company, the Surviving Company or the Exchange Agent shall be liable to any Person in respect of (i) any REIT Merger Consideration or Parent 8-3/8% Preferred Stock from the Exchange Fund or OP Merger Consideration, (ii) cash in lieu of fractional shares of Parent Common Stock or Parent 6% Preferred Stock pursuant to Section 2.05 or (iii) any dividends or distributions with respect to shares of Parent Common Stock, Parent 6% Preferred Stock, Parent 8-3/8% Preferred Stock or Parent L.P. Interests pursuant to Section 2.03 delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     SECTION 2.08. INVESTMENT OF THE EXCHANGE FUND. Any funds included in the Exchange Fund may be invested by the Exchange Agent, as directed by Parent; provided that such investments shall be in obligations of or guaranteed by the United States of America and backed by the full faith and credit of the United States of America or in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Services, Inc. or Standard & Poor's Corporation, respectively; provided, further, that no such investment or loss thereon shall affect the amounts payable or the timing of the amounts payable to Company stockholders pursuant to the other provisions of this Article II. Any interest and other income resulting from such investments shall promptly be paid to Parent.

     SECTION 2.09. LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Company, the posting by such Person of a bond in such reasonable amount as the Surviving Company may direct as indemnity against any claim that may be made against it with respect to such Certificate or other documentation (including an indemnity in customary form) reasonably requested by Parent, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable REIT Merger Consideration or Parent 8-3/8% Preferred Stock with respect to the shares of Company Common Stock or Company Series A Preferred Stock (as the case may be) formerly represented thereby, any cash in lieu of fractional shares of Parent Common Stock or Parent 6% Preferred Stock, and unpaid dividends and distributions on shares of Parent Common Stock, Parent 6% Preferred Stock or Parent 8-3/8% Preferred Stock (as the case may be) deliverable in respect thereof, all pursuant to this Agreement.

     SECTION 2.10. WITHHOLDING RIGHTS. Each of the Surviving Company, the Surviving L.P., Parent and Parent L.P. shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock, any holder of Company Series A Preferred Stock, any holder of Company Common Units and any holder of Company Options such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law, provided, that neither Parent nor the Surviving Company shall be entitled to make any such deduction or withholding with respect to a holder of Company Options that receives solely New Parent Options in exchange therefor under
Section 1.08(a). To the extent that amounts are so withheld by the Surviving Company, the Surviving L.P., Parent or Parent L.P., as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock, Company Series A Preferred Stock, Company Common Units or Company Options, as the case may be, in respect of which such deduction and withholding was made by the Surviving Company, the Surviving L.P., Parent or Parent L.P., as the case may be.

     SECTION 2.11. FURTHER ASSURANCES.

     (a) At and after the REIT Effective Time, the officers and directors of the Surviving Company will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Company any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Company as a result of, or in connection with, the REIT Merger.

     (b) At and after the OP Effective Time, the Surviving Company, as the general partner of the Surviving L.P, and the officers and directors of the Surviving L.P. will be authorized to execute and deliver, in the name and on behalf of Company L.P. or L.P. Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of Company L.P. or L.P. Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving L.P. any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving L.P. as a result of, or in connection with, the OP Merger.

     SECTION 2.12. STOCK TRANSFER BOOKS.

     (a) At the close of business, New York time, on the day the REIT Effective Time occurs, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock or Company Preferred Stock thereafter on the records of the Company. From and after the REIT Effective Time, the holders of Certificates shall cease to have any rights with respect to such shares of Company Common Stock or Company Series A Preferred Stock, as the case may be, formerly represented thereby, except as otherwise provided herein or by law. On or after the REIT Effective Time, any Certificates presented to the Exchange Agent, the Surviving Company or Parent for any reason shall be exchanged for the REIT Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby or for shares of Parent 8-3/8% Preferred Stock with respect to shares of the Company Series A Preferred Stock formerly represented thereby, any cash in lieu of fractional shares of Parent Common Stock or Parent 6% Preferred Stock to which the holders thereof are entitled pursuant to Section 2.05 and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.03.

     (b) At the close of business, New York time, on the day the OP Effective Time occurs, the transfer books of Company L.P. shall be closed and there shall be no further registration of transfers of Company L.P. Units thereafter on the records of Company L.P. From and after the OP Effective Time, the holders of Company L.P. Units shall cease to have any rights with respect to such Company L.P. Units, except as otherwise provided herein or by law. On or after the OP Effective Time, any Company Common Units presented to the Surviving L.P. or Parent L.P. for any reason shall be converted into the OP Merger Consideration.

                                  ARTICLE III

         REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND COMPANY L.P.

     As an inducement to Parent, Parent L.P., Merger Sub and L.P. Merger Sub to enter into this Agreement, except as disclosed in a section of the Company Disclosure Letter corresponding to the section of this Article III to which such disclosure applies, each of the Company and Company L.P. hereby jointly and severally represents and warrants to Parent, Parent L.P., Merger Sub and L.P. Merger Sub as follows:

     SECTION 3.01. ORGANIZATION, STANDING AND CORPORATE POWER OF THE COMPANY.

     (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland and has the requisite corporate power, authority and all necessary government approvals or licenses to own, lease and operate its properties and to carry on its business as now being conducted or as proposed by the Company to be conducted, except where the failure to have such corporate power, authority, government approvals or licenses would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of the business it is conducting, or the ownership, operation or leasing of its properties or the management of properties for others makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or in good standing would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company has heretofore made available to Parent complete and correct copies of the Company's Charter and by-laws in each case, as currently in effect (the "COMPANY ORGANIZATIONAL DOCUMENTS"). The Company Organizational Documents are in full force and effect as of the date hereof.

     (b) Company L.P. is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power, authority and all necessary government approvals or licenses to own, lease and operate its properties and to carry on its business as now being conducted or as proposed by Company L.P. to be conducted, except where the failure to have such corporate power, authority, government approvals or licenses would not, individually or in the aggregate, have a Company Material Adverse Effect. Company L.P. is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of the business it is conducting, or the ownership, operation or leasing of its properties or the management of properties for others makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or in good standing would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company has heretofore made available to Parent complete and correct copies of Company L.P.'s limited partnership agreement as currently in effect, which limited partnership agreement is in full force and effect as of the date hereof.

     SECTION 3.02. COMPANY SUBSIDIARIES.

     (a) Each Company Subsidiary that is a corporation is duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of incorporation and has the requisite corporate power, authority and all necessary government approvals and licenses to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to have such corporate power, authority, government approvals or licenses would not, individually or in the aggregate, have a Company Material Adverse Effect. All outstanding shares of stock of each Company Subsidiary that is a corporation have been duly authorized, are validly issued, fully paid and nonassessable, and are not subject to any rights of first offer, rights of first refusal, tag-along rights or any other preemptive rights and are, except as disclosed in Section 3.02(a) of the Company Disclosure Letter, (i) 100% owned by the Company and/or another Company Subsidiary and (ii) owned free and clear of all Encumbrances, preemptive rights, call rights, assessments or other adverse interests of any kind or nature whatsoever.

     (b) Each Company Subsidiary that is a partnership, limited liability company, trust or other entity (including, without limitation, Company, L.P.) is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and has the requisite power, authority and all necessary government approvals and licenses to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to have such power, authority, government approvals or licenses would not, individually or in the aggregate, have a Company Material Adverse Effect. All equity interests in each Company Subsidiary that is a partnership, limited liability company, trust or other entity have been duly authorized and are validly issued and are, except as disclosed in Section 3.02(b) of the Company Disclosure Letter, (i) 100% owned by the Company and/or another Company Subsidiary and (ii) owned free and clear of all Encumbrances, preemptive rights, call rights, assessments or other adverse interests of any kind or nature whatsoever.

     (c) Each Company Subsidiary is duly qualified or licensed to do business and is, where applicable, in good standing in each jurisdiction in which the nature of its business or the ownership, operation or leasing of its properties or the management of properties for others makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or in good standing would not, individually or in the aggregate, have a Company Material Adverse Effect.

     (d) Except as set forth in Section 3.02(d) of the Company Disclosure Letter, there are no outstanding options, warrants or other rights to acquire ownership interests from or with respect to any Company Subsidiary. The Company has heretofore made available to Parent complete and correct copies of the charter, by-laws, partnership agreements, operating agreements or other organizational documents of each of the Company Subsidiaries, each as amended to date, and each such instrument or agreement is in full force and effect as of the date hereof. Section 3.02(d) of the Company Disclosure Letter sets forth (i) all Company Subsidiaries and their respective jurisdictions of incorporation or organization, and (ii) each owner and the respective amount of such owner's equity interest in each Company Subsidiary. Except as set forth in Section 3.02(d) of the Company Disclosure Letter, the Company does not directly or indirectly own any equity or similar interests in any other Person, or any interest convertible into or exchangeable or exercisable for any equity or similar interests in any other Person.

     SECTION 3.03. AUTHORITY; NO VIOLATIONS; CONSENTS AND APPROVAL.

     (a) The Company and Company L.P. each has all requisite corporate or partnership power and authority to enter into this Agreement and each of the other Transaction Documents and to consummate the transactions contemplated hereby and thereby, subject (i) with respect to the consummation of the REIT Merger, to receipt of the affirmative vote of the holders of at least 66-2/3% of the voting power of the outstanding shares of Company Common Stock entitled to vote on the REIT Merger (the "REQUIRED COMPANY VOTE") and the acceptance for recording of the Articles of Merger by the State of Maryland Department of Assessments and Taxation and (ii) with respect to the consummation of the OP Merger, to receipt of the affirmative vote or consent of the holders of a majority of the voting power of the Company L.P. Units entitled to vote on the OP Merger (the "OP MERGER APPROVAL") and the acceptance for filing of the OP Merger Certificate by the Secretary of State of the State of Delaware. Each Company Subsidiary that is a party to any Transaction Document has all requisite power and authority to enter into such Transaction Document and to consummate the transactions contemplated thereby. The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated hereby or thereby have been duly authorized by all necessary action on the part of the Company and each applicable Company Subsidiary, subject (i) with respect to the consummation of the REIT Merger, to receipt of the Required Company Vote and (ii) with respect to the consummation of the OP Merger, to receipt of the OP Merger Approval. The Transaction Documents have been duly executed and delivered by the Company and each applicable Company Subsidiary and constitute legal, valid and binding obligations of the Company and each applicable Company Subsidiary, and assuming they are binding obligations of Parent, Parent L.P., Merger Sub and L.P. Merger Sub in accordance with their terms, are enforceable against the Company and each Company Subsidiary in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other Laws of general applicability relating to or affecting creditors' rights and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at
Law).

     (b) The execution and delivery of the Transaction Documents by the Company and each applicable Company Subsidiary do not, and the consummation of the transactions contemplated hereby or thereby, and compliance with the provisions hereof or thereof, will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, or the loss of a benefit under, or give rise to a right of purchase, first offer or forced sale, under, or result in the creation of any Encumbrance upon any of the properties or assets of the Company or any of the Company Subsidiaries under, or require the consent or approval of any Third Party or otherwise result in a detriment or default to the Company or any of the Company Subsidiaries under, any provision of:

          (i) the Company Organizational Documents or the comparable charter or organizational documents (including any operating agreement or limited partnership agreement) of any Company Subsidiary;

          (ii) except as set forth in Section 3.03(b) of the Company Disclosure Letter, any Contract applicable to the Company or any Company Subsidiary, or their respective properties or assets or any guarantee by the Company or any Company Subsidiary of any of the foregoing, it being understood that no representation is being given as to whether the Surviving Company, the Surviving L.P. and their Subsidiaries will be in compliance with any financial covenants contained therein following the Merger; or

          (iii) assuming the consents, approvals, authorizations, permits and filings or notifications referred to in Section 3.03(d) are duly and timely obtained or made and the Required Company Vote and the OP Merger Approval each have been obtained, any judgment, order, decree, statute, Law, ordinance, rule or regulation applicable to the Company or any Company Subsidiary, or any of their respective properties or assets;

except as to clauses (ii) and (iii) as would not, individually or in the aggregate, cause a Company Material Adverse Effect.

     (c) Without limiting the generality of Section 3.03(b), the transactions contemplated herein do not violate any provision regarding direct or indirect transfers of interests in any Company Subsidiary that are set forth in any agreement relating to the operation of, or the ownership of interests in, any Company Subsidiary, even if such transactions result in a termination under
Section 708 of the Code of any Company Subsidiary.

     (d) Except as set forth in Section 3.03(d) of the Company Disclosure Letter, no consent, approval, order or authorization of, or registration, declaration or filing with, or permit from, any Governmental Entity, is required by or on behalf of the Company or any of the Company Subsidiaries in connection with the execution and delivery of the Transaction Documents by the Company and each of the applicable Company Subsidiaries or the consummation by the Company or the applicable Company Subsidiaries of the transactions contemplated hereby or thereby, except for:

          (i) as to the REIT Merger, the filing of the Articles of Merger with the Department of Assessment and Taxation of the State of Maryland, and as to the OP Merger, the filing of the OP Merger Certificate with the Secretary of State of the State of Delaware;

          (ii) a proxy statement relating to the Required Company Vote (as amended or supplemented from time to time, the "PROXY STATEMENT") and the Registration Statement (as defined below);

          (iii) rules and regulations of the NYSE;

          (iv) such reports under Section 13(a) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement;

          (v) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of Parent Common Stock, Parent 6% Preferred Stock, Parent 8-3/8% Preferred Stock and Parent L.P. Interests pursuant to this Agreement, and

          (vi) such other consents, approvals, orders, authorizations, registrations, declarations, filings or permits that the failure to obtain or make, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

     SECTION 3.04. CAPITAL STRUCTURE.

     (a) The Company is authorized to issue 270,000,000 shares of capital stock, consisting of 250,000,000 shares of Company Common Stock, 15,000,000 Excess Shares, par value of $.01 per share (the "EXCESS STOCK"), and 5,000,000 shares of Preferred Stock, par value of $.01 per share (the "COMPANY PREFERRED STOCK"), of which 1,000,000 shares have been designated 8-3/8% Series A Cumulative Redeemable Preferred Stock and 1,300,000 shares have been designated 9% Series B Cumulative Redeemable Preferred Stock. As of the date hereof, (i) 44,153,452 shares of Company Common Stock (excluding treasury shares) were issued and outstanding, (ii) 796,948 shares of 8.375% Series A Cumulative Redeemable Preferred were issued and outstanding and no shares of 9% Series B Cumulative Redeemable Preferred were issued and outstanding, (iii) no shares of Company Common Stock were held in the treasury of the Company, (iv) 3,102,436 shares of Company Common Stock were reserved for issuance upon exercise of Company Options issued and outstanding pursuant to Company Option Plans, (v) 2,080,000 shares of Company Common Stock were reserved for issuance upon exercise of Company Options available for future grant pursuant to Company Option Plans, and (vi) no shares of Company Common Stock were reserved for issuance upon exercise of options otherwise issued and outstanding.

     (b) The issuance and sale of all the shares of capital stock described in this Section 3.04 have been made in compliance in all material respects with United States federal and state securities Laws. Section 3.04(b) of the Company Disclosure Schedule accurately sets forth as of the date hereof the names of all holders of options to purchase the Company's capital stock (including but not limited to Company Options) and the number and type of shares issuable upon exercise of such options, the exercise price and vesting schedule with respect thereto. Except as set forth in Section 3.04(b) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has agreed to register any securities under the Securities Act or under any state securities law or granted registration rights to any Person, and complete and correct copies of any such agreements have previously been made available to Parent. Except as set forth in Section 3.04(b) of the Company Disclosure Schedule, there are no outstanding stock-appreciation rights, security-based performance units, "phantom" stock or other security rights or other agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any Person is or may be entitled to receive any payment or other value based on the revenues, earnings or financial performance, stock price performance or other attribute of the Company or any of its Subsidiaries or assets or calculated in accordance therewith (other than ordinary course payments or commissions to sales representatives of the Company).

     (c) (i) As of the date hereof, the issued and outstanding partnership interests of Company L.P. consist of (A) 44,153,452 common units of general partner interest in Company L.P. (the "COMPANY GP UNITS"), (B) 7,202,746 Company Common Units ("COMPANY COMMON UNITS"), (C) 796,948 8.375% Series A Cumulative Redeemable Preferred Units (the "COMPANY L.P. SERIES A PREFERRED UNITS"), all of which are owned by the Company, and (D) 1,300,000 9.00% Series B Cumulative Redeemable Preferred Units (the "COMPANY L.P. SERIES B PREFERRED UNITS"), all of which are validly issued and outstanding, and not subject to or issued in violation of, any preemptive right, purchase option, call option, right of first refusal, subscription or any other similar right or Encumbrance, and any capital contributions required to be made by the holders thereof have been made.

     (ii) The Company is the sole general partner of Company L.P. and as of the date hereof holds GP Units representing 100% of the outstanding Company GP Units in Company L.P. Section 3.04(c) of the Company Disclosure Letter sets forth the name of each partner and the number and class of Company Common Units and Company L.P. Series B Preferred Units held by such partner in Company L.P.

     (iii) Each Company Common Unit may, under certain circumstances and subject to certain conditions set forth in the Company L.P. Partnership Agreement, be converted into Company Common Stock on a one-for-one basis. The holders of Company L.P. Series B Preferred Units have the right, under certain circumstances, to exchange such Units for Preferred Shares on a one-for-one basis pursuant to the terms of the Company L.P. Series B Preferred Units. As of the date hereof, no notice has been received by the Company or Company L.P. of the exercise of any of the rights set forth in this Section 3.04(c)(iii), which are not reflected in this Section. Notwithstanding anything to the contrary contained herein, except as otherwise restricted pursuant to the Voting Agreements for certain holders, the holders of Company Common Units may at any time and from time to time prior to the REIT Effective Time convert such interests into Company Common Stock.

     (d) Except as set forth in Sections 3.04(a) or (c) hereof or in Section 3.04(d) of the Company Disclosure Letter, as of the date hereof there are issued and outstanding or reserved for issuance: (i) no shares of capital stock, Voting Debt or other voting securities of the Company; (ii) no restricted shares of capital stock or equity interests of the Company or any Company Subsidiary, performance share awards or dividend equivalent rights relating to the equity interests of the Company or any Company Subsidiary, (iii) no securities of the Company or any Company Subsidiary or securities or assets of any other entity convertible into or exchangeable for Company Common Stock, shares of stock, Voting Debt or other voting securities of the Company or any Company Subsidiary; and (iv) no subscriptions, options, warrants, conversion rights, stock appreciation rights, calls, claims, rights of first refusal, rights (including preemptive rights), commitments, arrangements or agreements to which the Company or any Company Subsidiary is a party or by which it is bound in any case obligating the Company or any Company Subsidiary to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional Company Common Stock, shares of stock, Voting Debt or other voting securities of the Company or of any Company Subsidiary, or obligating the Company or any Company Subsidiary to grant, extend or enter into any such subscription, option, warrant, conversion right, stock appreciation right, call, right, commitment, arrangement or agreement. All outstanding shares of capital stock of the Company and each Company Subsidiary are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of, any preemptive right, purchase option, call option, right of first refusal, subscription or any other similar right or Encumbrance.

     (e) Except as set forth in Section 3.04(e) of the Company Disclosure Letter, all dividends or distributions on securities of the Company or any Company Subsidiary that have been declared or authorized prior to the date of this Agreement have been paid in full (except to the extent such dividends have been publicly announced and are not yet due and payable).

     (f) Except for the Transaction Documents and except as set forth in Section 3.04(f) of the Company Disclosure Letter, there are not any (i) stockholder agreements, voting trusts, proxies or other agreements or understandings relating to the voting of any shares of stock of the Company or any Company Subsidiary or (ii) agreements or understandings relating to the sale or transfer (including agreements imposing transfer restrictions) of any Company Common Stock or Company Preferred Stock or any ownership interests in any Company Subsidiary, to which the Company or any Company Subsidiary is a party or by which it is bound. Except as set forth in Section 3.04(f) of the Company Disclosure Letter, there are no restrictions on the Company's ability to vote the equity interests of any of the Company Subsidiaries.

     (g) Except as set forth in Section 3.04(g) of the Company Disclosure Letter, there are not any Company Subsidiaries (other than Company L.P.) in which any officer or director of the Company or any Company Subsidiary owns any stock or other securities. There are no agreements or understandings between the Company or any Company Subsidiary and any Person that could cause such Person to be treated as holding any stock or security in the Company or any Company Subsidiary as an agent for, or nominee of, the Company or any Company Subsidiary.

     SECTION 3.05. VOTE REQUIRED. The Required Company Vote and the OP Merger Approval are the only votes of the holders of any class or series of the Company's or the Company Subsidiaries capital stock necessary to approve this Agreement, the REIT Merger and the OP Merger.

     SECTION 3.06. SEC DOCUMENTS.

     (a) The Company has filed with the SEC, and has heretofore made available to Parent (by public filing with the SEC or otherwise) true and complete copies of, all reports, schedules, forms, statements and other documents required to be filed with the SEC by the Company since December 31, 2000 (collectively, the "COMPANY SEC DOCUMENTS"). The Company does not have any outstanding and unresolved comments from the SEC with respect to any of the Company SEC Documents, nor has it received letters requesting information or otherwise inquiring as to any matters affecting the Company or Company L.P. which has not been adequately addressed. None of the Company SEC Documents is the subject of any confidential treatment request by the Company.

     (b) As of its respective date, each Company SEC Document complied in all material respects with the requirements of the Exchange Act or the Securities Act of 1933, as amended (the "SECURITIES ACT"), as the case may be, the Sarbanes-Oxley Act of 2002 (the "SARBANES-OXLEY ACT"), as and to the extent applicable thereto, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Document. Except to the extent that information contained in any Company SEC Document filed and publicly available prior to the date of this Agreement has been revised or superseded by a later filed Company SEC Document, which later filed Company SEC Document was filed prior to the date of this Agreement, none of the Company SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, and to the extent as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as and to the extent may be indicated in the notes thereto) and fairly present the financial position of the Company and the Company Subsidiaries as of the dates thereof and the results of its operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments). Each of the principal executive officer of the Company and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made the certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act and the rules and regulations of the SEC promulgated thereunder with respect to the Company's filings pursuant to the Exchange Act. For purposes of the preceding sentence, "PRINCIPAL EXECUTIVE OFFICER" and "PRINCIPAL FINANCIAL OFFICER" shall have the meanings given to such terms in the Sarbanes-Oxley Act.

     SECTION 3.07. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as and to the extent disclosed in the Company SEC Documents filed prior to the date of this Agreement, as disclosed in Section 3.07 of the Company Disclosure Letter or otherwise permitted pursuant to this Agreement to occur after the date hereof, since December 31, 2003, the Company and the Company Subsidiaries have conducted their business only in the ordinary course and there has not been:

     (a) except as permitted by Section 6.11, any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any Company Common Stock or other equity securities of, or other ownership interests in, any Company Subsidiary;

     (b) any amendment of any term of any outstanding debt or equity security of the Company or any Company Subsidiary;

     (c) any repurchase, redemption or other acquisition by the Company or any Company Subsidiary of any outstanding Company Common Stock or other equity securities of, or other ownership interests in, the Company or any Company Subsidiary;

     (d) any split, combination or reclassification of any Company Common Stock or the stock of any Company Subsidiary (other than the stock of Subsidiaries wholly-owned, directly or indirectly, by the Company), or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, or giving the right to acquire by exchange or exercise, shares of stock or any ownership interest in, the Company or any Company Subsidiary;

     (e) except to the extent contemplated by the Corporate Budget for such period, any provision of funds to, or investment by the Company or any Company Subsidiary (in the form of a loan, capital contribution or otherwise) in any Company Subsidiary other than (i) in Company Subsidiaries wholly owned, directly or indirectly, by the Company or (ii) to the extent expressly required by the organizational document of any such Company Subsidiary;

     (f) any material change in any method of accounting or accounting practice or any material change in any tax method or election by the Company or any Company Subsidiary;

     (g) any amendment of any employment, consulting, severance, incentive stock, stock option, deferred compensation, bonus, retirement, retention or any other agreement between (i) the Company or any Company Subsidiary, on the one hand and (ii) any officer or director of the Company or any Company Subsidiary, on the other hand; or

     (h) any acquisition by the Company or any Company Subsidiary of (whether through merger or consolidation with, the purchase of a substantial equity interest in, the purchase of a substantial portion of the assets of, or otherwise) any business or any corporation, partnership, association or other business organization or a division thereof or any significant assets;

     (i) any change in the lines of business in which the Company or any the Company Subsidiaries participates or is engaged;

     (j) any capital expenditures by the Company or any Company Subsidiary in excess of the amounts contemplated by the Corporate Budget for such period; or

     (k) any incurrence of indebtedness for borrowed money or guarantee for such indebtedness, in each case by the Company or any Company Subsidiary, other than to meet (i) the current cash needs of the Company and Company Subsidiaries not exceeding the amount contemplated by the Company's Corporate Budget for such period, a copy of which has been previously provided to Parent, and (ii) for projects currently under construction in amounts previously disclosed to Parent;

     (l) any change, event, effect, damage, destruction or loss relating to the business or operations of the Company or any Company Subsidiary that has had, or would reasonably be expected to have, a Company Material Adverse Effect; or

     (m) any Contract, commitment or arrangement to do or engage in any action the consummation of which would effect any of the events listed in this Section 3.07.

     SECTION 3.08. ENVIRONMENTAL MATTERS. Except as disclosed in Section 3.08 of the Company Disclosure Letter, the Company SEC Documents filed prior to the date of this Agreement or that would not, individually or in the aggregate, result in liabilities in excess of $200,000:

     (a) The Company has not received written notice that any judicial, administrative or compliance order has been issued that is still in effect, any complaint has been filed, any penalty has been assessed and any investigation or review is pending or, to the Knowledge of the Company, threatened by any Governmental Entity with respect to any alleged failure by the Company or any Company Subsidiary to comply with any Environmental Law, including any alleged failure to have any Company Permit required under any Environmental Law, or with respect to any treatment, storage, recycling, transportation, disposal, Release or threatened Release by or on behalf of the Company or any Company Subsidiary, or on any property owned, operated or leased by the Company or any Company Subsidiary, of any Hazardous Material;

     (b) Neither the Company nor any Company Subsidiary nor, to the Knowledge of the Company, any owner or lessee of any property owned, operated or leased by the Company or any Company Subsidiary, has used, generated, stored, treated or handled any Hazardous Material on such property, in a manner that would reasonably be expected to result in liability under Environmental Laws. In addition, to the Company's Knowledge: (i) there are no asbestos-containing materials present on, in or under any property owned, leased or operated by the Company or any Company Subsidiary, (ii) there are no PCBs present on, in or under any property owned, leased or operated by the Company or any Company Subsidiary, (iii) there are no environmental conditions, including without limitation any wetlands or endangered species, that will impede use or development of the Company Properties, and (iv) there are currently no underground storage tanks, active or abandoned, used for the storage of Hazardous Materials on, in or under any property owned, leased or operated by the Company or any Company Subsidiary;

     (c) The Company and the Company Subsidiaries have not received notice of a claim, investigation, litigation, proceeding, notice of violation, complaint, or request for information, to the effect that it is or may be liable to a Third Party, including a Governmental Entity, as a result of a Release or threatened Release of a Hazardous Material, including exposure to any Hazardous Material, or related to Microbial Matter, at any property currently or formerly owned, leased or operated by the Company or a Company Subsidiary;

     (d) None of the Company, any Company Subsidiary and, to the Knowledge of the Company, any Third Party has transported or arranged for the transportation of any Hazardous Material to any location which is the subject of any action, suit or proceeding that would be reasonably expected to result in claims against the Company or any Company Subsidiary related to such Hazardous Material for clean-up costs, remedial work, damages to natural resources or personal injury claims, including, but not limited to, claims under CERCLA. To the Knowledge of the Company, all Hazardous Material which has been removed from any property owned, leased, or operated by the Company or any Company Subsidiary has been handled, transported and disposed of in compliance with Environmental Laws and by handlers, transporters and to facilities maintaining all required permits and licenses;

     (e) There are no Encumbrances threatened or attached to any Company Property arising under or pursuant to any applicable Environmental Law, and no action of any Governmental Entity has been taken or, to the Knowledge of the Company, is in process which could subject any of such properties to such Encumbrances;

     (f) Neither the Company nor any Company Subsidiary has entered into any agreement to provide indemnification to any Third Parties pursuant to Environmental Laws in relation to any property or facility currently or previously owned, leased or operated by the Company or a Company Subsidiary, other than indemnity agreements in favor of lenders or ground lessor entered into in connection with any loan or credit agreements or ground leases, as applicable;

     (g) Neither the Company nor any Company Subsidiary has in its possession or control or knows of the existence of any environmental assessment or investigation reports or environmental testing results relating to Microbial Matter prepared within the last four years that have not been provided to Parent prior to the execution of this Agreement;

     (h) Each of the Company Properties and operations conducted thereon is in compliance in all material respects with all Environmental Laws and the Company and all Company Subsidiaries are in compliance in all material respects with all Environmental Laws applicable to any of their owned or leased properties;

     (i) There has been no Release or threatened Release of Hazardous Material in violation of any Environmental Law or which would reasonably be expected to result in liability on any property owned, leased or operated by the Company or any Company Subsidiary or, to the Knowledge of the Company, on adjacent parcels of real estate; and

     (j) There have been no complaints relating to air quality or Microbial Matter at the Company Properties and there have been no significant incidents of water damage at the Company Properties or visual evidence of Microbial Matter in any structure or system at the Company Properties. To the Knowledge of the Company, there have been no indications of improper design or construction of any structure at the Company Properties or any system contained therein that has led or would reasonably be expected to lead to the growth of Microbial Matter. The Company is not subject to any material capital expenditures or material obligations (contractual or otherwise) arising under or relating to Environmental Laws.

     SECTION 3.09. PROPERTIES.

     (a) Except as described in Section 3.09(a) of the Company Disclosure Letter, the Company or a Company Property Owner owns fee simple title to each of the real properties (or the applicable portion thereof) described in the Company SEC Documents or as listed on Section 3.09(a) of the Company Disclosure Letter as being owned in fee (collectively, the "OWNED PROPERTIES"). Except as described in Section 3.09(a) of the Company Disclosure Letter, the Company or a Company Property Owner has a valid leasehold interest in each of the real properties (or the applicable portion thereof) described in the Company SEC Documents or as listed on Section 3.09(a) of the Company Disclosure Letter as being ground leases or subleases (collectively, the "LEASED PROPERTIES" and, together with the Owned Properties, collectively, the "COMPANY PROPERTIES") pursuant to those certain ground leases or subleases (together with any amendments thereto, collectively, the "COMPANY GROUND LEASES") described on
Section 3.09(a) of the Company Disclosure Letter. The Company Properties are all of the real properties owned or leased by Company and the Company Property Owners. The interests of the Company and the Company Property Owners in the Company Properties are good, marketable and insurable and the same are owned free and clear of Encumbrances except for (i) indebtedness for money borrowed and other matters specifically identified in Section 3.09(a) of the Company Disclosure Letter, (ii) inchoate Encumbrances imposed for construction work in progress, including mechanics liens, workers or repairmen's liens, or otherwise incurred in the ordinary course of business that do not adversely affect in any material respects the use or operation of the applicable Company Property, (iii) easement agreements disclosed and all other matters disclosed on the existing title policies which were previously provided (or made available to Parent) together with all supporting documentation thereto ("EXISTING TITLE POLICIES"),
(iv) matters as would be disclosed on current title reports or surveys that arise in the ordinary course and do not adversely affect in any material respects the value, use or operation of the applicable Company Property, (v) matters disclosed in Section 3.09(a) of the Company Disclosure Letter, (vi) real estate Taxes and special assessments not yet due and payable (except as is being contested in good faith by appropriate proceedings and for which a reserve in accordance with GAAP has been set forth on the books of the Company or a Company Property Owner, as applicable) and (vii) Space Leases (the matters in clauses
(i) through (vii), inclusive, the "PERMITTED ENCUMBRANCES").

     (b) Except as listed in Section 3.09(b) of the Company Disclosure Letter or Existing Title Policies or which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, the Company Properties are not subject to any rights of way, restrictive covenants, written agreements, Laws, ordinances and regulations affecting building use, parking or occupancy, or reservations of an interest in title (including, without limitation, reciprocal easement and operating easement agreements) (collectively, "COMPANY PROPERTY RESTRICTIONS"), except for (i) Company Property Restrictions imposed or promulgated by Law with respect to real property, including zoning regulations and (ii) Permitted Encumbrances. Except as listed in Section 3.09(b) of the Company Disclosure Letter or which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, (i) each Company Property complies with the Company Property Restrictions, (ii) neither the Company nor any Company Property Owner, nor, to the Knowledge of the Company, any other party, is currently in default or violation of any Company Property Restriction and (iii) no event has occurred which, with due notice or lapse of time or both, would constitute a default thereunder.

     (c) Except as set forth in Section 3.09(c) of the Company Disclosure Letter, (i) valid policies of title insurance have been issued insuring the Company's or a Company Property Owner's fee simple title or leasehold estate to each of the Company Properties and (ii) no claim has been made against any such policies.

     (d) Except as listed in Section 3.09(d) of the Company Disclosure Letter or which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, to the Knowledge of the Company, there is no certificate, permit or license from any Governmental Entity having jurisdiction over any of the Company Properties or any agreement, easement or any other right which is necessary to permit the current use and operation of the buildings and improvements on any of the Company Properties or which is necessary to permit the current use and operation of all driveways, roads and other means of egress and ingress to and from any of the Company Properties or which govern the use and operation of the Company Properties (collectively, the "PROPERTY AGREEMENTS") that has not been obtained and is not in full force and effect, or any pending threat of modification or cancellation of any of same. Except as listed in Section 3.09(d) of the Company Disclosure Letter or which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, (i) neither the Company nor any Company Property Owner, nor to the Knowledge of the Company, any other party, is currently in default or violation of any Property Agreement and (ii) to the Knowledge of the Company no event has occurred which, with due notice or lapse of time or both, would constitute a default or violation thereunder.

     (e) Except as listed in Section 3.09(e) of the Company Disclosure Letter or which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any Company Property Owner has received written notice of any violation of any federal, state or municipal Law, ordinance, order, regulation or requirement affecting any portion of any of the Company Properties issued by any Governmental Entity that has not been heretofore remedied.

     (f) Except as listed in Sections 3.09(f) and 3.13 of the Company Disclosure Letter or which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, there are no, (i) condemnation or rezoning or proceedings that are pending or, to the Knowledge of the Company, threatened with respect to any portion of any of the Company Properties; or (ii) zoning, building, land-use, fire, safety and signage or other applicable Laws (including, without limitation, to the Knowledge of the Company the Americans With Disabilities Act) or orders that are presently being violated or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the Company Properties or by the continued maintenance, operation or use of the parking areas.

     (g) Except as listed in Section 3.09(g) of the Company Disclosure Letter, neither the Company nor any Company Property Owner is currently or could in the future be obligated under any option, right of first refusal or other contractual right to sell, dispose of or lease any of the Company Properties or any material portion thereof or material interest therein to any Person other than Merger Sub.

     (h) Each Company Ground Lease is valid, binding and enforceable against the Company (or any Company Property Owner, as applicable) and, to the Knowledge of the Company, the other parties thereto in accordance with its terms, and is in full force and effect. Except as listed in Section 3.09(h) of the Company Disclosure Letter or which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, (i) the Company has performed all obligations required to be performed by it to date under each of the Company Ground Leases and (ii) neither the Company nor any Company Property Owner, nor to the Knowledge of the Company, any other party, is in default under any Company Ground Lease (and no event has occurred which, with due notice or lapse of time or both, would constitute such a default). The Company has delivered (or made available) to Parent a true, correct and complete copy of each Company Ground Lease and all amendments thereto. No option has been exercised under any of such Company Ground Leases, except options whose exercise has been evidenced by a written document as described in Section 3.09(h) of the Company Disclosure Letter, a true, complete and accurate copy of which has been delivered to Parent with the corresponding Company Ground Lease.

     (i) The rent roll for each of the Company Properties as of June 10, 2004, copies of which dated June 11, 2004 were delivered to Parent (collectively, the "RENT ROLL") has been provided or made available to Parent. Except as disclosed in Section 3.09(i) of the Company Disclosure Letter and for discrepancies that, either individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, the information set forth in the Rent Roll is true, correct and complete as of the date thereof. Except as disclosed in Section 3.09(i) of the Company Disclosure Letter (i) to the Company's Knowledge neither the Company nor any Company Property Owner is in default under any Space Lease which default or defaults, individually or in the aggregate, would reasonably be expected to result in a Company Material Adverse Effect and
(ii) neither a Company Property Owner nor the Company has received written notice or a copy of a notice from any tenant under any Space Lease claiming that the Company or the applicable Company Property Owner is currently in default under its obligations as landlord under any such lease which default or defaults would reasonably be expected to result in a Company Material Adverse Effect.

     (j) The Company and each of the Company Property Owners have good and sufficient title to, or are permitted to use under valid and existing leases, personal and non-real properties and assets sufficient for the conduct and operation of their respective businesses and properties.

     (k) Section 3.09(k) of the Company Disclosure Letter identifies the Properties owned by the Company or a Company Property Owner which consist of or include undeveloped land (or which are in the process of being developed, expanded or rehabilitated or that is being held for future development) (each such Property, a "DEVELOPMENT PROPERTY," and collectively, the "DEVELOPMENT PROPERTIES") and (if applicable) a brief description of the development, expansion or rehabilitation intended by the Company to be carried out or completed thereon (collectively, the "PROJECTS"), including any budget and development, expansion or rehabilitation schedule therefor prepared by or for the Company or Company Property Owner (collectively, the "DEVELOPMENT BUDGET AND SCHEDULE"). In the case of each Project, the implementation of which has been commenced as of the date hereof, to the Company's Knowledge, the costs or expenses incurred in connection with such Project and the progress thereof are, except as described in Section 3.09(k) of the Company Disclosure Letter, consistent in all material respects with the Development Budget and Schedule applicable thereto.

     (l) Except as listed in Section 3.09(m) of the Company Disclosure Letter or which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, (i) all improvements on the Company Properties are in good condition and repair and have not suffered any casualty or other material damage that has not been repaired in all material respects and
(ii) to the Company's Knowledge, there is no material latent or patent structural, mechanical or other significant defect, soil condition or deficiency in the improvements located on the Company Properties.

     SECTION 3.10. NO UNDISCLOSED MATERIAL LIABILITIES. There are no liabilities or obligations of the Company or any Subsidiary thereof of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances that could be reasonably expected to result in such a liability or obligation, other than
(i) liabilities or obligations disclosed and provided for in the consolidated balance sheet of the Company as of March 31, 2004 included in the Company SEC Documents filed prior to the date of this Agreement or referred to in the notes thereto; (ii) liabilities or obligations incurred in the ordinary course of business consistent with past practice since March 31, 2004; and (iii) liabilities or obligations which would not, individually or in the aggregate, have a Company Material Adverse Effect.

     SECTION 3.11. NO DEFAULT. Except as set forth in Section 3.11 of the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of:

     (a) the Company Organizational Documents or the comparable charter or organizational documents (including any operating agreement or limited partnership agreement) of any of the Company Subsidiaries, or

     (b) any Contract applicable to the Company or any Company Subsidiary or their respective properties or assets or any guarantee by the Company or any Company Subsidiary of any of the foregoing;

except, in the case of clause (b), for defaults and violations which, individually or in the aggregate, have not constituted and would not reasonably be expected to constitute a Company Material Adverse Effect.

     SECTION 3.12. COMPLIANCE WITH APPLICABLE LAWS. The Company and the Company Subsidiaries hold, and are in compliance with, all permits, licenses, certificates, registrations, variances, exemptions, orders, franchises and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "COMPANY PERMITS"), except where the failure so to hold or be in compliance, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. All applications required to have been filed for the renewal of the Company Permits have been duly filed on a timely basis with the appropriate Governmental Entities, and all other filings required to have been made with respect to such Company Permits have been duly made on a timely basis with the appropriate Governmental Entities, except for failures to file which, individually or in the aggregate, have not constituted and would not reasonably be expected to constitute a Company Material Adverse Effect. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement and as, individually or in the aggregate, would not reasonably be expected to constitute a Company Material Adverse Effect, the businesses of the Company and the Company Subsidiaries are not being conducted in violation of any Law. To the Knowledge of the Company, no investigation, review or inquiry by any Governmental Entity with respect to the Company or any of the Company Subsidiaries is pending or is threatened.

     SECTION 3.13. LITIGATION. Except as set forth in Section 3.13 of the Company Disclosure Letter or the Company SEC Documents filed prior to the date of this Agreement, there is no action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, arbitration, investigation or inquiry by or before any court, governmental or other regulatory or administrative agency or commission or any other Person instituted, pending or, to the knowledge of the Company, threatened, in each case against the Company or any Company Subsidiaries or any of their respective properties or assets, which would, individually or in the aggregate, directly or indirectly, have a Company Material Adverse Effect or in any manner challenge or seek to prevent or enjoin, alter or delay the REIT Merger or any other transactions contemplated by the Transaction Documents, nor is there any outstanding judgment, decree or injunction, in each case against the Company or any Company Subsidiaries, or any order of any Governmental Authority applicable to the Company or any Company Subsidiary which has or will have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, there are no SEC inquiries or investigations, other governmental inquiries or investigations or internal investigations pending or threatened, in each case regarding any accounting practices of the Company or any of its Subsidiaries or any malfeasance by any executive officer of the Company or any of its Subsidiaries.

     SECTION 3.14. TAXES. Except as set forth in Section 3.14 of the Company Disclosure Letter:

     (a) The Company and each Company Subsidiary has (i) timely and duly filed with the appropriate Governmental Entities all material Tax Returns required to be filed by them (after giving effect to validly obtained extensions of time in which to make such filings) and each such Tax Return is accurate and complete in all material respects and (ii) timely paid all material Taxes due and, with respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due or owing, have made accruals for the projected amount of such Taxes in their books and records and in the balance sheet dated December 31, 2003 contained in the Company SEC Documents filed prior to the date of this Agreement.

     (b) The Company and the Company Subsidiaries have complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes, have duly and timely withheld and paid over to the appropriate Governmental Entity all amounts so withheld and paid under all applicable Laws, and have duly and timely filed all material Tax Returns with respect to such withheld Taxes.

     (c) The Company has always been, and will be through the Closing Date, (i) a real estate investment trust within the meaning of Section 856 of the Code (a "REIT"), and (ii) to its Knowledge, a "domestically-controlled REIT" within the meaning of Section 897(h)(4)(B) of the Code. To its Knowledge, the Company has neither taken nor omitted to take any action that could result in a successful challenge to its status as a REIT and no such challenge is pending or threatened in writing.

     (d) Schedule 3.14(d) of the Company Disclosure Letter sets forth each Company Subsidiary (for purposes of this Section 3.14(d), the definition of "Subsidiary" contained in Section 9.03 shall be applied by substituting "9.9%" for "50%" in clause (i) of such definition) and designates which Company Subsidiaries are "taxable REIT subsidiaries" within the meaning of Section 856(l) of the Code. Each Company Subsidiary that is a partnership, joint venture, or limited liability company (i) has always been, and will be through the Closing Date, a partnership or disregarded entity for federal income tax purposes, as the case may be, and not a corporation or an association taxable as a corporation and (ii) is controlled or managed by the Company. Each Company Subsidiary that is a corporation has always been, and will be through the Closing Date, a "qualified REIT subsidiary" within the meaning of Section 856(i) of the Code or a "taxable REIT subsidiary" within the meaning of Section 856(l) of the Code.

     (e) Since January 1, 2001, the Company has incurred no liability for excise taxes under Sections 857(b), 860(c) or 4981 of the Code, including without limitation any excise tax arising from a prohibited transaction described in
Section 857(b)(6) of the Code or any tax arising from "redetermined rents, redetermined deductions and excess interest" described in Section 857(b)(7) of the Code, and neither the Company nor any Company Subsidiary has incurred any material liability for Taxes other than in the usual, regular and ordinary course of business. To the Company's Knowledge, no event has occurred and no condition or circumstance exists which presents a material risk that any material Tax described in the preceding sentence will be imposed upon the Company or any Company Subsidiary.

     (f) Neither the Company nor any Company Subsidiaries holds any asset (i) the disposition of which would be subject to rules similar to Section 1374 of the Code as a result of (A) an election under IRS Notice 88-19 or Treasury Regulation ss. 1.337(d)-5T or ss. 1.337(d)-6 or (B) the application of Treasury Regulation ss. 1.337(d)-7 or (ii) that is an interest (other than indebtedness within the meaning of Section 856(c)(7) of the Code) in an entity, other than in any Company Subsidiary, treated for U.S. federal income tax purposes as a corporation, partnership, trust, REMIC or a disregarded entity.

     (g) Since January 1, 2002, the Company and the Company Subsidiaries have not taken or omitted to take any action which would reasonably be expected to result in any amounts treated by the Company and/or the Company Subsidiaries as rents paid by tenants of the Company Properties to be excluded from the definition of "rents from real property" within the meaning of Section 856(d) and Treasury Regulations thereunder.

     (h) All material deficiencies for Taxes asserted against the Company or any Company Subsidiary (i) have been paid or (ii) are being contested in good faith and are disclosed on Schedule 3.14(h). Since January 1, 2001, neither the Company nor any Company Subsidiary has been the subject of any audit, suit, proceeding, claim, examination, or assessment by any Governmental Entity regarding Taxes, and no such audit, suit, proceeding, claim, examination, or assessment is currently pending or, to the Knowledge of the Company, threatened or proposed. No claim has been made in writing by a Governmental Entity in a jurisdiction where the Company or any Company Subsidiary does not file Tax Returns such that the Company or any Company Subsidiary is or may be subject to taxation by that jurisdiction.

     (i) Neither the Company nor any of the Company Subsidiaries (i) has any liability for the Taxes of any Person, other than the Company or the Company Subsidiaries, under Treasury Regulation ss. 1.1502-6 (or any similar provision of state, local or foreign Law) or as a transferee or successor or (ii) has entered into or is subject, directly or indirectly, to any Tax Protection Arrangement, Tax sharing agreement, Tax indemnification agreement or similar contract or arrangement other than solely with the Company or the Company Subsidiaries.

     (j) Neither the Company nor any Company Subsidiary has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two (2) years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

     (k) Neither the Company nor any other Person on its behalf has (i) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of Law or has any Knowledge that any Governmental Entity has proposed any such adjustment, or has any application pending with any Governmental Entity requesting permission for any changes in accounting methods that relate to any Company Entity, (ii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of Law with respect to any Company Entity, (iii) requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed, (iv) granted any extension of the statute of limitations for the assessment or collection of Taxes, or otherwise entered into or filed any agreements, arrangements, waivers or objections extending the statutory period or providing for an extension of time with respect to the assessment or reassessment of Taxes or the filing of any Tax Return, or any payment of Taxes, (v) granted to any Person any power of attorney that is currently in force with respect to any Tax matter, or (vi) received a ruling from any Governmental Entity in respect of Taxes or signed an agreement in respect of Taxes with any Governmental Entity.

     SECTION 3.15. PENSION AND BENEFIT PLANS; ERISA.

     (a) Section 3.15(a) of the Company Disclosure Letter sets forth (i) all "employee benefit plans," as defined in Section 3(3) of ERISA, and all other employee compensation and benefit policies, arrangements or payroll practices, including, without limitation, severance pay, severance agreements, employment agreements, sick leave, vacation pay, salary continuation for disability, consulting or other compensation agreements, retirement, deferred compensation, bonus (including, without limitation, any retention bonus plan), long-term incentive, stock option, stock purchase, hospitalization, medical insurance, life insurance and scholarship programs maintained by the Company or any of the Company Subsidiaries or with respect to which the Company or any of the Company Subsidiaries has any liability; and (ii) all "employee pension benefit plans," as defined in Section 3(2) of ERISA, maintained or contributed to by the Company or any trade or business (whether or not incorporated) which is under common control, or which is treated as a single employer, with the Company under
Section 414(b), (c), (m) or (o) of the Code (a "COMPANY ERISA AFFILIATE") or to which the Company or any of the Company Subsidiaries or any Company ERISA Affiliate contributed or is obligated to contribute thereunder within six years prior to the Closing (the "COMPANY PENSION PLANS") (all such plans listed in clauses (i) and (ii) being hereinafter referred to as the "COMPANY EMPLOYEE BENEFIT PLANS").

     (b) True and complete copies of each Company Employee Benefit Plan, related trust (or other funding or financing arrangement) and all amendments thereto have been made available to Parent, as have the most recent summary plan descriptions, administrative service agreements, Form 5500s and, with respect to any Company Employee Benefit Plan intended to be qualified pursuant to Section 401(a) of the Code, a current IRS determination letter.

     (c) All individual employment, consulting, termination, severance, change in control, retention, bonus, post-employment and other compensation agreements, arrangements and plans existing prior to the execution of this Agreement or which will exist prior to the Closing, which are between the Company or a Company Subsidiary and any current or former director, officer or employee thereof, including the name of such current or former director, officer or employee, the type of agreement and the amount of any estimated severance payment (including estimated gross-up, if applicable) owed thereunder due to the transactions contemplated by this Agreement and any subsequent termination of employment, are listed in Section 3.15(c) the Company Disclosure Letter (collectively, the "COMPANY EMPLOYMENT Agreements").

     (d) The Company Pension Plans intended to qualify under Section 401 of the Code have received a favorable determination letter from the IRS and such determination has not been modified, revoked or limited, and, to the Knowledge of the Company as of the Closing Date, nothing has occurred with respect to the operation of the Company Pension Plans that could reasonably be expected to cause the loss of such qualification or the imposition of any material liability, penalty or Tax under ERISA or the Code.

     (e) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or except as disclosed in
Section 3.15(e) of the Company Disclosure Letter:

          (i) All Company Employee Benefit Plans have been maintained in accordance with their express terms and with all provisions of ERISA and the Code (including rules and regulations thereunder) and other applicable Law.

          (ii) None of the Company Pension Plans is a "multiemployer plan", as defined in Section 3(37) of ERISA ("COMPANY MULTIEMPLOYER PLAN"), and neither the Company nor any Company ERISA Affiliate has withdrawn in a complete or partial withdrawal from any Multiemployer Plan, nor has any of them incurred any present or contingent liability due to the termination or reorganization of a Multiemployer Plan.

          (iii) Neither the Company nor any Company ERISA Affiliate has ever maintained, sponsored, contributed to or otherwise incurred any present or contingent liability with respect to any "single-employer plan", as defined in Section 4001(a)(15) of ERISA, and neither the Company nor any Company ERISA Affiliate has any present or contingent liability under Title IV of ERISA to the Pension Benefit Guaranty Corporation or to a trustee appointed under Section 4042 of ERISA, and no events have occurred and no circumstances exist that could reasonably be expected to result in any such liability to the Company or any Company ERISA Affiliate.

          (iv) There is no liability for breaches of fiduciary duty in connection with Company Employee Benefit Plans, and neither the Company nor any of the Company Subsidiaries or any "party in interest" or "disqualified person" with respect to Company Employee Benefit Plans has engaged in a non-exempt "prohibited transaction" within the meaning of Section 4975 of the Code or Section 406 of ERISA.

          (v) There are no actions, disputes, suits, claims, arbitration or legal, administrative or other proceeding or governmental investigation pending (other than routine claims for benefits) or, to the Knowledge of the Company, threatened, alleging any breach of the terms of any Company Employee Benefit Plan or of any fiduciary duties thereunder or violation of any applicable Law with respect to any such Company Employee Benefit Plan.

          (vi) All contributions, premiums and other payments required by Law or any Company Employee Benefit Plan or applicable collective bargaining agreement have been made under any such plan to any fund, trust or account established thereunder or in connection therewith by the due date thereof, and no amounts are or will be due to the Pension Benefit Guaranty Corporation as of the Closing Date (except for premiums in the ordinary course of business, which will be payable by the Company); and any and all contributions, premiums and other payments with respect to compensation or service before and through the Closing Date, or otherwise with respect to periods before and through the Closing Date, due from any of the Company or its ERISA Affiliates to, under or on account of each Company Employee Benefit Plan shall have been paid prior to the Closing Date or shall have been fully reserved and provided for or accrued on the Company financial statements.

          (vii) The Company and Company ERISA Affiliates have complied with the requirements of Section 4980B of the Code and Parts 6 and 7 of Subtitle B of Title I of ERISA regarding health care coverage under Company Employee Benefit Plans.

          (viii) No amount has been paid by the Company or any Company Subsidiaries, and no amount is expected to be paid by the Company or any Company Subsidiaries, which would be subject to the provisions of Section 162(m) of the Code such that all or a part of such payments would not be deductible by the payor.

          (ix) Each Company Employee Benefit Plan may be unilaterally amended or terminated in its entirety by the Company without liability except as to benefits accrued thereunder prior to amendment or termination and except for the rights of third-party administrators under the Company's Contracts with such administrators, which Contracts have been previously provided to Parent.

     (f) Except as set forth in Section 3.15(f) of the Company Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, whether alone, or in connection with any other event, will (i) result in any payment (including, but not limited to, any retention bonuses, parachute payments or noncompetition payments) becoming due to any employee or former employee or group of employees or former employees of the Company or any of the Company Subsidiaries; (ii) increase any benefits otherwise payable under any Company Employee Benefit Plan or any Company Employment Agreement; (iii) result in the acceleration of the time of payment or vesting of any Company Options or any other rights or benefits; or (iv) result in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code with respect to a current or former employee of the Company or any of the Company Subsidiaries.

     SECTION 3.16. LABOR AND EMPLOYMENT MATTERS. Except as to clauses (b), (c),
(e) and (f), which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect:

     (a) Neither the Company nor any of the Company Subsidiaries is a party to any collective bargaining agreement or other current labor agreement with any labor union or organization, and there is no question involving current union representation of employees of the Company or any of the Company Subsidiaries, nor does the Company or any of the Company Subsidiaries have any Knowledge of any activity or proceeding of any labor organization (or representative thereof) or employee group (or representative thereof) to organize any such employees.

     (b) There is no unfair labor practice charge or grievance arising out of a collective bargaining agreement or other grievance procedure pending, or, to the Knowledge of the Company, threatened against the Company or any of the Company Subsidiaries.

     (c) There is no complaint, lawsuit or proceeding in any forum by or on behalf of any present or former employee, any applicant for employment or any classes of the foregoing, alleging breach of any express or implied contract of employment, any Law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship pending, or, to the Knowledge of the Company, threatened against the Company or any of the Company Subsidiaries.

     (d) There is no strike, slowdown, work stoppage or lockout pending, or, to the Knowledge of the Company, threatened, against or involving the Company, any of the Company Subsidiaries, or any Development Property.

     (e) The Company and each of the Company Subsidiaries are in compliance with all applicable Laws in respect of employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health.

     (f) As of the date of this Agreement, there is no proceeding, claim, suit, action or governmental investigation pending or, to the Knowledge of the Company, threatened, with respect to which any current or former director, officer, employee or agent of the Company or any of the Company Subsidiaries is claiming indemnification from the Company or any of the Company Subsidiaries.

     SECTION 3.17. CONTRACTS.

     (a) Section 3.17(a) of the Company Disclosure Letter lists all Material Contracts of the Company and all Company Subsidiaries, other than those Material Contracts filed as exhibits to the Company SEC Documents filed prior to the date of this Agreement. Except as set forth in Section 3.17(a) of the Company Disclosure Letter or in the Company SEC Documents filed prior to the date of this Agreement, each Material Contract of the Company or a Company Subsidiary is valid, binding and enforceable and in full force and effect and there are no defaults or violations thereunder by the Company or the Company Subsidiaries party thereto or, to the Company's Knowledge, any other party thereto, nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or a default thereunder, except those defaults or violations that have not and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company has made available, or caused to be made available, to Parent true and complete copies of each Material Contract and all ancillary documents pertaining thereto.

     (b) All mortgages, deeds of trust, loan agreements or other similar documents encumbering any of the Assets are listed in Section 3.17(b) of the Company Disclosure Letter. The transactions contemplated hereby and by the Transaction Documents will not trigger any due-on-sale provision on any of such mortgages, deeds of trust, loan agreements or other documents, except as set forth in Section 3.17(b) of the Company Disclosure Letter and will not require the consent of any mortgage lender, except as set forth in Section 3.17(b) of the Company Disclosure Letter.

     (c) Except as set forth in Section 3.17(c) of the Company Disclosure Letter, there is no confidentiality agreement, non-competition agreement or other contract or agreement that contains covenants that materially restrict the Company's or any of the Company Subsidiaries' ability to conduct its business in any location.

     (d) Except as set forth in Section 3.17(d) of the Company Disclosure Letter, there are no indemnification agreements entered into by and between the Company or any of the Company Subsidiaries and any director or officer of the Company or any of the Company Subsidiaries.

     (e) All joint venture agreements applicable to the Company or any of the Company Subsidiaries are listed in Section 3.17(e) of the Company Disclosure Letter. The transactions contemplated by this Agreement and the Transaction Documents will not trigger any termination, buy-sell, transfer, option, right of first refusal, right of first offer, tag-along or any similar right by any party under any of such joint venture agreements, except as set forth in Section 3.17(e) of the Company Disclosure Letter, and will not require the consent of any joint venture partner, except as set forth in Section 3.17(e) of the Company Disclosure Letter.

     (f) Except as set forth in Section 3.17(f) of the Company Disclosure Letter, none of the Company or any of the Company Subsidiaries is a party to any agreement which would restrict any of them from prepaying any of their indebtedness without penalty or premium at any time or which requires any of them to maintain any amount of indebtedness with respect to any of the Company Properties.

     (g) Except as set forth in Section 3.17(g) of the Company Disclosure Letter or for agreements filed as exhibits to the Company SEC Documents filed prior to the date of this Agreement, none of the Company or any of the Company Subsidiaries is a party to any agreement relating to the management of any Company Property by any Person other than Company or a Company Subsidiary.

     (h) None of the Company or any of the Company Subsidiaries is a party to any agreement pursuant to which Company or any of the Company Subsidiaries manages or provides services with respect to any real properties other than Company Properties, except for the agreements listed in Section 3.17(h) of the Company Disclosure Letter or filed as exhibits to the Company SEC Documents filed prior to the date of this Agreement.

     (i) Section 3.17(i) of the Company Disclosure Letter lists all agreements entered into by Company or any of the Company Subsidiaries providing for the sale of, or option to sell, any Company Properties or the purchase of, or option to purchase, by Company or any of the Company Subsidiaries, on the one hand, or the other party thereto, on the other hand, any real estate not yet consummated as of the date hereof.

     SECTION 3.18. INTELLECTUAL PROPERTY. The Company and the Company Subsidiaries own or have valid rights to use all Company Intellectual Property, except where the failure to own or have valid rights to use such property, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. All Company Intellectual Property is owned or licensed by the Company or the Company Subsidiaries free and clear of any and all Encumbrances, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, and neither the Company nor any such Company Subsidiary has forfeited or otherwise relinquished any Company Intellectual Property, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

     SECTION 3.19. INSURANCE. Section 3.19 of the Company Disclosure Letter sets forth a true, correct and complete schedule of the insurance policies (including the type, amount of coverage and premiums and expiration dates of such policies) held by, or for the benefit of, the Company, the Company Subsidiaries and any Company Property Owner. The Company or the applicable Company Subsidiary has paid, or caused to be paid, all premiums due under such policies and is not in default with respect to any obligations under such policies in any material respect. None of the Company or any of the Company Subsidiaries has received any insurance company notice of any material defects or deficiencies affecting the insurability of the Company or any of the Company Subsidiaries or any of their respective assets thereunder. Except as set forth in this Section 3.19, (i) neither the Company nor any of the Company Subsidiaries has received any written notice of cancellation or termination with respect to any existing insurance policy held by or for the benefit of the Company, any of the Company Subsidiaries or any Company Property Owner, and (ii) there are no outstanding or to the Company's Knowledge, threatened, requirements for any repairs or alterations to be made to any Company Property by any (x) insurance company that has issued an insurance policy covering any Company Property, or (y) board of fire underwriters or other body exercising similar functions.

     SECTION 3.20. BROKERS. Except for the fees and expenses payable to the Company Financial Advisor (which engagement letter with respect to the Company Financial Advisor has been made available to Parent), no broker, investment banker or other Person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by the Transaction Documents based upon arrangements made by or on behalf of the Company or any Company Subsidiary.

     SECTION 3.21. RELATED PARTY TRANSACTIONS. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement or as set forth in Section 3.21 of the Company Disclosure Letter, there are no arrangements, agreements or contracts entered into by the Company or any of the Company Subsidiaries, on the one hand, and any Person who is an officer, director or Affiliate of the Company or any Company Subsidiary, any relative of the foregoing or an entity of which any of the foregoing is an Affiliate or an Associate, on the other hand. Copies of all such documents have been made available to Parent.

     SECTION 3.22. OPINION OF FINANCIAL ADVISOR. The Company Board has received the written opinion of the Company Financial Advisor to the effect that, based on, and subject to the various assumptions and qualifications set forth in such opinion, as of the date of such opinion, the REIT Merger Consideration to be received by the Company's stockholders pursuant to this Agreement is fair from a financial point of view to the Company's stockholders. A copy of the written opinion of the Company Financial Advisor has been delivered to Parent.

     SECTION 3.23. INVESTMENT COMPANY ACT OF 1940. Neither the Company nor any of the Company Subsidiaries is, or on the Closing Date will be, required to be registered as an investment company under the Investment Company Act of 1940, as amended.

     SECTION 3.24. BOARD RECOMMENDATION; REQUIRED VOTE. The Company Board, at a meeting duly called and held, has, by unanimous vote of all its members, (i) determined that this Agreement and the transactions contemplated by this Agreement are advisable, fair to and in the best interests of the Company and the stockholders of the Company, and (ii) resolved to recommend that the holders of shares of Company Common Stock approve and adopt this Agreement and the transactions contemplated thereby, including the REIT Merger.

     SECTION 3.25. INAPPLICABILITY OF TAKEOVER STATUTES, RIGHTS AGREEMENT AND CERTAIN CHARTER AND BY-LAW PROVISIONS.

     (a) The Company has taken all action required to be taken by it in order to exempt this Agreement and the REIT Merger from, and this Agreement and the REIT Merger are exempt from, the requirements of any "moratorium", "control share", "fair price", "affiliate transaction", "business combination" or other takeover Laws and regulations of any state (collectively, "TAKEOVER STATUTES"), including the Maryland Business Combination Act and Maryland Control Share Acquisition Act and any takeover provision in the Company Organizational Documents.

     (b) The Company and the Company Board have taken all appropriate and necessary actions to render any and all limitations on ownership of (i) Company Common Stock as set forth in the Charter and (2) Company L.P. Units as set forth in the Company L.P. Partnership Agreement, including the Ownership Limit (as defined in the Charter), inapplicable to the REIT Merger, the OP Merger, the Transaction Documents and the other transactions contemplated thereby.

     SECTION 3.26. VOTE REQUIRED. The Required Company Vote and the OP Merger Approval are the only votes of the holders of any class or series of the Company's or the Company Subsidiaries capital stock necessary to approve this Agreement, the REIT Merger and the OP Merger.

     SECTION 3.27. INFORMATION SUPPLIED.

     (a) The information supplied or to be supplied by the Company for inclusion or incorporation in the registration statement on Form S-4 or any amendment or supplement thereto pursuant to which shares of Parent Common Stock and Parent 6% Preferred Stock issuable in the REIT Merger will be registered with the SEC (the "REGISTRATION STATEMENT") shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied or to be supplied by the Company for inclusion in the Proxy Statement and to be sent to the stockholders of the Company in connection with the Company Stockholders Meeting shall not, on the date the Proxy Statement is first mailed to the stockholders of the Company or at the time of the Company Stockholders Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement will, at the time of the Company Stockholders Meeting, comply as to form in all material respects with the requirements of the Exchange Act.

     (b) Notwithstanding the foregoing, the Company makes no representations or warranties with respect to information that has been or will be supplied by Parent or Merger Sub, or their auditors, attorneys, financial advisers, other consultants or advisers, specifically for use in the Registration Statement or the Proxy Statement.

                                  ARTICLE IV.

   REPRESENTATIONS AND WARRANTIES OF PARENT, PARENT L.P., MERGER SUB AND L.P.
                                   MERGER SUB

     As an inducement to the Company and Company L.P. to enter into this Agreement, each of Parent, Parent L.P., Merger Sub and L.P. Merger Sub hereby jointly and severally represents and warrants to the Company and Company L.P. as follows:

     SECTION 4.01. ORGANIZATION, STANDING AND POWER.

     (a) Each of Parent and Merger Sub is a corporation or limited liability company, as applicable, duly formed and validly existing under the Laws of the state jurisdiction in which it is organized and is in good standing in such jurisdiction, and has the requisite power, authority and all necessary government approvals or licenses to own, lease and operate its properties and to carry on its business as now being conducted or as proposed by Parent to be conducted, except where the failure to have such corporate power, authority, government approvals or licenses would not, individually or in the aggregate, have a Parent Material Adverse Effect. Each of Parent and the Merger Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of the business it is conducting, or the ownership, operation or leasing of its properties or the management of properties for others makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or in good standing would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect. Parent has heretofore made available to the Company complete and correct copies of (i) Parent's Certificate of Incorporation and by-laws in each case, as currently in effect (the "PARENT ORGANIZATIONAL DOCUMENTS") and (ii) Merger Sub's certificate of formation and operating agreement as currently in effect (the "MERGER SUB ORGANIZATIONAL DOCUMENTS"). The Parent Organizational Documents and the Merger Sub Organizational Documents are in full force and effect as of the date hereof.

     (b) Each of Parent L.P. and L.P. Merger Sub is a limited partnership or limited liability company, as applicable, duly formed and validly existing under the Laws of the state jurisdiction in which it is organized and is in good standing in such jurisdiction, and has the requisite power, authority and all necessary government approvals or licenses to own, lease and operate its properties and to carry on its business as now being conducted or as proposed by Parent L.P. to be conducted, except where the failure to have such corporate power, authority, government approvals or licenses would not, individually or in the aggregate, have a Parent Material Adverse Effect. Each of Parent L.P. and L.P. Merger Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of the business it is conducting, or the ownership, operation or leasing of its properties or the management of properties for others makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or in good standing would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect. Parent has heretofore made available to the Company complete and correct copies of (i) the Parent L.P. Partnership Agreement and (ii) L.P. Merger Sub's certificate of formation and operating agreement as currently in effect (the "L.P. MERGER SUB ORGANIZATIONAL DOCUMENTS"). The Parent L.P. Partnership Agreement and the Merger Sub Organizational Documents are in full force and effect as of the date hereof.

     SECTION 4.02. AUTHORITY; NO VIOLATIONS; CONSENTS AND APPROVALS.

     (a) Each of Parent and any Parent Subsidiary party hereto or thereto has all requisite corporate, limited partnership or limited liability company power and authority to enter into this Agreement and each of the other Transaction Documents and to consummate the transactions contemplated hereby and thereby. The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated hereby or thereby have been duly authorized by all necessary action on the part of Parent and each applicable Parent Subsidiary. The Transaction Documents have been duly executed and delivered by Parent and each applicable Parent Subsidiary and constitute legal, valid and binding obligations of Parent and each applicable Parent, enforceable against Parent and each Parent Subsidiary in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other Laws of general applicability relating to or affecting creditors' rights and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

     (b) The execution and delivery of the Transaction Documents by each of Parent, Parent L.P., Merger Sub and L.P. Merger Sub do not, and the consummation of the transactions contemplated hereby or thereby, and compliance with the provisions hereof or thereof, will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, or the loss of a benefit under, or give rise to a right of purchase, first offer or forced sale, under, or result in the creation of any Encumbrance upon any of the properties or assets of Parent or any of the Parent Subsidiaries under, or require the consent or approval of any Third Party or otherwise result in a detriment or default to Parent or any of the Parent Subsidiaries under, any provision of:

          (i) the Parent Organizational Documents or the comparable charter or organizational documents (including any operating agreement or limited partnership agreement) of any Parent Subsidiary;

          (ii) any Contract applicable to Parent or any Parent Subsidiary, or their respective properties or assets or any guarantee by the Parent or any Parent Subsidiary of any of the foregoing; or

          (iii) assuming the consents, approvals, authorizations, permits and filings or notifications referred to in Section 4.02(c) are duly and timely obtained or made and the Required Company Vote and the OP Merger Approval each have been obtained, any judgment, order, decree, statute, Law, ordinance, rule or regulation applicable to Parent or any Parent Subsidiary, or any of their respective properties or assets;

except as to clauses (ii) and (iii) as would not reasonably be expected, individually or in the aggregate, to cause a Parent Material Adverse Effect.

     (c) No consent, approval, order or authorization of, or registration, declaration or filing with, or permit from any Governmental Entity is required by or with respect to Parent and Merger Sub in connection with the execution and delivery by such entity of the Transaction Documents to which such entity is a party or the consummation by such entity of the transactions contemplated hereby or thereby, except for:

          (i) as to the REIT Merger, the filing of the Articles of Merger with the Department of Assessment and Taxation of the State of Maryland, and as to the OP Merger, the filing of the OP Merger Certificate with the Secretary of State of the State of Delaware;

          (ii) the Proxy Statement and the Registration Statement;

          (iii) rules and regulations of the NYSE;

          (iv) such reports under Section 13(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement;

          (v) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of Parent Common Stock, Parent 6% Preferred Stock, Parent 8-3/8% Preferred Stock and Parent L.P. Interests pursuant to this Agreement; and

          (vi) such other consents, approvals, orders, authorizations, registrations, declarations, filings or permits that the failure to obtain or make, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

     SECTION 4.03. AVAILABLE FUNDS. On the Closing Date, Parent will have available all funds necessary to pay the cash portion of the REIT Merger Consideration and to satisfy all of its other obligations hereunder and in connection with the REIT Merger. The obligations of Parent hereunder are not subject to any conditions regarding the ability of Parent to obtain financing for the consummation of the transactions contemplated herein.

     SECTION 4.04. BROKERS. No broker, investment banker or other Person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by the Transaction Documents based upon arrangements made by or on behalf of Parent, for which fee or commission the Company or any Company Subsidiary may be liable.

     SECTION 4.05. CAPITAL STRUCTURE.

     (a) The total number of shares of capital stock which the Parent has authority to issue is 750,000,000 shares, consisting of 400,000,000 shares of Common Stock, par value $0.0001 per share ("PARENT COMMON STOCK"), 12,000,000 shares of Class B Common Stock, par value $0.0001 per share ("PARENT CLASS B COMMON"), 4,000 shares of Class C Common Stock, par value $0.0001 per share ("PARENT CLASS C COMMON"), 100,000,000 shares of Preferred Stock, par value $.0001 per share ("PARENT PREFERRED STOCK"), and 237,996,000 shares of Excess Common Stock, par value $.0001 per share ("PARENT EXCESS COMMON STOCK"). As of the date hereof, (i) 206,047,949 shares of Parent Common Stock were issued and outstanding, (ii) 8,000 shares of Parent Class B Common were issued and outstanding, (iii) 4,000 shares of Parent Class C Common were issued and outstanding, (iv) 12,000,000 shares of Parent Preferred Stock were issued and outstanding, (v) 2,098,555 shares of Parent Common Stock were held in the treasury of the Parent, (vi) 1,739,770 shares of Parent Common Stock were reserved for issuance upon exercise of outstanding options to purchase shares of Company Common Stock (each, a "PARENT OPTION") and (vii) 5,280,659 shares of Parent Common Stock were available for future grant pursuant to Parent's 1998 Stock Incentive Plan.

     (b) The issuance and sale of all the shares of capital stock described in this Section 4.05 have been made in compliance in all respects with United States federal and state securities Laws. Except as set forth in the Parent SEC Documents, as of the date hereof there are no outstanding stock-appreciation rights, security-based performance units, "phantom" stock or other security rights or other agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any Person is or may be entitled to receive any payment or other value based on the revenues, earnings or financial performance, stock price performance or other attribute of the Parent or any of its Subsidiaries or assets or calculated in accordance therewith (other than ordinary course payments or commissions to sales representatives of the Parent).

     (c) (i) As of the date hereof, the issued and outstanding partnership interests of Parent L.P. consist of (A) 204,389,005 units of general partner interests in Parent L.P. (the "PARENT GP UNITS"), (B) 57,102,487 units of limited partner interests in Parent L.P. ("PARENT COMMON UNITS"), and (C) 6,275,474 Preferred Units (the "PARENT PREFERRED Units"), all of which are validly issued and outstanding, and not subject to or issued in violation of, any preemptive right, purchase option, call option, right of first refusal, subscription or any other similar right or Encumbrance, and any capital contributions required to be made by the holders thereof have been made.

     (ii) Parent is the sole general partner of Parent L.P. and as of the date hereof holds Parent GP Units representing 100% of the outstanding Parent GP Units in Parent L.P.

     (iii) Each Parent L.P. Common Unit may, under certain circumstances and subject to certain conditions set forth in the Parent L.P. Partnership Agreement, be converted into Parent Common Stock on a one-for-one basis. The holders of Parent Preferred Units have the right, under certain circumstances, to exchange such units for Parent Preferred Stock on a one-for-one basis pursuant to the terms of the Parent Preferred Units. As of the date hereof, no notice has been received by the Parent or Parent L.P. of the exercise of any of the rights described in this Section 4.05(c)(iii), which are not reflected in this Section.

     (d) The only material Parent Subsidiaries (other than Parent L.P.) as of the date hereof are those set forth in the Parent SEC Documents. All of the outstanding shares of capital stock and other ownership interests of each of Parent and Parent's Subsidiaries are validly issued, fully paid, non-assessable and free of preemptive rights, rights of first refusal or similar rights. Except as set forth in the Parent SEC Documents, as of the date hereof Parent owns, directly or indirectly, all of the issued and outstanding capital stock and other ownership interests or securities of each of its material Subsidiaries, free and clear of any claim, lien, pledge, option, right of first refusal or offer, preemptive right, charge, easement, security interest, deed of trust, mortgage, right-of-way, covenant, condition, restriction, encumbrance or other rights of third parties, and there are no existing options, warrants, calls, subscriptions, convertible securities or other securities, agreements, commitments or obligations of any character relating to the outstanding capital stock or other securities of any material Parent Subsidiary or which would require any material Parent Subsidiary to issue or sell any shares of its capital stock, ownership interests or securities convertible into or exchangeable for shares of its capital stock or ownership interests.

     (e) Except as set forth in the Parent SEC Documents, as of the date hereof there are issued and outstanding or reserved for issuance: (i) no shares of capital stock, Voting Debt or other voting securities of the Parent; (ii) no restricted shares of capital stock or equity interests of the Parent or any material Parent Subsidiary, performance share awards or dividend equivalent rights relating to the equity interests of the Parent or any material Parent Subsidiary, (iii) no securities of the Parent or any material Parent Subsidiary or securities or assets of any other entity convertible into or exchangeable for Parent Common Stock, shares of stock, Voting Debt or other voting securities of the Parent or any material Parent Subsidiary; and (iv) no subscriptions, options, warrants, conversion rights, stock appreciation rights, calls, claims, rights of first refusal, rights (including preemptive rights), commitments, arrangements or agreements to which the Parent or any material Parent Subsidiary is a party or by which it is bound in any case obligating the Parent or any material Parent Subsidiary to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional Parent Common Stock, shares of stock, Voting Debt or other voting securities of the Parent or of any material Parent Subsidiary, or obligating the Parent or any material Parent Subsidiary to grant, extend or enter into any such subscription, option, warrant, conversion right, stock appreciation right, call, right, commitment, arrangement or agreement. All outstanding shares of capital stock of the Parent and each material Parent Subsidiary are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of, any preemptive right, purchase option, call option, right of first refusal, subscription or any other similar right or Encumbrance.

     (f) Except as set forth in the Parent SEC Documents, all dividends or distributions on securities of the Parent or any material Parent Subsidiary that have been declared or authorized prior to the date of this Agreement have been paid in full (except to the extent such dividends have been publicly announced and are not yet due and payable).

     (g) Except for the Transaction Documents and except as set forth in the Parent SEC Documents, as of the date hereof there are not any (i) stockholder agreements, voting trusts, proxies or other agreements or understandings relating to the voting of any shares of stock of the Parent or any material Parent Subsidiary or (ii) agreements or understandings relating to the sale or transfer (including agreements imposing transfer restrictions) of any Parent Common Stock or Parent 6% Preferred Stock or any ownership interests in any material Parent Subsidiary, to which the Parent or any material Parent Subsidiary is a party or by which it is bound. Except as set forth in the Parent SEC Documents, as of the date hereof there are no restrictions on the Parent's ability to vote the equity interests of any material Parent Subsidiary.

     (h) Except as set forth in the Parent SEC Documents, as of the date hereof there are not any material Parent Subsidiaries (other than Parent L.P.) in which any officer or director of the Parent or any Parent Subsidiary owns any stock or other securities. As of the date hereof, there are no agreements or understandings between the Parent or any material Parent Subsidiary and any Person that could cause such Person to be treated as holding any stock or security in the Parent or any material Parent Subsidiary as an agent for, or nominee of, the Parent or any material Parent Subsidiary.

     (i) Except as set forth in the Parent SEC Documents, as of the date hereof Parent does not directly or indirectly hold any material equity interests in any Person.

     SECTION 4.06. SEC DOCUMENTS.

     (a) Parent has filed with the SEC, and has heretofore made available to the Company (by public filing with the SEC or otherwise) true and complete copies of, all reports, schedules, forms, statements and other documents required to be filed with the SEC by Parent since December 31, 2000 (collectively, the "PARENT SEC DOCUMENTS"). Parent does not have any outstanding and unresolved comments from the SEC with respect to any of the Parent SEC Documents, nor has it received letters requesting information or otherwise inquiring as to any matters affecting Parent or Parent L.P. which have not been adequately addressed. None of the Parent SEC Documents is the subject of any confidential treatment request by Parent.

     (b) As of its respective date, each Parent SEC Document complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, the Sarbanes-Oxley Act, as and to the extent applicable thereto, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Document. Except to the extent that information contained in any Parent SEC Document filed and publicly available prior to the date of this Agreement has been revised or superseded by a later filed Parent SEC Document, none of the Parent SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, and to the extent as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as and to the extent may be indicated in the notes thereto) and fairly present the financial position of Parent and the Parent Subsidiaries as of the dates thereof and the results of its operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments). Each of the principal executive officer of Parent and the principal financial officer of Parent (or each former principal executive officer of Parent and each former principal financial officer of Parent, as applicable) has made the certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act and the rules and regulations of the SEC promulgated thereunder with respect to Parent's filings pursuant to the Exchange Act. For purposes of the preceding sentence, "PRINCIPAL EXECUTIVE OFFICER" and "PRINCIPAL FINANCIAL OFFICER" shall have the meanings given to such terms in the Sarbanes-Oxley Act.

     SECTION 4.07. NO UNDISCLOSED MATERIAL LIABILITIES. There are no liabilities or obligations of Parent or any Subsidiary thereof of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances that could be reasonably expected to result in such a liability or obligation, other than
(i) liabilities or obligations disclosed and provided for in the consolidated balance sheet of Parent as of March 31, 2004 included in the Parent SEC Documents or referred to in the notes thereto; (ii) liabilities or obligations incurred in the ordinary course of business consistent with past practice since March 31, 2004; and (iii) liabilities or obligations which would not, individually or in the aggregate, have a Parent Material Adverse Effect.

     SECTION 4.08. INFORMATION SUPPLIED.

     (a) The information supplied or to be supplied by Parent for inclusion or incorporation in the Registration Statement shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied or to be supplied by Parent for inclusion in the Proxy Statement to be sent to the stockholders of the Company in connection with the Company Stockholders Meeting shall not, on the date the Proxy Statement is first mailed to the stockholders of the Company or at the time of the Company Stockholders Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (b) Notwithstanding the foregoing, Parent makes no representations or warranties with respect to information that has been or will be supplied by the Company or its auditors, attorneys, financial advisers, other consultants or advisers, specifically for use in the Registration Statement or the Proxy Statement.

     SECTION 4.09. VOTE REQUIRED. No vote of the holders of any class or series of the Parent's capital stock is necessary to approve this Agreement, the REIT Merger, the OP Merger or the issuance of shares of Parent Common Stock and Parent 6% Preferred Stock as contemplated hereby or thereby.

     SECTION 4.10. MERGER SUB. Neither Merger Sub nor L.P. Merger Sub has incurred nor will it incur any liabilities or obligations, except those incurred in connection with its organization and with the negotiation of this Agreement and the performance hereof, and the consummation of the transactions contemplated hereby, including the REIT Merger and the OP Merger. Except as contemplated by this Agreement, neither Merger Sub nor L.P. Merger Sub has engaged in any business activities of any type or kind whatsoever, or entered into any agreements or arrangements with any person or entity, or become subject to or bound by any obligation or undertaking. As of the date hereof, all of the issued and outstanding equity interests of Merger Sub are owned beneficially and of record by Parent L.P., free and clear of all Encumbrances (other than those created by this Agreement and the transactions contemplated hereby). As of the date hereof, all of the issued and outstanding equity interests of L.P. Merger Sub are owned beneficially and of record by Merger Sub, free and clear of all Encumbrances (other than those created by this Agreement and the transactions contemplated hereby).

     SECTION 4.11. TAXES. Parent has always been, and will be through the Closing Date, (i) a REIT within the meaning of Section 856 of the Code, and (ii) to its knowledge, a "domestically-controlled REIT" within the meaning of Section 897(h)(4)(B) of the Code. To its knowledge, Parent has neither taken nor omitted to take any action that could result in a reasonable challenge to its status as a REIT, and no such challenge is pending or threatened in writing.

     SECTION 4.12. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as and to the extent disclosed in the Parent SEC Documents, since December 31, 2003, (a) there has not been any change, event, effect, damage, destruction or loss relating to the business or operations of Parent or any Parent Subsidiary that has had, or would reasonably be expected to have, a Parent Material Adverse Effect and (b) Parent has not declared any dividends or distributions on the Parent Common Stock other than its regular quarterly dividends.

                                   ARTICLE V.

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

     SECTION 5.01. CONDUCT OF BUSINESS BY THE COMPANY. (a) CONDUCT OF BUSINESS BY THE COMPANY AND COMPANY SUBSIDIARIES. Except for matters set forth in Section 5.01(a) of the Company Disclosure Letter or otherwise expressly permitted by this Agreement, from the date of this Agreement to the Effective Time, the Company and the Company Subsidiaries shall conduct their business in the usual, regular and ordinary course in substantially the same manner as previously conducted (except as otherwise set forth in the corporate budget previously delivered to Parent and included in Section 5.01 of the Company Disclosure Letter (the "CORPORATE BUDGET")) and in compliance in the aggregate with the expenditure thresholds set forth in the Corporate Budget, and use their commercially reasonable best efforts to preserve their current business organization, assets and technology, keep available the services of their current officers and employees and maintain their relationships with customers, collaborators, suppliers, licensors, licensees, distributors and others having business dealings with them. In addition, and without limiting the generality of the foregoing, except for matters set forth in Section 5.01(a) of the Company Disclosure Letter or otherwise expressly permitted by this Agreement, from the date of this Agreement to the Effective Time, the Company and Company Subsidiaries shall not authorize, commit or agree to do any of the following without the prior written consent of Parent:

          (i) (A) other than as permitted pursuant to Section 6.11 or for dividends from a wholly owned subsidiary to its parent entity or quarterly dividends pursuant to the Parent/Company Joint Venture Agreement identified on Section 3.17(e) of the Company Disclosure Letter, declare, set aside or pay any dividends on, or make any other distributions in respect of, any of their capital stock or other ownership interests, including, without limitation, Company L.P. Units, (B) split, combine or reclassify any of their capital stock or other ownership interests, including, without limitation, Company L.P. Units, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of their capital stock or other ownership interests, including, without limitation, Company L.P. Units, except for any Subsidiary (other than Company L.P.) which remains a wholly-owned Subsidiary thereafter, (C) purchase, redeem or otherwise acquire (other than the redemption of the Company L.P. Series B Preferred Units, the Company Series B Preferred Stock and any security issued in connection with the redemption of the Company L.P. Series B Preferred Units or the Company Series B Preferred Stock, in each case as contemplated by this Agreement) any shares of capital stock or other ownership interests, including, without limitation, Company L.P. Units, of the Company and the Company Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities; (D) take any action the result of which is that the Company acquires, forms or creates a Subsidiary of the Company; or (E) take any action the result of which is that the Company or a Company Subsidiary acquires or otherwise owns any equity interest in any other Person;

          (ii) issue, deliver, sell, pledge, grant or otherwise encumber (A) any shares of their capital stock or other ownership interests, (B) any Voting Debt or other voting securities, (C) any securities convertible into or exchangeable for, or any options, warrants, calls or rights to acquire, any such shares, Voting Debt, voting securities or convertible or exchangeable securities or (D) any phantom stock, phantom stock rights, stock appreciation rights, stock-based performance units, or other rights or interests based on or linked to the value of Company Common Stock, other than (x) the issuance of Company Common Stock upon the exercise of Company Options or conversion of Company Common Units outstanding on the date of this Agreement and in accordance with their terms as of the date of this Agreement and (y) the issuance of preferred securities (the terms of which shall be agreed to with Parent, whose agreement shall not be unreasonably withheld) in an amount not to exceed that required to raise the necessary funds for the redemption of the Company L.P. Series B Preferred Units in accordance with the terms of the Company L.P. Partnership Agreement and any shares of Company Series B Preferred Stock in accordance with the Charter;

          (iii) except to the extent required to comply with its obligations under this Agreement or with applicable Law, amend the Company Organizational Documents or any organizational documents of any Company Subsidiary including, without limitation, Company L.P.;

          (iv) directly or indirectly acquire or agree to acquire (A) by merging or consolidating with, or by purchasing all or a portion of the assets of, or equity interests in, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (B) any assets, including real estate, in each case other than purchases in the ordinary course of business consistent with past practice in an amount not involving more than $1,000,000 individually or $2,000,000 in the aggregate or as otherwise specifically set forth in the Corporate Budget;

          (v) except as may be required by applicable Law or written contractual commitments existing on the date hereof, referred to in Section 5.1(a)(v) of the Company Disclosure Letter, and provided to Parent or as otherwise disclosed on Section 5.01(a)(v) of the Company Disclosure Letter, (A) increase the compensation or benefits payable or to become payable to the officers or employees of the Company, any Company Subsidiary or any Affiliate thereof, (B) establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, employment, termination, severance, stock incentive or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee, except as contemplated by this Agreement or to the extent required by applicable Law or the terms of a collective bargaining agreement, (C) increase the benefits payable under any existing severance or termination pay policies or employment or other agreements (except that the Company Board or Compensation Committee thereof has provided for accelerated vesting of the Company Options outstanding on the Closing Date by reason of this Agreement and the transactions contemplated hereby), (D) take any affirmative action to accelerate the vesting of any stock-based compensation, (E) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Company Employee Benefit Plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any Company Employee Benefit Plans or agreements or awards made thereunder), (F) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Company Employee Benefit Plan, (G) make any material determinations not in the ordinary course of business consistent with past practice under any collective bargaining agreement or Company Employee Benefit Plan, (H) amend or modify any Company Option Plan, other than pursuant to the provisions of Sections
     1.08 or 6.05 hereof, (I) grant or promise any tax offset payment award under any Company Option Plan, (J) make any loan or cash advance to, or engage in any transaction with, any current or former director, officer or employee or (K) make any loan or cash advance to any current or former consultant or independent contractor;

          (vi) make any change in accounting methods, principles or practices affecting the reported consolidated assets, liabilities or results of operations of the Company, except insofar as may have been required by a change in GAAP or by a Governmental Entity;

          (vii) directly or indirectly transfer, sell, lease (as lessor), license, sell and leaseback, mortgage or otherwise dispose of or encumber or subject to any Encumbrance any properties or assets or any interest therein, except sales of immaterial assets in the ordinary course of business consistent with past practice in an amount not involving more than $500,000 in one transaction or series of related transactions or as otherwise specifically reflected in the Corporate Budget, or enter into or amend, modify or terminate any Material Contract or waive, release or assign any material rights or claims thereunder;

          (viii) (A) except (1) to meet the current cash needs of the Company and Company Subsidiaries not exceeding the amount contemplated by the Company's Corporate Budget for such period or (2) as needed to redeem the Company L.P. Series B Preferred Units, the Company Series B Preferred Stock or any security issued in connection with the redemption of the Company L.P. Series B Preferred Units or the Company Series B Preferred Stock (subject to the Company providing Parent with the opportunity to review the terms of any proposed indebtedness and participate in the negotiation of the terms thereof), incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company, guarantee any debt securities of another Person, enter into any "KEEP WELL" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing or (B) except as specifically reflected in the Development Budget and Schedules set forth in Section 5.01(a)(viii) of the Company Disclosure Letter, make any loans, advances or capital contributions to, or investments in, any other Person, except loans or investments by the Company or a wholly owned Company Subsidiary to or in the Company or any wholly owned Company Subsidiary;

          (ix) except as specifically reflected in the Development Budget or Schedules set forth in Section 5.01(a)(ix) of the Company Disclosure Letter, (A) enter into any new commitments obligating the Company or any Company Subsidiary to make capital expenditures in excess of $1,000,000 individually or $2,000,000 in the aggregate, not including tenant allowances under existing leases, (B) acquire, enter into any option to acquire, or exercise an option or other right or election or enter into any other commitment or contractual obligation (each, a "COMMITMENT") for the acquisition of any real property or other transaction involving nonrefundable deposits in excess of $500,000 and, in any event, not in excess of $1,000,000 individually or $2,000,000 in the aggregate (with respect to the proposed projects identified in Section 5.01(a)(ix) of the Company Disclosure Letter, the Company shall be authorized to incur predevelopment expenditures not in excess of $1,000,000 per individual project and $5,000,000 in the aggregate, and to enter into Commitments to acquire real property; PROVIDED, HOWEVER, that the Company shall not be obligated under any such Commitment to incur more than $500,000 on a non-refundable basis per individual project and $2,500,000 in the aggregate, and shall obtain the prior written consent of Parent before the expiration of any due diligence period after which the Company will become obligated under such Commitment for more than $500,000 per project), (C) commence construction of, or enter into any Commitment to develop or construct, other real estate projects involving in excess of $1,500,000, or
     (D) enter into any lease in excess of 20,000 square feet or incur or commit to incur any tenant allowances or landlord funded construction expenditures related thereto;

          (x) (A) settle or compromise any material Tax liability or waive or extend the statute of limitations with respect to any Taxes of the Company or any Company Subsidiary, (B) take or omit to take any action that could cause the termination or revocation of the Company's REIT status or the status of any Company Subsidiary as a partnership for U.S. federal income tax purposes where such Company Subsidiary presently files Tax Returns as a partnership, (C) make or rescind any material election relating to Taxes of the Company or any Company Subsidiary, except as provided in the preceding clause (B) or (D) enter into, or permit any Company Subsidiary to enter into, any Tax Protection Arrangement;

          (xi) (A) settle or compromise any claim, litigation or other legal proceeding, other than those wholly-covered by insurance or in the ordinary course of business consistent with past practice in an amount not involving more than $500,000 individually or $1,000,000 in the aggregate, (B) pay, discharge, settle or satisfy any claims (including claims of stockholders), liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or as required by their terms in effect on the date of this Agreement of claims, liabilities or obligations reflected or reserved against in the most recent audited consolidated financial statements (or the notes thereto) of the Company included in the Company SEC Documents filed prior to the date of this Agreement (for amounts not in excess of such reserves) or incurred since the date of such audited financial statements in the ordinary course of business consistent with past practice, (C) cancel any indebtedness or waive, release, grant or transfer any claims or rights of material value or
     (D) waive any benefit of, or agree to modify in any adverse respect, or fail to enforce, or consent to any matter with respect to which its consent is required under, any confidentiality, standstill or similar agreement to which the Company is a party;

          (xii) (A) enter into any employment, consulting or severance agreement with or grant any severance or termination pay to any officer, director or employee of the Company or any Company Subsidiary, (B) hire or agree to hire any new or additional employees or officers, PROVIDED, HOWEVER, that if any employee of the Company or any Company Subsidiary who is not a party to an employment agreement or other similar agreement resigns after the date hereof but prior to Closing, such entity may hire a person to replace such employee on substantially similar terms consistent with past practice, subject to the restrictions of the preceding clause (A), or (C) otherwise enter into, amend or otherwise modify any agreement or arrangement with any person that is an Affiliate of the Company (other than agreements with Company Subsidiaries) or, as of the date of this Agreement, is an employee, officer or director of the Company or any Company Subsidiary;

          (xiii) in connection with any Development Property, fail to diligently pursue the development, rehabilitation, renovation, addition or expansion of each such Development Property in a manner that is (i) in accordance with the Company's past development practices and (ii) consistent in all material respects with the applicable Development Budget and Schedule;

          (xiv) commence any lawsuit, arbitration or any administrative proceeding against any Third Party, excluding actions brought in the ordinary course of business to enforce lease rights;

          (xv) make any payments or incur any liability or obligation for the purpose of obtaining any consent from any person to the REIT Merger or the OP Merger;

          (xvi) permit any insurance policy naming the Company or any Company Subsidiary as a beneficiary or a loss payable payee to be canceled or terminated without notice to Parent unless such entity shall have obtained, prior to or simultaneous with such cancellation or termination, an insurance policy with substantially similar terms and conditions to the canceled or terminated policy;

          (xvii) take any action that would reasonably be expected to (A) result in any condition to the REIT Merger set forth in Article VII not being satisfied in all material respects or (B) prevent, materially delay or materially impede the consummation of the REIT Merger or the other transactions contemplated by this Agreement;

          (xviii) result in (A) any representation and warranty of the Company set forth in this Agreement that is qualified as to materiality becoming untrue or (B) any such representation and warranty that is not so qualified becoming untrue in any material respect; or

          (xix) authorize any of, or commit or agree to take any of, the foregoing actions.

     (b) ADVICE OF CHANGES; FILINGS. The Company shall confer with Parent on a regular and frequent basis to report on operational matters and other matters requested by Parent. Parent and the Company shall promptly advise the other orally and in writing of any change or event that could reasonably be expected to have a Company Material Adverse Effect or Parent Material Adverse Effect, as applicable. The Company and Parent shall each promptly provide the other copies of all filings made by such party with any Governmental Entity in connection with this Agreement and the Transactions, other than the portions of such filings that include confidential information not directly related to the Transactions.

     (c) CERTAIN TAX MATTERS. During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause each Company Subsidiary to, (i) furnish all material Tax Returns required to be filed by the Company or any Company Subsidiary after the date hereof ("POST-SIGNING RETURNS") to Parent for review and comment at least twenty (20) days before the due date for such Tax Returns and shall promptly file such Tax Returns after receiving approval from Parent, which approval shall not be unreasonably withheld; (ii) timely pay all Taxes due and payable by the Company or any of its Subsidiaries in respect of such Post-Signing Returns that are so filed, other than those being contested in good faith for which appropriate reserves have been made;
(iii) accrue a reserve in the books and records and financial statements of the Company in accordance with past practice for all projected Taxes payable by the Company for which no Post-Signing Return is due prior to the Effective Time; and
(iv) promptly notify Parent of any suit, claim, action, investigation, proceeding or audit (collectively, "ACTIONS") pending against or with respect to the Company in respect of any Tax and not settle or compromise any such Action without Parent's prior written consent.

     SECTION 5.02. CONDUCT OF BUSINESS BY PARENT. Except for matters expressly permitted by this Agreement, from the date of this Agreement to the Effective Time, the Parent and the Parent Subsidiaries shall use their commercially reasonable best efforts to preserve their current business organization, assets and technology, keep available the services of their current officers and employees and maintain their relationships with customers, collaborators, suppliers, licensors, licensees, distributors and others having business dealings with them. In addition, and without limiting the generality of the foregoing, except for matters expressly permitted by this Agreement, from the date of this Agreement to the Effective Time, Parent and its Subsidiaries shall not do any of the following without the prior written consent of the Company:

          (i) (A) amend its certificate of incorporation or by-laws in such a manner as would cause holders of Company Common Stock that receive Parent Common Stock pursuant to the REIT Merger to be treated differently than other holders of Parent Common Stock, or amend the Parent L.P. Partnership Agreement in such a manner as would cause holders of Company Common Units that receive Parent L.P. Interests pursuant to the OP Merger to be treated differently than other holders of the applicable Parent Common Units or Parent Preferred Units or (B) declare, set aside or pay any dividend payable in cash, stock or property or make any other distribution with respect to such shares of capital stock or other ownership interests (except that a wholly owned Subsidiary may declare and pay a dividend to its parent and Parent may declare and pay regular quarterly dividends in the ordinary course of business);

          (ii) adopt a plan of complete or partial liquidation with respect to Parent or resolutions providing for or authorizing such a liquidation or a dissolution;

          (iii) take any action that would reasonably be expected to (A) result in any condition to the REIT Merger set forth in Article VII not being satisfied in all material respects or (B) prevent, materially delay or materially impede the consummation of the REIT Merger or the other transactions contemplated by this Agreement;

          (iv) authorize any of, or commit or agree to take any of, the foregoing actions.

     SECTION 5.03. CONTROL OF OTHER PARTY'S BUSINESS. Nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct Parent's operations or give Parent, directly or indirectly, the right to control or direct the Company's operations prior to the Effective Time. Prior to the Effective Time, Parent and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

                                  ARTICLE VI.

                              ADDITIONAL AGREEMENTS

     SECTION 6.01. PREPARATION OF THE PROXY STATEMENT; COMPANY STOCKHOLDERS MEETING. (a) As promptly as practicable after the execution of this Agreement, the Company shall prepare and file the Proxy Statement with the SEC, and Parent shall prepare and file the Registration Statement (in which the Proxy Statement will be included) with the SEC. Parent and the Company shall use their reasonable best efforts to cause the Registration Statement to become effective under the Securities Act as soon after such filing as practicable and to keep the Registration Statement effective as long as is necessary to consummate the REIT Merger. The Proxy Statement shall include the recommendation of the Board of Directors of the Company in favor of approval and adoption of this Agreement and the REIT Merger, except to the extent the Board of Directors of the Company shall have withdrawn or modified its approval or recommendation of this Agreement as permitted by Section 6.04(e). The Company shall use its reasonable best efforts to cause the Proxy Statement to be mailed to its stockholders as promptly as practicable after the Registration Statement becomes effective. The parties shall promptly provide copies, consult with each other and prepare written responses with respect to any written comments received from the SEC with respect to the Proxy Statement and the Registration Statement and advise one another of any oral comments received from the SEC. The Registration Statement and the Proxy Statement shall comply as to form in all material respects with the rules and regulations promulgated by the SEC under the Securities Act and the Exchange Act, respectively.

     (b) Parent and the Company shall make all necessary filings with respect to the REIT Merger and the transactions contemplated thereby under the Securities Act and the Exchange Act and applicable blue sky laws and the rules and regulations thereunder. Each party will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock or Parent 6% Preferred Stock issuable in connection with the REIT Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. No amendment or supplement to the Proxy Statement or the Registration Statement shall be filed without the approval of both parties hereto, which approval shall not be unreasonably withheld or delayed; PROVIDED that, with respect to documents filed by a party which are incorporated by reference in the Proxy Statement or the Registration Statement, this right of approval shall apply only with respect to information relating to the other party and its Affiliates, their business, financial condition or results of operations or the Transactions; and PROVIDED, FURTHER, that the Company, in connection with a Subsequent Determination, may amend or supplement the Proxy Statement (including by incorporation by reference) pursuant to a Qualifying Amendment (as defined below) to effect such a Subsequent Determination, and in such event, this right of approval shall apply only with respect to information relating to the Parent and its Affiliates or their business, financial condition or results of operations. "QUALIFYING AMENDMENT" means an amendment or supplement to the Proxy Statement (including by incorporation by reference) to the extent it contains
(i) a Subsequent Determination, (ii) a statement of the reasons of the Company Board for making such Subsequent Determination and (iii) additional information reasonably related to the foregoing. If at any time prior to the Effective Time, any information relating to Parent or the Company, or any of their respective Affiliates, officers or directors, should be discovered by Parent or the Company that should be set forth in an amendment or supplement to the Registration Statement or the Proxy Statement, so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of the Company.

     (c) The Company shall, as soon as practicable following the date of this Agreement, establish a record date (which will be as promptly as reasonably practicable following the date of this Agreement) for, duly call, give notice of, convene and hold a meeting of its stockholders (the "COMPANY STOCKHOLDERS MEETING") for the purpose of obtaining the Required Company Vote. In connection with such meeting, the Company will (i) subject to Section 6.04(e), use its reasonable best efforts to obtain the Required Company Vote and (ii) otherwise comply with all legal requirements applicable to such meeting.

     (d) As promptly as practicable after the execution of this Agreement, Parent, Parent L.P., the Company and Company L.P. shall prepare certain solicitation materials (the "PARTNER SOLICITATION MATERIALS"), which will be used by Parent L.P. to offer the OP Merger Consideration to the holders of Company Common Units in exchange for their Company Common Units and by Company L.P. to solicit the OP Merger Approval. Such Partner Solicitation Materials shall be prepared by Parent, Parent L.P., the Company and Company L.P. in compliance with applicable Law and shall include information about Parent and Parent L.P., a description of the Transactions, a description of any available appraisal rights for holders of Company L.P. Units, a general description of the federal income Tax consequences of receiving the OP Merger Consideration, a letter of transmittal (in form and substance to be reasonably agreed upon by Parent and the Company) pursuant to which each holder of Company Common Units may elect to exchange with Parent L.P. (a "COMPANY COMMON UNIT EXCHANGE") its Company Common Units for the OP Merger Consideration immediately prior to the OP Effective Time (the "TRANSMITTAL LETTER"), and such other information as the parties reasonably determine. Each holder of Company Common Units who wishes to make a Company Common Unit Exchange must deliver to Parent a Properly Completed Transmittal Letter prior to the Election Deadline. All Partner Solicitation Materials, and all mailings to holders of Company L.P. Units in connection with the OP Merger, shall be subject to the prior review, comment and consent of Parent, Parent L.P., the Company and Company L.P. (not to be unreasonably withheld or delayed). Parent and the Company shall make all necessary filings with respect to the OP Merger and the transactions contemplated thereby under the Securities Act and the Exchange Act and applicable blue sky laws and the rules and regulations thereunder. Each party hereto shall use its reasonable best efforts, after consultation with the other parties hereto, to respond promptly to any comments made by any Governmental Entity with respect to the Partner Solicitation Materials and any preliminary version thereof and to cause such Partner Solicitation Materials to be mailed to the holders of Company L.P. Units at or about the same time as the Proxy Statement is mailed to the stockholders of the Company.

     (e) Subject to Section 6.04(e), the Company and Company L.P. shall seek the written consent and approval of the holders of the Company Common Units to this Agreement and the OP Merger and recommend to such holders approval and adoption of this Agreement and the OP Merger, and include such recommendation in the Partner Solicitation Materials.

     SECTION 6.02. ACCESS TO INFORMATION. Subject to applicable Law, including any applicable competition, merger control, antitrust or similar Law, or confidentiality obligations owed to third parties, upon reasonable notice the Company and the Company Subsidiaries shall afford to each of Parent, Merger Sub and to their respective Affiliates and Representatives, reasonable and prompt access during normal business hours during the period prior to the Effective Time or the termination of this Agreement to all its properties, assets, books, contracts, commitments, Representatives and records, and during such period, (x) Parent shall have the right, subject to the terms of this Section 6.02, to prepare or cause to be prepared surveys, inspections, engineering studies, environmental assessments and other tests, examinations or studies with respect to the Company Properties; PROVIDED that Parent may not do any invasive or destructive testing of the Company Properties, (y) the Company shall provide Parent with a monthly review of the revenues, capital spending and performance data of the Company and the Company Subsidiaries within 10 days after the end of each such month, and (z) the Company shall make available to Parent on a prompt basis (i) a copy of each report, schedule, form, statement and other document filed or received by it during such period pursuant to the requirements of domestic or foreign (whether national, federal, state, provincial, local or otherwise) Laws and (ii) all other information concerning its business, properties and personnel as Parent may reasonably request. Parent will hold any such information that is non-public in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement dated June 8, 2004 between the Company and Parent (the "CONFIDENTIALITY AGREEMENT"). Any investigation by Parent shall not affect the representations and warranties or the conditions to the obligations of the Company or Parent, as the case may be.

     SECTION 6.03. REASONABLE BEST EFFORTS; NOTIFICATION. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the REIT Merger and the other Transactions, including using reasonable best efforts to obtain all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and to make all necessary registrations, declarations and filings (including filings with Governmental Entities, if any) and to take all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity; PROVIDED, HOWEVER, that Parent will not be required to agree to, or proffer to, (A) divest or hold separate, or enter into any licensing or similar arrangement with respect to, any assets (whether tangible or intangible) or any of Parent's, the Company's or any of their respective Affiliates' businesses or (B) cease to conduct business or operations in any jurisdiction in which Parent, the Company or any of their respective Affiliates conducts business or operations as of the date of this Agreement. The Company shall use its reasonable best efforts (i) to obtain consents of all third parties necessary, proper or advisable for the consummation by the Company or any of its Affiliates of the transactions contemplated by this Agreement (including without limitation obtaining the consents required under the agreements set forth on Section 3.03(b) of the Company Disclosure Letter); PROVIDED that, without the prior written consent of the Parent, the Company shall not agree to any significant modification to any contractual arrangement to obtain such consents or certificates; (ii) to provide any notices to third parties required to be provided by the Company or any of its Affiliates prior to the Effective Time, including under any leases or insurance policies; and (iii) to comply in all material respects with the terms of the insurance policies.

     (b) In connection with and without limiting the foregoing, the Company, Company L.P. and the Company Board shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement, the Voting Agreements, the REIT Merger, the OP Merger or any of the other Transactions and (ii) if any state takeover statute or similar statute or regulation becomes applicable to this Agreement, the Voting Agreements, the REIT Merger, the OP Merger or any of the other Transactions, take all action necessary to ensure that the REIT Merger, the OP Merger and the other Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and the Voting Agreements and otherwise to minimize the effect of such statute or regulation on the REIT Merger, the OP Merger and the other Transactions.

     (c) The Company shall give notice to Parent within 48 hours of becoming aware of any representation or warranty made by it and contained in this Agreement becoming untrue or inaccurate such that the condition set forth in
Section 7.02(a) would not be satisfied; provided that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

     (d) Parent shall give notice to the Company within 48 hours of becoming aware of any representation or warranty made by it or Merger Sub contained in this Agreement becoming untrue or inaccurate such that the condition set forth in Section 7.03(a) would not be satisfied; provided that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

     SECTION 6.04. NO SOLICITATION. (a) Neither the Company or any of its Subsidiaries shall, nor shall the Company or any of its Subsidiaries authorize or permit any of their Representatives to, directly or indirectly, (i) solicit, initiate, encourage or take any other action to facilitate (including by the furnishing of information) the submission of any inquiry, proposal or offer from any Person (other than Parent, Merger Sub or their Affiliates) relating to, or that could reasonably be expected to lead to, any Takeover Proposal, (ii) agree to, approve or recommend any Takeover Proposal or enter into any agreement with respect to any Takeover Proposal or (iii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, any Takeover Proposal. "TAKEOVER PROPOSAL" means any offer or proposal for any direct or indirect acquisition or purchase, in one transaction or a series of transactions, of 20% or more of the assets of the Company and the Subsidiaries of the Company, taken as a whole, or 20% or more in voting power of the outstanding shares of Company Common Stock or any class or series of equity or voting securities of the Company or any Significant Subsidiary (including without limitation the Company L.P. Units), any tender offer or exchange offer that if consummated would result in any Person beneficially owning 20% or more in voting power of the outstanding shares of Company Common Stock or any class or series of equity or voting securities of the Company or any Significant Subsidiary (including without limitation the Company L.P. Units), or any merger, consolidation, business combination, recapitalization, reclassification, share exchange, liquidation, dissolution or similar transaction or series of transactions involving the Company or any Significant Subsidiary.

     (b) In addition to the obligations of the Company set forth in paragraph
(a) of this Section 6.04, the Company shall notify Parent promptly (but in any event within 24 hours) after receipt or occurrence of (i) any Takeover Proposal,
(ii) any request for information with respect to any Takeover Proposal, (iii) any inquiry, proposal, discussions or negotiation with respect to any Takeover Proposal, and (iv) the material terms and conditions of any such Takeover Proposal, request for information, inquiry, proposal, discussion or negotiation and the identity of the Person making any such Takeover Proposal, request for information, inquiry or proposal or with whom discussions or negotiations are taking place. The Company shall promptly keep Parent informed in all material respects of the status and details (including amendments or proposed amendments) of any such inquiry, request or Takeover Proposal.

     (c) Nothing contained in this Section 6.04 shall prohibit the Company and the Company Board from (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act or
(ii) making any disclosure to the Company's stockholders if, in the good faith judgment of the Company Board, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable Law; PROVIDED, HOWEVER, that, other than pursuant to Section 6.04(e), in no event shall the Company, the Company Board or any committee thereof withdraw (or modify in a manner adverse to Parent), or propose to withdraw (or modify in a manner adverse to Parent), its position with respect to this Agreement, the Voting Agreements, the REIT Merger, the OP Merger or the other Transactions or adopt, approve or recommend, or propose to adopt, approve or recommend, a Takeover Proposal.

     (d) Notwithstanding anything in this Section 6.04 to the contrary, prior to the REIT Effective Time, the Company may negotiate and participate in discussions and negotiations with such Person that has made an unsolicited bona fide written Takeover Proposal not resulting from or arising out of a breach of
Section 6.04(a) (provided that the Company shall not agree to any exclusive right to negotiate with such Person) and may furnish information concerning its business, properties or assets to such Person pursuant to appropriate confidentiality agreements (on terms not less favorable to the Company than the Confidentiality Agreement); provided that the Company Board shall be permitted to take any such action if, and only if, prior to taking such action, the Company Board has determined by the affirmative vote of a majority of all of the members of the Company Board that (i) such Takeover Proposal would result in, or would reasonably be expected to result in, a Superior Proposal and (ii) after receiving advice from outside legal counsel, the failure to provide information to such Person or access or to engage in discussions or negotiations with such Person would be reasonably likely to cause the Company Board to breach its statutory duties to the Company under applicable Law. "SUPERIOR PROPOSAL" means a Takeover Proposal (as defined in Section 6.04(a), except that the reference to "20%" in such definition shall be deemed to be a reference to "50%") whereby the Person making such proposal has on an unsolicited basis submitted a bona fide written proposal to the Company relating to any such transaction on terms that the Company Board determines in its good faith judgment (after consultation with a nationally recognized financial advisor, taking into account all the terms and conditions of the Takeover Proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation) are more favorable to the Company's stockholders, from a financial point of view, than this Agreement and the REIT Merger, taken as a whole, and that is reasonably capable of being completed. The Company shall not provide any nonpublic information, which was not previously provided to Parent, regarding the Company to any other Person pursuant to this Section 6.04(d) unless such information is simultaneously provided to Parent.

     (e) If the Company Board, after consultation with outside legal counsel, determines that failure to accept a Superior Proposal would likely cause a breach of the statutory duties of the directors of the Company to the Company under applicable Law, the Company Board may inform the holders of Company Common Stock that it no longer believes that the REIT Merger is advisable and no longer recommends approval (a "SUBSEQUENT DETERMINATION"), but only at a time that is prior to the Company Stockholders Meeting and after the second business day following Parent's receipt of written notice advising Parent that the Company has received a Superior Proposal specifying the terms and conditions of such Superior Proposal (and including a copy thereof with all accompanying documentation), identifying the Person making such Superior Proposal and stating that it is considering a Subsequent Determination; PROVIDED, that (i) during such two business day period Parent does not make an offer that the Board of Directors of the Company shall have reasonably concluded in good faith (following consultation with its nationally recognized financial advisors and outside counsel) is as favorable to the stockholders of the Company as such Superior Proposal and (ii) at the end of such two business day period such Takeover Proposal continues to be a Superior Proposal. At any time after the two business day period following notification to Parent of the Company's consideration to do so and if the Company has otherwise complied with the terms of this Section 6.04 (but in no event following adoption of this Agreement at the Company Stockholders Meeting), the Company may terminate this Agreement pursuant to Section 8.01(e) and enter into an agreement with respect to the Superior Proposal; PROVIDED that prior to such termination the Company shall have made payment to Parent of the full amounts, if any, required under Sections 8.03(c) and (d) to be paid at that time.

     SECTION 6.05. BENEFIT PLANS. (a) Until at least December 31, 2006, Parent shall provide or cause the Surviving Company to provide benefits to the employees of the Company as of the date of this Agreement who continue to be employed by the Surviving Company (such employees, the "CONTINUING EMPLOYEES") that, taken as a whole, are substantially comparable in the aggregate to such employees to those provided to such employees by the Company and its Subsidiaries as of the date hereof and thereafter comparable to similarly situated employees of Parent.

     (b) From and after the Effective Time, Parent shall, and shall cause the Surviving Company to, honor in accordance with their respective terms (as in effect on the date of this Agreement) all the Company Employment Agreements in
Section 3.15(c) of the Company Disclosure Letter.

     (c) Parent will honor in accordance with their terms, all vested accrued benefit obligations to, and contractual rights of, current and former employees of the Company and its Subsidiaries which are disclosed on the Company's Disclosure Letter, including the recently instituted severance policy set forth in Section 6.05(c) of the Company Disclosure Letter. Parent acknowledges that a "change of control" within the meaning of the Company Option Plans will occur on the Effective Time and that as a result all vesting of unvested options will be accelerated and all of them will vest. The Company may make any required employee matching contributions under its 401(k) Plan in a manner consistent with historical practices.

     (d) With respect to any "EMPLOYEE BENEFIT PLAN", as defined in Section 3(3) of ERISA, maintained by Parent or any of its Subsidiaries, to the extent such plan is made available to an employee of the Company, for all purposes (other than benefit accrual), service with the Company shall be treated as service with Parent or any of its Subsidiaries as applicable; PROVIDED, HOWEVER, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits; and PROVIDED FURTHER that (i) the Continuing Employees who participate in the severance plan shall not be eligible to participate in Parent's employee severance plan until January 1, 2007 and then only to the extent provided under the Company severance policy and (ii) upon commencing participation in Parent's employee severance plan, the Continuing Employees shall be credited for prior service with the Company for purposes of determining their entitlements to severance benefits.

     (e) Parent shall waive, or cause to be waived, any pre-existing condition limitation under any welfare benefit plan maintained by Parent or any of its Affiliates (other than the Company) in which employees of the Company (and their eligible dependents) will be eligible to participate from and after the Effective Time, except to the extent that such pre-existing condition limitation would have been applicable under the comparable Company welfare benefit plan immediately prior to the Effective Time. Parent shall recognize, or cause to be recognized, the dollar amount of all expenses incurred by each Company employee (and his or her eligible dependents) during the calendar year in which the Effective Time occurs for purposes of satisfying such year's deductible and co-payment limitations under the relevant welfare benefit plans in which they will be eligible to participate from and after the Effective Time.

     (f) All amounts earned by Company employees under the Company's Long-Term Executive Incentive Plan (the "LTIP") shall be payable in accordance with the terms set forth under the heading "Chelsea Property Group, Inc. 2002-2006 Long-Term Executive Incentive Plan Payment Schedule" in Section 6.05(f) of the Company Disclosure Letter. No additional amounts shall thereafter be earned or payable under the LTIP.

     (g) The Company shall take all actions necessary and appropriate to ensure that (i) the Stock Purchase Plan is terminated prior to the REIT Effective Time, and that no Company employee shall thereafter have any rights under the Stock Purchase Plan, (ii) participation in the Stock Purchase Plan is suspended as of the end of the first "Option Period" (as defined in the Stock Purchase Plan) that occurs following the date of this Agreement and (iii) prior to the REIT Effective Time, participants in the Company's 401(k) Plan will no longer have the right to purchase shares of Company Common Stock through such plan.

     (h) Except as otherwise expressly provided in this Agreement, nothing contained in this Section 6.05 or elsewhere in this Agreement shall be construed to prevent, from and after the Effective Time, the termination of employment of any individual employee of the Company or any change in the employee benefits available to any such individual employee or the amendment or termination of any particular Company Employee Benefit Plan or other employee benefit plan, program, policy or arrangement.

     (i) Parent and the Company shall cooperate in good faith and take such reasonable steps as may be necessary or appropriate to ensure, to the extent reasonably practicable, that payments made to Company employees in connection with the REIT Merger and/or the OP Merger, or upon subsequent termination of employment, will not be treated as "excess parachute payments" under Section 280G of the Code.

     SECTION 6.06. INDEMNIFICATION. (a) Parent and Merger Sub agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company as provided in the Company Organizational Documents shall be assumed by the Surviving Company in the REIT Merger, without further action, at the REIT Effective Time and shall survive the REIT Merger and shall continue in full force and effect in accordance with their terms.

     (b) The Surviving Company shall (i) for a period of six years after the REIT Effective Time cause to be maintained in effect in the Surviving Company's (or any successor) articles of incorporation and by-laws (or similar governing documents), provisions regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses which are no less advantageous to the intended beneficiaries as those currently contained in the articles of incorporation and by-laws of the Company and (ii) maintain for a period of at least six years the current policies of directors' and officers' liability insurance maintained by the Company (provided that the Surviving Company may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events that occurred on or before the REIT Effective Time; including, without limitation, in respect of the transactions contemplated by this Agreement; PROVIDED, HOWEVER, that in no event shall the Surviving Company be required to expend in any one year an amount in excess of 200% of the annual premiums currently paid by the Company for such insurance; and, PROVIDED, FURTHER, that if the annual premiums of such insurance coverage exceed such amount, the Surviving Company shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount. The provisions of this subsection (b) shall be deemed to have been satisfied if prepaid policies have been obtained by the Surviving Company for purposes of this Section 6.06, which policies (together with the Company's existing policy) provide such directors and officers with the coverage described in this subsection (b) for an aggregate period of not less than six years with respect to claims arising from facts or events that occurred on or before the REIT Effective Time, including, without limitation, in respect of the transactions contemplated by this Agreement.

     (c) If the Surviving Company or any of its successors or assigns (i) consolidates with or merges with or into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Surviving Company assume the obligations set forth in this Section 6.06. The parties acknowledge and agree that to the extent the Surviving Company fails to comply with its indemnification obligations pursuant to this Section 6.06, Parent shall fulfill the obligations of the Surviving Company hereunder.

     (d) The provisions of this Section 6.06 shall not be terminated or modified in such a manner as to adversely affect any indemnitee to whom this Section 6.06 applies without the consent of such affected indemnitee and are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her legal representatives.

     SECTION 6.07. PUBLIC ANNOUNCEMENTS. Each of Parent, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, and provide each other a reasonable opportunity to review and comment upon, any press release or other public statements with respect to this Agreement, the OP Merger, the REIT Merger and the other Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange, in which case the party required to make the release or announcement shall use its reasonable best efforts to allow each other party reasonable time to comment on such release or announcement in advance of such issuance, it being understood that the final form and content of any such release or announcement, to the extent so required, shall be at the final discretion of the disclosing party.

     SECTION 6.08. TRANSFER TAXES. Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer or stamp taxes, any transfer, recording, registration and other fees and any similar taxes that become payable in connection with the transactions contemplated by this Agreement (together with any related interests, penalties or additions to tax, "TRANSFER TAXES"), and shall cooperate in attempting to minimize the amount of Transfer Taxes. From and after the Effective Time, the Surviving Company shall pay or cause to be paid, without deduction or withholding from any consideration or amounts payable to holders of the Company Common Stock, Company Series A Preferred Stock, Company L.P. Units and/or Company Options, all Transfer Taxes.

     SECTION 6.09. LISTING OF SHARES. Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock and the Parent 6% Preferred Stock to be issued in the REIT Merger and the shares of Parent Common Stock to be reserved for issuance upon exercise of Company Options to be approved for listing, upon official notice of issuance, on the NYSE.

     SECTION 6.10. AFFILIATE LETTER. On or prior to the date of the Company Stockholders Meeting, the Company will deliver to Parent a letter (the "COMPANY AFFILIATE LETTER") identifying all persons who are "affiliates" of the Company for purposes of Rule 145 under the Securities Act ("RULE 145"). On or prior to the Closing Date, the Company will use all reasonable efforts to cause each person identified as an "affiliate" in the Company Affiliate Letter to deliver a written agreement, in form and substance reasonably acceptable to Parent, in connection with restrictions on affiliates under Rule 145.

     SECTION 6.11. COORDINATION OF DIVIDENDS.

     (a) From and after the date of this Agreement, the Company shall not make any dividend or distribution to its stockholders, and Company L.P. shall not make any dividend or distribution to its partners, in each case without the prior written consent of Parent in its sole discretion; PROVIDED, HOWEVER, that the written consent of Parent shall not be required for the authorization and payment of (i) distributions required for the Company to maintain its status as a REIT under the Code; (ii) quarterly distributions of up to $0.60 per share of Company Common Stock per quarter to the holders thereof for the quarter ending June 30, 2004 (the "INITIAL DIVIDEND") and for each quarter thereafter ending prior to the REIT Effective Time; provided that the record and payment dates for each distribution with respect to the Company Common Stock pursuant to this clause (ii) (other than the Initial Dividend) shall be the same date as the record and payment dates for the quarterly distributions for the Parent Common Stock, as provided by Parent to the Company by written notice not less than twenty (20) business days prior to the record date for each such quarterly Parent distribution; (iii) a distribution per Company Common Unit in the same amount as a dividend per share of Company Common Stock permitted pursuant to clauses (i) or (ii) above or Section 6.11(b), with the same record and payment dates as such dividends on Company Common Stock; (iv) the distribution required pursuant to Section 6.11(b) below; (v) regular quarterly dividends on the Company Series A Preferred Stock in an amount not to exceed $1.046875 per share in accordance with the requirements of the Charter; and (vi) regular quarterly dividends on the Company L.P. Series B Preferred Units in an amount not to exceed $1.125 per share in accordance with the requirements of the Company L.P. Partnership Agreement.

     (b) Each of Parent and the Company shall declare a dividend to their respective stockholders, the record date for which shall be the close of business on the last business day prior to the REIT Effective Time. The dividend of each shall be equal to such party's most recent quarterly dividend rate, multiplied by the number of days elapsed since the last dividend record date through and including the REIT Effective Time, and divided by the actual number of days in the calendar quarter in which such dividend is declared.

     In the event that a distribution with respect to the Company Common Stock and the Company Series A Preferred Stock permitted by this Section 6.11 (including pursuant to Section 6.11(b) above) has (i) a record date prior to the REIT Effective Time and (ii) has not been paid as of the REIT Effective Time, the holders of Company Common Stock and Company Series A Preferred Stock shall be entitled to receive such distribution from the Company at the time such shares are exchanged pursuant to Article II of this Agreement.

     SECTION 6.12. SECTION 16(B). Assuming that the Company delivers to Parent the Company Section 16 Information (as hereinafter defined) in a timely fashion prior to the REIT Effective Time, the Parent Board of Directors, or a committee of Non-Employee Directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall reasonably promptly thereafter and in any event prior to the Effective Time adopt a resolution providing in substance that the receipt by the Company Insiders (as hereinafter defined) of Parent Common Stock and Parent 6% Preferred Stock in exchange for shares of Company Common Stock, of Parent L.P. Interests in exchange for Company Common Units, and of options to purchase shares of Parent Common Stock in exchange for options to purchase Company Common Stock, in each case pursuant to the transactions contemplated hereby and to the extent such securities are listed in the Company
Section 16 Information, are intended to be exempt from liability pursuant to
Section 16(b) under the Exchange Act in accordance with Rule 16b-3 and interpretations of the SEC thereunder. "COMPANY SECTION 16 INFORMATION" shall mean information accurate in all material respects regarding Company Insiders, the number of shares of Company Common Stock held by each such Company Insider and expected to be exchanged for Parent Common Stock and Parent 6% Preferred Stock in the REIT Merger, the number of Company Common Units held by each such Company Insider and expected to be exchanged for Parent L.P. Interests in the OP Merger, the number and description of the options to purchase shares of Company Common Stock held by each such Company Insider and expected to be converted into options to purchase Parent Common Stock in connection with the REIT Merger and any other information that may be required under applicable interpretations of the SEC under Rule 16b-3. "COMPANY INSIDERS" shall mean those officers and directors of the Company who are subject to the reporting requirements of
Section 16(a) of the Exchange Act and who are listed in the Company Section 16 information.

     SECTION 6.13. REDEMPTION OF CERTAIN SECURITIES. Prior to the REIT Effective Time, the Company shall use reasonable best efforts to redeem all of the outstanding Company Series B Preferred Stock, if any, for a cash amount determined in accordance with the terms of the Charter and any security issued in connection with the redemption of the Company Series B Preferred Stock for cash. Prior to the OP Effective Time, Company L.P. shall use reasonable best efforts to redeem all of the outstanding Company L.P. Series B Preferred Units for a cash amount determined in accordance with the terms of the Company L.P. Partnership Agreement and any security issued in connection with the redemption of the Company L.P. Series B Preferred Units for cash.

     SECTION 6.14. COMPANY INDEBTEDNESS. With respect to the indentures set forth on Section 6.14 of the Company Disclosure Letter (collectively, the "ASSUMED INDENTURES"), Parent shall execute and deliver to the trustees or other representatives in accordance with the terms of the respective Assumed Indentures, supplemental indentures or other instruments, in form reasonably satisfactory to the respective trustees or other representatives, expressly assuming the obligations of the Company and/or any of its Subsidiaries under such indentures with respect to the due and punctual payment of the principal of (and premium, if any) and interest, if any, on, and conversion and redemption obligations, if any, under, all debt securities issued by the Company and/or any of its Subsidiaries under the Assumed Indentures and the due and punctual performance of all the terms, covenants and conditions of the Assumed Indentures to be kept or performed by the Company and/or any of its Subsidiaries and shall deliver such supplemental indentures or other instruments to the respective trustees or other representatives under the Assumed Indentures.

     SECTION 6.15. REGISTRATION RIGHTS. The Company's three existing registration rights agreements will be assumed by Parent in accordance with their terms and the holders thereunder shall have substantially the same rights with respect to the securities of Parent which they may receive as a result of the REIT Merger or the OP Merger as they currently possess under these agreements.

     SECTION 6.16. BUSINESS DIVISION. Parent shall operate the business of the Company and the Company Subsidiaries after the Closing as a separate business division in the same manner as it operates its community shopping center business.

     SECTION 6.17. PARENT BOARD OF DIRECTORS. At the REIT Effective Time, Parent shall take all requisite action to cause David C. Bloom to be appointed as an advisory director to its board of directors.

                                  ARTICLE VII.

                              CONDITIONS PRECEDENT

     SECTION 7.01. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE REIT MERGER. The respective obligation of each party to effect the REIT Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

     (a) STOCKHOLDER APPROVAL. The Company shall have obtained the Required Company Vote in connection with the approval and adoption of this Agreement by the stockholders of the Company.

     (b) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other judgment issued by any court of competent jurisdiction or other legal restraint or prohibition (collectively, "LEGAL RESTRAINTS") that has the effect of preventing the consummation of the REIT Merger shall be in effect; and Parent and the Company shall use their reasonable efforts to have any of the foregoing vacated, dismissed or withdrawn prior to the REIT Effective Time.

     (c) NYSE LISTING. The shares of Parent Common Stock and Parent 6% Preferred Stock to be issued in the REIT Merger and the shares of Parent Common Stock to be reserved for issuance upon exercise of Company Options and conversion of Parent L.P. Interests issued in the OP Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

     (d) EFFECTIVENESS OF THE REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated and not concluded or withdrawn.

     SECTION 7.02. CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to effect the REIT Merger are further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

     (a) REPRESENTATIONS AND WARRANTIES. (i) Each of the representations and warranties of the Company set forth in this Agreement that is qualified as to materiality or Material Adverse Effect shall have been true and correct as of the date hereof and at and as of the Closing Date as if made at and as of the Closing Date, and (ii) each of the representations and warranties of the Company that is not so qualified shall have been true and correct in all material respects as of the date hereof and at and as of the Closing Date as if made at and as of the Closing Date (except, in each case, for those representations and warranties which address matters only as of a particular date, in which case, they shall be true and correct, or true and correct in all material respects, as applicable, as of such date).

     (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

     (c) MATERIAL ADVERSE EFFECT. Since the date of this Agreement, there shall not have been any state of facts, change, development, effect, event, condition or occurrence that, individually or in the aggregate, constitutes, has had or would reasonably be expected to have a Company Material Adverse Effect.

     (d) TAX OPINION. Parent shall have received an opinion of Stroock & Stroock & Lavan LLP, dated as of the Closing Date, that, commencing with its taxable year ended December 31, 1998, the Company has been organized and has operated in conformity with the requirements for qualification as a REIT within the meaning of the Code (such opinion shall be in form and substance reasonably satisfactory to Parent and shall be subject to customary assumptions, qualifications and representations).

     (e) PUT AGREEMENT. The Put Agreement shall be in full force and effect and enforceable in accordance with its terms.

     (f) OP MERGER APPROVAL. The Company shall have obtained the OP Merger Approval by the limited partners of Company L.P.

     (g) REDEMPTION. The redemption for cash of all of the outstanding Company L.P. Series B Preferred Units, any outstanding Company Series B Preferred Stock and any security issued in connection with the redemption of the Company Series B Preferred Stock or the Company L.P. Series B Preferred Units shall have been consummated and no such units or stock shall remain outstanding.

     (h) EMPLOYMENT AGREEMENTS. Each of the employment agreements attached as EXHIBIT C hereto which have been executed and delivered on the date hereof by certain current officers of the Company shall be in full force and effect.

     SECTION 7.03. CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to effect the REIT Merger is further subject to the following conditions:

     (a) REPRESENTATIONS AND WARRANTIES. (i) Each of the representations and warranties of Parent and Merger Sub set forth in this Agreement that is qualified as to Material Adverse Effect shall have been true and correct as of the date hereof and at and as of the Closing Date as if made at and as of the Closing Date, and (ii) each of the representations and warranties of each of Parent and Merger Sub that is not so qualified shall have been true and correct in all material respects as of the date hereof and at and as of the Closing Date as if made at and as of the Closing Date (except, in each case, for those representations and warranties which address matters only as of a particular date, in which case, they shall be true and correct, or true and correct in all material respects, as applicable, as of such date).

     (b) PERFORMANCE OF OBLIGATIONS OF PARENT AND MERGER SUB. Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

     (c) TAX OPINION. The Company shall have received an opinion of Baker & Daniels, dated as of the Closing Date, that, commencing with its taxable year ended December 31, 1998, Parent has been organized and has operated in conformity with the requirements for qualification as a REIT within the meaning of the Code (such opinion shall be in form and substance reasonably satisfactory to the Company and shall be subject to customary assumptions, qualifications and representations).

     (d) MATERIAL ADVERSE EFFECT. Since the date of this Agreement, there shall not have been any state of facts, change, development, effect, event, condition or occurrence that, individually or in the aggregate, constitutes, has had or would reasonably be expected to have a Parent Material Adverse Effect.

     (e) TAX PROTECTION AGREEMENT. Each of Parent and Parent L.P. shall have duly authorized, executed and delivered the Tax Protection Agreement.

                                 ARTICLE VIII.

                        TERMINATION, AMENDMENT AND WAIVER

     SECTION 8.01. TERMINATION. This Agreement may be terminated at any time prior to the REIT Effective Time, whether before or after receipt of the Required Company Vote:

     (a) by the mutual written consent of Parent and the Company;

     (b) by either Parent or the Company, if any Governmental Entity of competent authority shall have issued an order, decree or ruling or taken any other action in each case permanently restraining, enjoining or otherwise prohibiting the REIT Merger or the OP Merger substantially on the terms contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the primary cause of the failure of the REIT Effective Time to occur on or before the termination date and such action or failure to perform constitutes a breach of this Agreement;

     (c) by either Parent or the Company, if the REIT Merger has not been consummated by December 15, 2004 (the "DROP-DEAD DATE"); PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 8.01(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the primary cause of the failure of the REIT Effective Time to occur on or before the termination date and such action or failure to perform constitutes a breach of this Agreement;

     (d) by Parent, if (i) the Company Board shall have withdrawn or materially modified its recommendation of this Agreement or the REIT Merger in a manner adverse to Parent or shall have resolved to do so; (ii) the Company shall fail to call or hold the Company Stockholders Meeting in accordance with Section 6.01; (iii) the Company shall have intentionally and materially breached any of its obligations under Section 6.04; or (iv) the Company shall have entered into a definitive agreement with respect to a Superior Proposal;

     (e) by the Company, if prior to the adoption of this Agreement at the Company Stockholders Meeting the Company Board shall have approved, and the Company shall concurrently enter into, a definitive agreement providing for the implementation of a Superior Proposal; but only if (i) the Company is not then in breach of Section 6.04, and (ii) concurrently with such termination the Company shall have made payment to Parent of the full amounts, if any, required by Section 8.03(c) and (d) to be paid at that time;

     (f) by the Company or Parent, if the approval by the stockholders of the Company required for the consummation of the REIT Merger shall not have been obtained by reason of the failure to obtain the Required Company Vote at the Company Stockholders Meeting (or any adjournment or postponement thereof);

     (g) by the Company, if there shall have been a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub contained in this Agreement such that the conditions set forth in Sections 7.03(a) or (b) would not be satisfied and (A) such breach is not reasonably capable of being cured or (B) in the case of a breach of a covenant or agreement, if such breach is reasonably capable of being cured, such breach shall not have been cured prior to the earlier of (I) 10 business days following notice of such breach and (II) the Drop-Dead Date; PROVIDED that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.01(f) if the Company is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement;

     (h) by Parent, if there shall have been a breach of any representation, warranty, covenant or agreement on the part of the Company contained in this Agreement such that the conditions set forth in Sections 7.02(a) or (b) would not be satisfied and (A) such breach is not reasonably capable of being cured or
(B) in the case of a breach of a covenant or agreement, if such breach is reasonably capable of being cured, such breach shall not have been cured prior to the earlier of (I) 10 business days following notice of such breach and (II) the Drop-Dead Date; PROVIDED that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.01(h) if Parent or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

     SECTION 8.02. EFFECT OF TERMINATION. In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of any of Parent or the Company, other than the provisions of the Confidentiality Agreement, this Section 8.02, Section 8.03 and
Article IX, which provisions shall survive such termination; except to the extent that no such termination results from a willful breach by a party of any of its representations, warranties or covenants set forth in this Agreement.

     SECTION 8.03. FEES AND EXPENSES.

     (a) Except as otherwise set forth in this Section 8.03, whether or not the REIT Merger and the OP Merger is consummated, all Expenses (as hereinafter defined) incurred in connection with this Agreement and the other transactions contemplated hereby shall be paid by the party incurring such Expenses, provided that Parent and the Company shall each bear and pay one-half of the Expenses incurred in connection with the filing, printing and mailing of the Registration Statement, the Proxy Statement and the Partner Solicitation Materials. As used in this Agreement, "EXPENSES" includes all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, approval, preparation, negotiation, execution and performance of this Agreement and the other transactions contemplated hereby.

     (b) In the event that this Agreement is terminated by the Company pursuant to Section 8.01(g), then Parent shall promptly (but in no event later than two business days after the date of such termination) pay the Company an amount equal to the Company's Expenses, by wire transfer of same day funds to an account designated by the Company.

     (c) In the event that this Agreement is terminated by the Company or Parent pursuant to Section 8.01(f), by the Company pursuant to Section 8.01(e) or by Parent pursuant to Section 8.01(d) or (h), then the Company shall promptly (but in no event later than two business days after the date of such termination) pay Parent an amount equal to Parent's Expenses, by wire transfer of same day funds to an account designated by Parent.

     (d) In addition to any amounts payable to Parent pursuant to Section 8.03(c), in the event that this Agreement is terminated (i) by Parent pursuant to Section 8.01(d) or by the Company pursuant to Section 8.01(e), (ii) by the Company or Parent pursuant to Section 8.01(f) and a Takeover Proposal shall at the time of such termination be publicly proposed or publicly announced and within 12 months of the termination of this Agreement, the Company or any Company Subsidiary consummates a Takeover Proposal or enters into any definitive agreement with respect to any Takeover Proposal that is subsequently consummated (whether or not such Takeover Proposal is the same Takeover Proposal which had been received at the time of termination of this Agreement) with the Person (or an Affiliate of such Person) who made the Takeover Proposal received by the Company, its Representatives or its Affiliates prior to termination, or (iii) by the Company or Parent pursuant to Section 8.01(c) and at the time of termination a Takeover Proposal had been received by the Company, its Representatives or Affiliates and either prior to termination of this Agreement or within 12 months thereafter the Company or any Company Subsidiary consummates a Takeover Proposal or enters into any definitive agreement with respect to any Takeover Proposal that is subsequently consummated (whether or not such Takeover Proposal is the same Takeover Proposal which had been received at the time of termination of this Agreement) with the Person (or an Affiliate of such Person) who made the Takeover Proposal received by the Company, its Representatives or its Affiliates prior to the Drop-Dead Date, then (A) the Company shall pay Parent an amount equal to the Termination Fee (as hereinafter defined) (in addition to the prior or concurrent payment of Parent's Expenses pursuant to Section 8.03(c), if applicable), by wire transfer of immediately available funds to an account designated by Parent, in the case of a payment as a result of any event referred to in Section 8.03(d)(ii) or (iii), within two business days after the consummation of the Takeover Proposal, and in the case of a payment as a result of any event referred to in Sections 8.03(d)(i), promptly, but in no event later than two business days after the date of such termination and (B) the Put Agreement shall become effective in accordance with its terms. As used in this Agreement, the "TERMINATION FEE" shall be an amount equal to the lesser of (x) $110,000,000 (the "BASE AMOUNT") and (y) the sum of (A) the maximum amount that can be paid to Parent without causing Parent to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) and 856(c)(3)(A)-(I) of the Code ("QUALIFYING INCOME"), as determined by independent accountants to Parent, and (B) in the event Parent receives and, prior to the date the Termination Fee is due to be paid to Parent as described above, provides a copy to the Company of, an opinion or a letter from outside counsel (the "TERMINATION FEE TAX OPINION") indicating that Parent has received an opinion of counsel or a ruling from the IRS holding that Parent's receipt of the Base Amount would either constitute Qualifying Income or would be excluded from gross income of Parent within the meaning of Sections 856(c)(2) and (3) of the Code (the "REIT REQUIREMENTS"), the Base Amount less the amount payable under clause (A) above. In the event that Parent is not able to receive the full Base Amount on the date the Termination Fee is due as described above, the Company shall place the amount by which the Base Amount exceeds the amount paid under clause (y)(A) of the preceding sentence above (the "UNPAID BASE AMOUNT") in escrow and shall not release any portion thereof to Parent unless and until Parent provides the Company with either one of the following: (A) a letter from Parent's independent accountants indicating the maximum portion of the Unpaid Base Amount that can be paid at that time to Parent without causing Parent to fail to meet the REIT Requirements or (B) a Termination Fee Tax Opinion, in either of which events the Company shall pay to Parent from the escrow the lesser of the Unpaid Base Amount and, if applicable, the maximum amount stated in the accountants' letter referred to in clause (A) of this sentence. The Company's obligation to pay any portion of the Unpaid Base Amount shall terminate three (3) years from the date of this Agreement. Amounts remaining in escrow after such obligation terminates shall be released to the Company.

     (e) The Company and Parent agree that the agreements contained in Section 8.03(d) above are an integral part of the transactions contemplated by this Agreement, and that the payments to be made thereunder shall be compensation for the loss suffered by the applicable party as a result of the failure of the REIT Merger to be consummated and constitute liquidated damages and not a penalty.

     SECTION 8.04. AMENDMENT. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective boards of directors or managers (or other similar entity, as the case may be), at any time before or after approval of the matters presented in connection with the REIT Merger by the stockholders of the Company or the OP Merger by the limited partners of Company L.P., but, after any such approval, no amendment shall be made which by law or in accordance with the rules of the relevant stock exchange requires further approval by such stockholders, partners or members without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     SECTION 8.05. EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective boards of directors or managers (or other similar entity, as the case may be), may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                  ARTICLE IX.

                               GENERAL PROVISIONS

     SECTION 9.01. NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except that this Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     SECTION 9.02. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the fifth business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

     (a) if to Parent, Parent L.P., Merger Sub or L.P. Merger Sub, to:

         Simon Property Group, Inc.
         115 West Washington Street
         Indianapolis, IN 46204
         Attention:  General Counsel
         Facsimile: (317) 685-7377

         with a copy to:

         Willkie Farr & Gallagher LLP
         787 Seventh Avenue
         New York, NY  10019
         Attention:  Richard L. Posen, Esq.
         Facsimile: (212) 728-8111

     (b) if to the Company or Company L.P., to:

         Chelsea Property Group, Inc.
         103 Eisenhower Parkway
         Roseland, NJ 07068
         Attention:  James M. Barkley, Esq.
         Facsimile: (973) 228-7913

         with a copy to:

         Stroock & Stroock & Lavan LLP
         180 Maiden Lane
         New York, New York 10038
         Attention:  Martin H. Neidell, Esq.
         Facsimile: (212) 806-7836

     SECTION 9.03. DEFINITIONS. (a) For purposes of this Agreement:

     "ACTIONS" shall have the meaning given thereto in Section 5.01(c).

     "AFFILIATE" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

     "AGREEMENT" shall have the meaning given thereto in the Introduction.

     "ARTICLES OF MERGER" shall have the meaning given thereto in Section
1.03(a).

     "ASSETS" means the material properties and assets of the Company and Company Subsidiaries including, without limitation, the Company Properties.

     "ASSOCIATE" of any Person has the meaning given thereto by Rule 12b-2 under the Exchange Act.

     "BASE AMOUNT" shall have the meaning given thereto in Section 8.03(d).

     "BASE CASH CONSIDERATION" shall have the meaning given thereto in Section 1.07(a).

     "CASH CONSIDERATION" shall have the meaning given thereto in Section
1.07(a).

     "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Sections 9601 et seq., as amended.

     "CERTIFICATE" shall have the meaning given thereto in Section 1.07(d).

     "CHARTER" means the Amended and Restated Articles of Incorporation of the Company, as amended.

     "CLOSING" shall have the meaning given thereto in Section 1.02.

     "CLOSING DATE" shall have the meaning given thereto in Section 1.02.

     "CLOSING DATE MARKET PRICE" shall have the meaning given thereto in Section 1.07(a).

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMMITMENT" shall have the meaning given thereto in Section 5.01(a)(ix).

     "COMMON EXCHANGE RATIO" shall have the meaning given thereto in Section 1.07(a).

     "COMMON INTEREST EXCHANGE RATIO" shall have the meaning given thereto in
Section 1.09(a). "COMPANY" shall have the meaning given thereto in the Introduction.

     "COMPANY AFFILIATE LETTER" shall have the meaning given thereto in Section 6.10.

     "COMPANY BOARD" shall have the meaning given thereto in the Recitals.

     "COMPANY COMMON STOCK" shall have the meaning given thereto in the Recitals.

     "COMPANY COMMON UNIT EXCHANGE" shall have the meaning given thereto in
Section 6.01(d).

     "COMPANY COMMON UNITS" shall have the meaning given thereto in Section 3.04(c).

     "COMPANY DISCLOSURE LETTER" means the disclosure letter dated as of the date of this Agreement and delivered to Parent in connection with the execution hereof.

     "COMPANY EMPLOYEE BENEFIT PLANS" shall have the meaning given thereto in
Section 3.15(a).

     "COMPANY EMPLOYMENT AGREEMENTS" shall have the meaning given thereto in
Section 3.15(c).

     "COMPANY ERISA AFFILIATE" shall have the meaning given thereto in Section 3.15(a).

     "COMPANY FINANCIAL ADVISOR" means Merrill Lynch & Co.

     "COMPANY GP UNITS" shall have the meaning given thereto in Section 3.04(c).

     "COMPANY GROUND LEASES" shall have the meaning given thereto in Section 3.09(a).

     "COMPANY INSIDERS" shall have the meaning given thereto in Section 6.12.

     "COMPANY INTELLECTUAL PROPERTY" shall mean all of the following owned or used by the Company or any Company Subsidiaries in the operation of their respective businesses: (i) trademarks, service marks trade dress, trade names, designs and logos, all applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith; (ii) inventions, discoveries, improvements, ideas, know-how, processes, technology, computer programs and software (including source code, object code, documentation, programming tools, drawings, specifications and data) and applications and patents in any jurisdiction pertaining to the foregoing, including re-issues, continuations, divisions, continuations-in-part, renewals or extensions; (iii) trade secrets, including confidential and other non-public information, and the right in any jurisdiction to limit the use or disclosure thereof; (iv) copyrights in writings, designs, software programs and software, applications or registrations in any jurisdiction for the foregoing and moral rights related thereto; (v) databases and database rights; and (vi) Internet Web sites, domain names and applications and registrations pertaining thereto and all intellectual property used in connection with or contained in all versions of such Internet Web sites, together with all licenses and other agreements providing the Company and any Company Subsidiaries with the right to use any item of the type referred to in clauses (i) through (vi).

     "COMPANY L.P." shall have the meaning given thereto in the Introduction.

     "COMPANY L.P. PARTNERSHIP AGREEMENT" means the Agreement of Limited Partnership of Company L.P., dated October 14, 1993, as amended.

     "COMPANY L.P. SERIES A PREFERRED UNITS" shall have the meaning given thereto in Section 3.04(c).

     "COMPANY L.P. SERIES B PREFERRED UNITS" shall have the meaning given thereto in Section 3.04(c).

     "COMPANY L.P. UNITS" means Company Common Units and Company L.P. Series B Preferred Units.

     "COMPANY MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, properties, liabilities, financial condition or results of operations of Company and the Company Subsidiaries, taken as a whole, or which could reasonably be expected to materially impair or materially delay the ability of any such Person to consummate the transactions contemplated by this Agreement; provided, however, that a Company Material Adverse Effect shall not include any change with respect to the Company or any Company Subsidiary resulting from or attributable to (i) general national or international economic conditions or securities markets in general, (ii) the announcement, execution or consummation of this Agreement and the transactions contemplated hereby, or (iii) conditions generally affecting the industry in which the Company and the Company Subsidiaries operate (except to the extent disproportionately affecting such Person, relative to other industry participants).

     "COMPANY MULTIEMPLOYER PLAN" shall have the meaning given thereto in
Section 3.15(d).

     "COMPANY OPTION" shall have the meaning given thereto in Section 1.08.

     "COMPANY OPTION PLANS" means the Company's (i) 1993 Stock Option Plan, as amended and (ii) 2000 Stock Option Plan, as amended.

     "COMPANY ORGANIZATIONAL DOCUMENTS" shall have the meaning given thereto in
Section 3.01.

     "COMPANY PENSION PLANS" shall have the meaning given thereto in Section 3.15(a).

     "COMPANY PERMITS" shall have the meaning given thereto in Section 3.12.

     "COMPANY PREFERRED STOCK" shall have the meaning given thereto in Section 3.04(a).

     "COMPANY PROPERTIES" shall have the meaning given thereto in Section
3.09(a).

     "COMPANY PROPERTY OWNER" means the Company and each Company Subsidiary, which directly owns or leases any Company Property.

     "COMPANY PROPERTY RESTRICTIONS" shall have the meaning given thereto in
Section 3.09(b).

     "COMPANY SEC DOCUMENTS" shall have the meaning given thereto in Section 3.06(a).

     "COMPANY SECTION 16 INFORMATION" shall have the meaning given thereto in
Section 6.12.

     "COMPANY SERIES A PREFERRED STOCK" shall have the meaning given thereto in
Section 1.07(b).

     "COMPANY SERIES B PREFERRED STOCK" shall have the meaning given thereto in
Section 1.07(c).

     "COMPANY STOCKHOLDERS MEETING" shall have the meaning given thereto in
Section 6.01(c).

     "COMPANY SUBSIDIARIES" means all of the Subsidiaries of the Company.

     "CONFIDENTIALITY AGREEMENT" shall have the meaning given thereto in Section 6.02.

     "CONTINUING EMPLOYEES" shall have the meaning given thereto in Section 6.05(a).

     "CONTRACT" means any lease, license, loan or credit agreement, indenture, note, bond, agreement, guarantee, permit, concession, franchise or other contract, commitment, agreement, instrument, arrangement, understanding, obligation, undertaking, permit, license, whether oral or written (each, including all amendments thereto).

     "CORPORATE BUDGET" shall have the meaning given thereto in Section 5.01(a).

     "DEVELOPMENT BUDGET AND SCHEDULE" shall have the meaning given thereto in
Section 3.09(k).

     "DEVELOPMENT PROPERTIES" shall have the meaning given thereto in Section 3.09(k).

     "DLLCA" shall have the meaning given thereto in the Recitals.

     "DROP-DEAD DATE" shall have the meaning given thereto in Section 8.01(c).

     "DRULPA" shall have the meaning given thereto in the Recitals.

     "EFFECTIVE TIME" shall have the meaning given thereto in Section 1.03(b).

     "ELECTION DEADLINE" means 5:00 p.m., New York City time on the fifth business day immediately preceding the Closing Date.

     "ENCUMBRANCE" means all pledges, claims, liens, charges, restrictions, controls. easements, rights of way, exceptions, reservations, licenses, grants, covenants and conditions, encumbrances and security interests of any kind or nature whatsoever.

     "ENVIRONMENTAL LAW" means any Law of any Governmental Entity, with jurisdiction over the Company Subsidiaries, relating to the protection of human health, safety, natural resources or the environment.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "EXCESS STOCK" shall have the meaning given thereto in Section 3.04(a).

     "EXCHANGE ACT" shall have the meaning given thereto in Section 3.03(d).

     "EXCHANGE AGENT" shall have the meaning given thereto in Section 2.01.

     "EXCHANGE FUND" shall have the meaning given thereto in Section 2.01.

     "EXCHANGE PERCENTAGE" means a percentage, the numerator of which is the limited partnership interests in Company L.P. attributed to the Company Common Units exchanged for the OP Merger Consideration in all Company Common Unit Exchanges and the denominator of which is all limited partnership interests in Company L.P. immediately prior to the OP Effective Time.

     "EXISTING TITLE POLICIES" shall have the meaning given thereto in Section 3.09(a).

     "EXPENSES" shall have the meaning given thereto in Section 8.03(a).

     "GOVERNMENTAL ENTITY" means any United States federal, state or local or foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

     "HAZARDOUS MATERIAL" means (i) any petroleum or petroleum products, Microbial Matter, radioactive materials, asbestos-containing materials, urea formaldehyde foam insulation and polychlorinated biphenyls ("PCBS"); (ii) any chemicals, materials, substances or wastes which are defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "pollutant," "contaminant" or words of similar import, or regulated as such, under any Environmental Law or for which a Person may be subject to liability under any Environmental Law.

     "INITIAL DIVIDEND" has the meaning set forth in Section 6.11(a).

     "IRS" means the United States Internal Revenue Service.

     "KNOWLEDGE", or any similar expression, means with respect to the Company (or any Company Subsidiary), the actual knowledge of the persons set forth on
Section 9.03 to the Company Disclosure Letter.

     "LAW" means any statute, law, regulation, order, interpretation, permit, license, approval, authorization, rule or ordinance of any Governmental Entity applicable to Parent, Merger Sub or the Company or any of their respective Subsidiaries.

     "LEASED PROPERTIES" shall have the meaning given thereto in Section
3.09(a).

     "LEGAL RESTRAINTS" shall have the meaning given thereto in Section 7.01(b).

     "LOWER LIMIT PRICE" shall have the meaning given thereto in Section
1.07(a).

     "L.P. MERGER SUB" shall have the meaning given thereto in the Introduction.

     "LTIP" shall have the meaning given thereto in Section 6.05(e).

     "MATERIAL CONTRACTS" means (i) any loan agreement, indenture, note, bond, debenture, mortgage or any other document, agreement or instrument evidencing a capitalized lease obligation or other indebtedness to any Person, other than indebtedness in a principal amount less than $1,500,000 and (ii) each commitment, contractual obligation, capital expenditure or transaction entered into by the Company or any Company Subsidiary which may result in total payments to or by or liability of the Company or any Company Subsidiary in excess of $1,500,000, other than the Company Ground Leases or Space Leases; PROVIDED, HOWEVER, that any contract, agreement or other arrangement under clause (ii) above that, by its terms, is terminable within 30 days (without termination fee or penalty) of the date of this Agreement shall not be deemed to be a Material Contract.

     "MERGER SUB" shall have the meaning given thereto in the Introduction.

     "MERGER SUB ORGANIZATIONAL DOCUMENTS" shall have the meaning given thereto in Section 4.01.

     "MGCL" shall have the meaning given thereto in the Recitals.

     "MICROBIAL MATTER" means fungi, bacterial or viral matter which reproduces through the release of spores or the splitting of cells or other means, including, but not limited to, mold, mildew and viruses, whether or not such Microbial Matter is living.

     "MLLCA" shall have the meaning given thereto in the Recitals.

     "NEW PARENT OPTION" shall have the meaning given thereto in Section 1.08.

     "NYSE" shall have the meaning given thereto in Section 2.05(b).

     "OP CLOSING" shall have the meaning given thereto in Section 1.02.

     "OP EFFECTIVE TIME" shall have the meaning given thereto in Section
1.03(b).

     "OP MERGER" shall have the meaning given thereto in the Recitals.

     "OP MERGER APPROVAL" shall have the meaning given thereto in Section
3.03(a).

     "OP MERGER CERTIFICATE" shall have the meaning given thereto in Section
1.03.

     "OP MERGER CONSIDERATION" shall have the meaning given thereto in Section 1.09(a).

     "OPTION EXCHANGE RATIO" shall have the meaning given thereto in Section
1.08.

     "ORDER" means any award, judgment, injunction, consent, ruling, decree or order (whether temporary, preliminary or permanent) issued, adopted, granted, awarded or entered by any Governmental Entity or private arbitrator.

     "OWNED PROPERTIES" shall have the meaning given thereto in Section 3.09(a).

     "PARENT" shall have the meaning given thereto in the Introduction.

     "PARENT 6% PREFERRED STOCK" shall have the meaning given thereto in Section 1.07(a).

     "PARENT 8-3/8% PREFERRED STOCK" shall have the meaning given thereto in
Section 1.07(b).

     "PARENT CLASS B COMMON" shall have the meaning given thereto in Section 4.05(a).

     "PARENT CLASS C COMMON" shall have the meaning given thereto in Section 4.05(a).

     "PARENT COMMON STOCK" shall have the meaning given thereto in Section 4.05(a).

     "PARENT COMMON UNITS" shall have the meaning given thereto in Section 4.05(c).

     "PARENT EXCESS COMMON STOCK" shall have the meaning given thereto in
Section 4.05(a).

     "PARENT GP UNITS" shall have the meaning given thereto in Section 4.05(c).

     "PARENT L.P." shall have the meaning given thereto in the Recitals.

     "PARENT L.P. COMMON INTERESTS" means the Parent Common Units to be issued in the OP Merger.

     "PARENT L.P. INTERESTS" means the Parent L.P. Common Interests and the Parent L.P. Preferred Interests.

     "PARENT L.P. PARTNERSHIP AGREEMENT" means Seventh Amended and Restated Limited Partnership Agreement of Parent, as amended by the Amended and Restated Supplement thereto dated December 16, 2003, as further amended from time to time.

     "PARENT L.P. PREFERRED INTERESTS" means the Parent Preferred Units to be issued in the OP Merger.

     "PARENT MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, properties, liabilities, financial condition or results of operations of Parent and its Subsidiaries, taken as a whole, or which could reasonably be expected to materially impair or materially delay the ability of Parent to consummate the transactions contemplated by this Agreement; provided, however, that a Parent Material Adverse Effect shall not include any change with respect to Parent or any Parent Subsidiary resulting from or attributable to (i) general national or international economic conditions or securities markets in general,
(ii) the announcement, execution or consummation of this Agreement and the transactions contemplated hereby, or (iii) conditions generally affecting the industry in which the Parent and Parent Subsidiaries operate (except to the extent disproportionately affecting such Person, relative to other industry participants)..

     "PARENT OPTIONS" shall have the meaning given thereto in Section 4.05(a).

     "PARENT ORGANIZATIONAL DOCUMENTS" shall have the meaning given thereto in
Section 4.01.

     "PARENT PREFERRED STOCK" shall have the meaning given thereto in Section 4.05(a).

     "PARENT PREFERRED UNITS" shall have the meaning given thereto in Section 4.05(c).

     "PARENT SEC DOCUMENTS" shall have the meaning given thereto in Section 4.06(a).

     "PARENT SUBSIDIARIES" means all of the Subsidiaries of Parent.

     "PERMITTED ENCUMBRANCES" shall have the meaning given thereto in Section 3.09(a).

     "PERSON" means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, unincorporated organization, Governmental Entity or other entity.

     "POST-SIGNING RETURNS" shall have the meaning given thereto in Section 5.01(c).

     "PREFERRED EXCHANGE RATIO" shall have the meaning given thereto in Section 1.07(a).

     "PREFERRED INTEREST EXCHANGE RATIO" shall have the meaning given thereto in
Section 1.09(a).

     "PRINCIPAL COMPANY LIMITED PARTNERS" shall have the meaning given thereto in the Recitals.

     "PROJECTS" shall have the meaning given thereto in Section 3.09(k).

     "PROPERLY COMPLETED TRANSMITTAL LETTER" means a Transmittal Letter properly completed, signed and submitted to Parent and Parent L.P. Parent shall determine in its reasonable discretion whether a Transmittal Letter has been properly completed, signed and submitted and may disregard immaterial defects in a Transmittal Letter. The decision of Parent in these matters shall be conclusive and binding.

     "PROPERTY AGREEMENTS" shall have the meaning given thereto in Section 3.09(d).

     "PROXY STATEMENT" shall have the meaning given thereto in Section 3.03(d).

     "PUT AGREEMENT" shall have the meaning given thereto in the Recitals.

     "QUALIFYING AMENDMENT" shall have the meaning given thereto in Section 6.01(b).

     "QUALIFYING INCOME" shall have the meaning given thereto in Section
8.03(d).

     "REIT" shall have the meaning given thereto in Section 3.14(c).

     "REIT CLOSING" shall have the meaning given thereto in Section 1.02.

     "REIT EFFECTIVE TIME" shall have the meaning given thereto in Section 1.03(a).

     "REIT MERGER" shall have the meaning given thereto in the Recitals.

     "REIT MERGER CONSIDERATION" shall have the meaning given thereto in Section 1.07(a).

     "REIT REQUIREMENTS" shall have the meaning given thereto in Section
8.03(d).

     "REGISTRATION STATEMENT" shall have the meaning given thereto in Section 3.27.

     "RELEASE" means any past or present release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, escaping, injecting, leaching, dispersing, migrating, dumping or disposing into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, and surface or subsurface strata) or into or out of any property, including without limitation the movement of Hazardous Material through or into the air, soil, surface water, or groundwater.

     "RENT ROLL" shall have the meaning given thereto in Section 3.09(i).

     "REPRESENTATIVES" of a Person means such Person's officers, directors, employees, investment bankers, attorneys, accountants, auditors or other advisors or representatives.

     "REQUIRED COMPANY VOTE" shall have the meaning given thereto in Section 3.03(a).

     "RULE 145" shall have the meaning given thereto in Section 6.10.

     "SARBANES-OXLEY ACT" shall have the meaning given thereto in Section
3.06(b).

     "SEC" means the United States Securities and Exchange Commission.

     "SECURITIES ACT" shall have the meaning given thereto in Section 3.06(b).

     "SIGNIFICANT SUBSIDIARY" means any Subsidiary of the Company whose assets constitute 10% or more of the assets of the Company and its Subsidiaries taken as a whole.

     "SPACE LEASE" means any lease or other occupancy agreement affecting a Company Property.

     "STOCK PURCHASE PLAN" means the Company's 1998 Employee Stock Purchase
Plan.

     "SUBSEQUENT DETERMINATION" shall have the meaning given thereto in Section 6.04(e).

     "SUBSIDIARY" of any Person means any corporation, partnership, limited liability company, joint venture or other legal entity of which such Person (either directly or through or together with another Subsidiary of such Person)
(i) owns more than 50% of the voting stock or value of such corporation, partnership, limited liability company, joint venture or other legal entity, or
(ii) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

     "SUPERIOR PROPOSAL" shall have the meaning given thereto in Section
6.04(d).

     "SURVIVING COMPANY" shall have the meaning given thereto in Section
1.01(a).

     "SURVIVING L.P." shall have the meaning given thereto in Section 1.01(b).

     "TAKEOVER PROPOSAL" shall have the meaning given thereto in Section
6.04(a).

     "TAKEOVER STATUTES" shall have the meaning given thereto in Section
3.25(a).

     "TAX" or "TAXES" means (i) any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind whatsoever imposed by any Governmental Entity (including, without limitation, taxes or other charges on or with respect to income, alternative minimum tax, franchises, windfall or other profits, gross receipts, excess distributions, impositions, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; withholding, ad valorem, stamp, transfer, mortgage recording, value added, or gains taxes; license, registration and documentation fees; and customs' duties, tariffs, and similar charges), (ii) any interest or penalties, additions to tax or additional amounts imposed by any Governmental Entity in connection with (A) any item described in clause (i) or
(B) the failure to comply with any requirement imposed with respect to any Tax Return, and (iii) any obligation with respect to Taxes described in clause (i) and/or (ii) above payable by reason of contract, assumption, transferee liability, operation of Law, Treasury Regulation ss. 1.1502-6 (or any predecessor or successor thereof or any analogous or similar provision under
Law) or otherwise.

     "TAX PROTECTION AGREEMENT" shall have the meaning given thereto in the Recitals.

     "TAX PROTECTION ARRANGEMENT" means an agreement or arrangement, oral or written, (A) that has as one of its purposes to permit a Person or entity to take the position that such Person or entity could defer federal taxable income that otherwise might have been recognized upon a transfer of property to the Company or any Company Subsidiary that is treated as a partnership for U.S. federal income tax purposes, and (B) that (i) prohibits or restricts in any manner the disposition of any assets of the Company or any Company Subsidiary, (including, without limitation, requiring the Company or any Company Subsidiary to indemnify any Person for any tax liabilities resulting from any such disposition), (ii) requires that Company or any Company Subsidiary maintain, or put in place, or replace, indebtedness, whether or not secured by one or more of the Company Properties, or (iii) requires that the Company or any Company Subsidiary offer to any Person or entity at any time the opportunity to guarantee or otherwise assume, directly or indirectly, the risk of loss for U.S. federal income tax purposes for indebtedness or other liabilities of the Company or any Company Subsidiary.

     "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "TERMINATION FEE" shall have the meaning given thereto in Section 8.03(d).

     "TERMINATION FEE TAX OPINION" shall have the meaning given thereto in
Section 8.03(d).

     "THIRD PARTY" means any Person other than Merger Sub and its respective Affiliates.

     "TRANSACTION DOCUMENTS" shall have the meaning given thereto in the Recitals.

     "TRANSACTIONS" shall have the meaning given thereto in Section 1.01(b).

     "TRANSFER TAXES" shall have the meaning given thereto in Section 6.08.

     "TRANSMITTAL LETTER" shall have the meaning given thereto in Section
6.01(d).

     "UNPAID BASE AMOUNT" shall have the meaning given thereto in Section
8.03(d).

     "UPPER LIMIT PRICE" shall have the meaning given thereto in Section
1.07(a).

     "VOTING AGREEMENTS" shall have the meaning given thereto in the Recitals.

     "VOTING DEBT" shall, with respect to any Person, mean bonds, debentures, notes or other indebtedness having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of equity interests in such Person may vote.

     "$" means U.S. dollars or other legal currency of the United States of America.

     SECTION 9.04. INTERPRETATION. When a reference is made in this Agreement to an Article, Section or Schedule such reference shall be to an Article or Section of, or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "or" is not exclusive. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if". The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented (other than the Company SEC Documents). References to a person are also to its permitted successors and assigns. In addition, each Section of this Agreement is qualified by the matters set forth with respect to such Section on the Company Disclosure Letter to the extent specified therein and such other Sections of this Agreement to the extent a matter in such Section is disclosed in such a way as to make its relevance called for by such other Section readily apparent.

     SECTION 9.05. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the fullest extent possible.

     SECTION 9.06. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     SECTION 9.07. ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. The Transaction Documents (including the exhibits and schedules thereto), taken together with the Company Disclosure Letter, the Tax Protection Agreement, the Put Agreement, the employment agreements attached as EXHIBIT C hereto and the Confidentiality Agreement, (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the Transactions. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Sections 6.05 and 6.06 (which is intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons).

     SECTION 9.08. GOVERNING LAW. This Agreement shall be governed by, and. construed in accordance with, the laws of the State of Maryland, regardless of the laws that might otherwise govern under applicable conflict or choice of law rules.

     SECTION 9.09. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that (i) Merger Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned Subsidiary of Parent and (ii) L.P. Merger Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent L.P. or to any direct or indirect wholly owned Subsidiary of Parent L.P., but no such assignment shall relieve Parent, Parent L.P., Merger Sub or L.P. Merger Sub of any of its obligations under this Agreement. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     SECTION 9.10. ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of New York or in any New York state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any court of the United States located in the State and City of New York or any New York state or New York City court in the event of any action, suit or proceeding to enforce this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or any Transaction in any court other than any court of the United States located in the State and City of New York or any New York state or New York City court and (d) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or any Transaction.

                            [Signature Pages Follow]

     IN WITNESS WHEREOF, Parent, Parent L.P., Merger Sub, L.P. Merger Sub, the Company and Company L.P. have duly executed this Agreement, all as of the date first written above.

                                          SIMON PROPERTY GROUP, INC.


                                          By: /s/ David Simon
                                              -------------------------------
                                              Name:  David Simon
                                              Title: Chief Executive Officer


                                          SIMON PROPERTY GROUP, L.P.

                                          By:   SIMON PROPERTY GROUP, INC.,
                                                   its General Partner


                                          By: /s/ David Simon
                                              -------------------------------
                                              Name:  David Simon
                                              Title: Chief Executive Officer


                                          SIMON ACQUISITION I, LLC


                                          By: /s/ David Simon
                                              -------------------------------
                                              Name:  David Simon
                                              Title: President


                                          SIMON ACQUISITION II, LLC


                                          By: /s/ David Simon
                                              -------------------------------
                                              Name:  David Simon
                                              Title: President


                                          CHELSEA PROPERTY GROUP, INC.


                                          By: /s/ David C. Bloom
                                              ------------------------------
                                              Name:  David C. Bloom
                                              Title: Chief Exeuctive Officer


                                          CPG PARTNERS, L.P.

                                          By:   CHELSEA PROPERTY GROUP, INC.,
                                                   its General Partner


                                          By: /s/ David C. Bloom
                                              ------------------------------
                                              Name:  David C. Bloom
                                              Title: Chief Exeuctive Officer